UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

Weber Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION

Weber Inc.

1415 S. Roselle Road

Palatine, Illinois 60067

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This notice of written consent, pursuant to Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”), and appraisal rights, pursuant to Section 262 of the DGCL, and information statement (this “Information Statement”) is being furnished to the holders of Class A common stock, par value $0.001 per share (the “Class A Shares”), and Class B common stock, par value $0.00001 per share (the “Class B Shares” and, together with the Class A Shares, the “Common Shares”), of Weber Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger (as amended or otherwise modified in accordance with its terms, the “Merger Agreement”), dated as of December 11, 2022, by and among Ribeye Parent, LLC, a Delaware limited liability company (“Parent”), Ribeye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, a copy of which is attached as Annex A to this Information Statement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger (the “Surviving Corporation”). Upon consummation of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each Class A Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) Class A Shares held by BDT Capital Partners I-A Holdings, LLC and BDT WSP Holdings, LLC (the “Holdings Shares”), (ii) any Common Shares canceled pursuant to the Merger Agreement and (iii) each Class A Share and each Class B Share for which the holder thereof is not a Specified Holder (as defined below) and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL (such Common Shares, the “Dissenting Shares”)) will be converted into the right to receive an amount in cash equal to $8.05 per Class A Share, without interest (the “Merger Consideration”). Each Holdings Share that is issued and outstanding immediately prior to the Effective Time and all of the issued and outstanding Class B Shares (other than any Class B Shares canceled pursuant to the Merger Agreement and any applicable Dissenting Shares), as of the Effective Time, will be converted into an equal number of shares of Class A Shares and Class B Shares, respectively, of the Surviving Corporation and remain outstanding. Holders of Class B Shares and paired units of Weber HoldCo, LLC (“HoldCo”) had the right, pursuant to the Amended and Restated Limited Liability Company Agreement of HoldCo, as amended by the First Amendment to the HoldCo LLC Agreement, dated December 11, 2022 (the “HoldCo LLC Agreement”), to participate in the Merger by delivering a notice of participation on or prior to January 28, 2023, which is the date that is 11 days after the Company first filed this Information Statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Merger.

The board of directors of the Company (the “Board”) (acting in reliance upon the unanimous recommendation of a special committee of the Board, comprised solely of independent and disinterested directors (the “Special Committee”)) (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement (each as defined below), on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and in the best interests of the Company and its stockholders, excluding Byron D. Trott, BDT Capital Partners I-A Holdings, LLC and BDT WSP Holdings, LLC and BDT Family Holdings, LLC (collectively, the “Specified Holders”) and their respective affiliates, (ii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company or WSP LLC (as defined below), as applicable, of its obligations contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in the Merger Agreement and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Agreement Amendment and (iii) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders in accordance with the DGCL.

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”), dated August 5, 2021, the Company’s Amended and Restated Bylaws (the “Company Bylaws”), dated August 5, 2021, and the Stockholders Agreement (the “Stockholders Agreement”), dated August 9, 2021, by and among the Company, HoldCo and certain other parties set forth therein, by stockholders of the Company holding (i) a majority of the Class A Shares outstanding, (ii) a majority of (A) the Class B Shares outstanding and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement, and (iii) a majority of the Common Shares outstanding (the “Required Stockholder Approval”). Following the execution of the Merger Agreement, the Specified Holders, which on such date beneficially held (i) a majority of the Class A Shares outstanding, (ii) a majority of (A) the Class B Shares outstanding and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement, and (iii) a majority of the Common Shares outstanding, executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger (the “Written Consent”), thereby providing the Required Stockholder Approval for the Merger. A copy of the Written Consent is attached as Annex C to this Information Statement. As a result, no further action by the holders of Common Shares is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. This Information Statement is being mailed to the persons, other than the Specified Holders, who were the holders of record of Common Shares as of the close of business of December 11, 2022, being the date that the Written Consent was delivered to the Company. Under Section 228(e) of the DGCL, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of taking such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in subsection (c) of Section 228. This Information Statement shall constitute such Section 228(e) notice of stockholder action without a meeting.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of Common Shares, other than the Specified Holders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their Common Shares as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than twenty (20) days after the mailing of this Information Statement, which mailing date is                 , 2023, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in this Information Statement. This Information Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger. A copy of Section 262 of the DGCL is attached as Annex E to this Information Statement. We urge you to read this entire Information Statement carefully. If the Merger is completed, you will receive instructions regarding payment for your Common Shares.

BY ORDER OF THE BOARD OF DIRECTORS,

Alan D. Matula

Chief Executive Officer

Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this Information Statement. Any representation to the contrary is a criminal offense.

This Information Statement is dated                 , 2023 and is being mailed to stockholders on                 , 2023.

i

ii

SUMMARY

This summary highlights selected information from this Information Statement and may not contain all of the information that is important to you. To fully understand the Merger, as hereinafter defined and as described below, contemplated by the Merger Agreement and for a more complete description of the legal terms of the Merger, you should carefully read this entire Information Statement, the annexes attached to this Information Statement and the documents referred to or incorporated by reference in this Information Statement. We have included page references in parentheses to direct you to the appropriate place in this Information Statement for a more complete description of the topics presented in this summary. In this Information Statement, the terms “Company,” “Weber,” “we,” “us” and “our” refer to Weber Inc. All references in this Information Statement to terms defined in the notice to which this Information Statement is attached have the meanings provided in that notice. This Information Statement is dated                 , 2023 and is being mailed to our stockholders on                , 2023.

The Parties to the Merger Agreement (page [●])

The Company. The Company, headquartered in Palatine, Illinois, is the world’s leading barbecue brand. The Company’s founder, George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. The Company offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. The Company offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries. To learn more about the Company, please visit www.weber.com. The Company’s principal executive offices are located at 1415 S. Roselle Road, Palatine, Illinois 60067 and its telephone number is (847) 934-5700. Additional information about the Company is included in documents incorporated by reference into this Information Statement and our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [●].

The Class A Shares are listed with, and trade on, the New York Stock Exchange (“NYSE”) under the symbol “WEBR.”

Parent. Parent was formed in Delaware on November 23, 2022 solely for the purpose of entering into the Merger Agreement, consummating the Merger with the Company, entering into the BDT Bridge Loan Agreement (as defined below) and advancing the loans contemplated by the BDT Bridge Loan Agreement. Parent is directly owned by BDT Capital Partners Fund 3, L.P., BDT Capital Partners Fund 3 (TE), L.P., BDT Capital Partners Fund 3 (Del), L.P. and BDT Capital Partners Fund 3 (Lux) SCSp (collectively, the “BDT Fund 3 Parties”) and is an affiliate of BDT and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement and the loan agreement, dated December 11, 2022, by and among Weber-Stephen Products LLC, a Delaware limited liability company (“WSP LLC”), as borrower, and Parent, as designated lender and lender (the “BDT Bridge Loan Agreement”), the performance of its obligations thereunder and matters ancillary thereto. Parent’s principal executive offices are located at c/o BDT Capital Partners, LLC, 401 North Michigan Avenue, Suite 3100, Chicago, Illinois 60611 and its telephone number is (312) 660-7300.

Merger Sub. Merger Sub was formed in Delaware on November 23, 2022 solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Merger Sub is a wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o BDT Capital Partners, LLC, 401 North Michigan Avenue, Suite 3100, Chicago, Illinois 60611 and its telephone number is (312) 660-7300.

The Merger (page [●])

On December 11, 2022, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving the Merger. Unless otherwise set out in the Merger Agreement, because the Merger Consideration will be paid in cash, you will receive no equity interest in Parent in consideration for your Class A Shares, and after the Effective Time, you will not own any Class A Shares.

The Merger Consideration (page [●])

At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•

each Class A Share and each Class B Share that are owned by the Company as treasury shares and each Class A Share and each Class B Share that are owned by any direct or indirect wholly owned subsidiary of the Company, in each case issued and outstanding immediately prior to the Effective Time, will automatically be canceled without payment of any consideration therefor and cease to exist (the “Canceled Common Shares”);

•

each Class A Share and each Class B Share for which the holder thereof did not consent or vote in favor of the Merger Agreement and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will automatically be canceled (subject to the appraisal rights of such holders);

•

each Holdings Share and each Class B Share (other than the Canceled Common Shares and any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be unaffected by the Merger and continue to exist and remain outstanding as a Class A Share and a Class B Share, respectively, of the Surviving Corporation;

•

each Class A Share (other than (i) the Holdings Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time (such Class A Shares, the “Converted Shares”):

•	will automatically be canceled and converted into the right to receive $8.05 per share in cash, without interest;

•	will no longer be outstanding and cease to exist; and

•

each certificate formerly representing any such shares (each, a “Certificate”) or the applicable number of uncertificated shares represented by book-entry (each, a “Book-Entry Share”) will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement; and

•

each share of common stock of Merger Sub (each, a “Merger Sub Share”) issued and outstanding immediately prior to the Effective Time will automatically be converted into and become a number of authorized, validly issued, fully paid and nonassessable Class A Shares of the Surviving Corporation equal to (i) the number of Class A Shares issued and outstanding immediately prior to the Effective Time (other than the Holdings Shares or the Canceled Common Shares) divided by (ii) the number of Merger Sub Shares issued and outstanding as of immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding option to purchase Class A Shares (each, a “Company Option”), award of restricted stock units with respect to the Class A Shares (each, a “Company RSU Award”) and limited liability interest designated as a “Profit Unit” in HoldCo (each, a “Company Profits Unit Award”) and, collectively with Company Options and Company RSU Awards,

“Company Equity Awards”), in each case, whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that any Company RSU Award held by any director of the Company who is not an employee of the Company, Parent or any of their respective affiliates (a “Director RSU Award”) will instead accelerate in full and be canceled, with the holder thereof being entitled to receive, in respect of such cancelation, without interest, an amount in cash equal to (i) the number of Class A Shares subject to such Director RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

We encourage you to read the Merger Agreement, which is attached as Annex A to this Information Statement, as it is the legal document that governs the Merger and the other transactions contemplated thereby.

Recommendation of the Board; Reasons for the Merger (page [●])

After consideration of various factors as discussed in the section entitled “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page [●], the Special Committee unanimously resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)); and

•	to recommend that the Board:

•

approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•	recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company; and

•

authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment.

After consideration of various factors as discussed in the section entitled “The Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page [●], the Board, acting upon the unanimous recommendation of the Special Committee, resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries));

•

to approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•	to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company; and

•

to authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment.

Required Stockholder Approval for the Merger (page [●])

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company Charter, the Company Bylaws and the Stockholders Agreement, by stockholders of the Company holding (i) a majority of the Class A Shares outstanding, (ii) a majority of (A) the Class B Shares outstanding and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement and (iii) a majority of the Common Shares outstanding. As of December 11, 2022, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 53,738,392 Class A Shares outstanding, 234,476,377 Class B Shares outstanding and 288,214,769 Common Shares outstanding. Holders of Common Shares are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On December 11, 2022, following the execution of the Merger Agreement, the Specified Holders, which on such date beneficially owned 30,240,685 Class A Shares, 178,422,939 Class B Shares and 208,663,624 Common Shares representing approximately 56.3% of the then outstanding Class A Shares, approximately 76.1% of the then-outstanding Class B Shares and approximately 72.4% of the then-outstanding Common Shares, respectively, delivered the Written Consent. No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No further action by the stockholders of the Company is required to complete the Merger and all requisite corporate action by and on behalf of Parent and Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Centerview (page [●] and Annex B)

The Special Committee retained Centerview Partners LLC, which is referred to in this Information Statement as “Centerview,” as financial advisor to the Special Committee in connection with the Transactions, including the Merger. In connection with this engagement, the Special Committee requested that Centerview evaluate the fairness, from a financial point of view, to the holders of Class A Shares (other than (i) the Holdings Shares, (ii) Class A Shares owned by the Company as treasury shares, (iii) Dissenting Shares and (iv) Class A Shares held by the Specified Holders and their respective affiliates, (the shares referred to in clauses (i) through (iv), together with any Class A Shares held by any affiliate of the Company or Parent, are collectively referred to as “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the caption

“The Special Factors—Opinion of Centerview” beginning on page [●] of this Information Statement)) of the Merger Consideration proposed to be paid to such holders, solely in their capacity as holders of Class A Shares, pursuant to the Merger Agreement. On December 10, 2022, Centerview rendered to the Special Committee its oral opinion, which was subsequently confirmed by delivery of a written opinion, dated December 10, 2022, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated December 10, 2022, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of Class A Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transactions and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Financing (page [●])

Parent expects to obtain the amount of funds necessary to complete the Transactions through a cash contribution from the BDT Fund 3 Parties pursuant to an Equity Commitment Letter, dated as of December 11, 2022, by and among Parent and the BDT Fund 3 Parties, under which, subject to the terms and conditions thereof, the BDT Fund 3 Parties will provide equity financing in an aggregate amount of up to $886 million to Parent in connection with the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to the Merger Agreement, as well as a limited guarantee subject to a cap of $11 million of Parent and Merger Sub’s obligations in respect of any monetary damages required to be paid to the Company in accordance with the Merger Agreement.

For more information on Parent’s financing arrangements for the Merger, see the sections entitled “Special Factors—Financing of the Merger” beginning on page [●] of this Information Statement.

The Merger Agreement (page [●] and Annex A)

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable law) at or prior to the closing, of the following conditions:

•	the Required Stockholder Approval having been obtained in accordance with applicable law and the Company Charter and the Company Bylaws;

•

no judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction that is in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger;

•

at least 20 calendar days have elapsed since the Company mailed to the stockholders of the Company this Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated thereunder); and

•

the waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”) has expired or early termination thereof has been granted.

The Written Consent was delivered to the Company following the execution of the Merger Agreement, and as a result, the first closing condition listed above has been satisfied. Additionally, as described in the section entitled “The Special Factors—Regulatory Approvals” beginning on page [●], following the execution of the Merger Agreement, the Company, Parent and Merger Sub entered into that certain letter agreement (the “HSR Waiver Letter”), dated January 10, 2023, which is attached as Annex D and is incorporated herein by reference, whereby each party confirmed the waiver of the fourth closing condition listed above.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or written waiver by Parent, if permissible under applicable law, at or prior to the closing of the following conditions:

•

the representations and warranties of the Company must be true and correct as of the closing as though made on and as of such time in the manner described in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page [●];

•

the Company having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and

•

the receipt by Parent of a certificate signed on behalf of the Company by an executive officer of the Company (in such executive officer’s capacity as such and without personal liability) certifying that each of the conditions specified above have been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the closing of the following conditions:

•

the representations and warranties of Parent and Merger Sub must be true and correct as of the closing as though made on and as of such time in the manner described in the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page [●];

•

each of Parent and Merger Sub having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Date; and

•

the receipt by the Company of a certificate signed on behalf of Parent by an executive officer of Parent (in such executive officer’s capacity as such and without personal liability) certifying that each of the conditions specified above have been satisfied.

No Solicitation; Superior Proposal and Change of Recommendation

The Company has agreed that it will and will cause each of its subsidiaries and its and their officers, employees and directors to, and will instruct and direct its other representatives to:

•	immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal or a financing proposal;

•	from the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement) not, directly or indirectly,

•	solicit, initiate or knowingly encourage or knowingly facilitate the making of a takeover proposal or a financing proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or access to its properties or assets for the purpose of encouraging or facilitating, a takeover proposal or a financing proposal, or

•

enter into any definitive agreement with respect to any takeover proposal or a financing proposal, except that, if the closing has not occurred on or prior to the date that is 30 days prior to June 11, 2023, the Company and any of its subsidiaries and its and their officers, employees, directors and representatives may, with the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Parent, solicit, initiate and knowingly encourage and knowingly facilitate the making of a financing proposal and engage in or otherwise participate in any discussions and negotiations regarding, and furnish to any other person any information and access to its properties and assets for the purpose of encouraging or facilitating, a financing proposal; and

•

not terminate, waive, amend, release or modify any provision of any existing standstill or similar agreement to which it or one of its subsidiaries is a party, except that prior to the delivery and effectiveness of the Written Consent, if after consultation with, and taking into account the advice of, outside legal counsel, the Board or the Special Committee determined that the failure to take such action would have been inconsistent with the directors’ fiduciary duties under applicable law, the Company was permitted to waive any such standstill provision.

By virtue of the delivery of the Written Consent following the execution of the Merger Agreement, the provisions of the Merger Agreement with respect to the Board or the Special Committee’s ability to (i) withhold, withdraw or modify in a manner adverse to Parent its recommendation, (ii) recommend, approve or adopt any alternative acquisition proposal or (iii) terminate the Merger Agreement in connection with a material event, change or circumstance with respect to the Company are no longer applicable.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company.

In addition, the Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

•

the Merger is not consummated on or prior to June 11, 2023 (the “Outside Date”), except that this right will not be available to any party if the failure of such party to perform in all material respects any of its obligations under the Merger Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms of the Merger Agreement, was the primary cause of or primarily resulted in the failure of the Merger to be consummated on or prior to such date, unless such obligations have been waived; or

•

any judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise making illegal, preventing or prohibiting consummation of the Merger is in effect and has become final and nonappealable, except if the party seeking to terminate the Merger Agreement has performed in all material respects its obligations under the Merger Agreement and used its reasonable best efforts to prevent the entry of and to remove such judgment or law in accordance with its obligations under the Merger Agreement.

The Merger Agreement also provides that Parent may terminate the Merger Agreement, if the Company breaches any of its representations or warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that Parent will not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to the consummation of the Merger.

The Merger Agreement also provides that the Company may terminate the Merger Agreement if:

•

Parent or Merger Sub breaches any of its representations or warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to consummation of the Merger and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that the Company will not have the right to terminate the Merger Agreement if the Company is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to consummation of the Merger; or

•

(i) the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of termination of the Merger Agreement), (ii) the Company has confirmed by written irrevocable notice to Parent that all conditions to the Company’s obligations to effect the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of such notice) or that it is willing to waive any unsatisfied conditions, (iii) the Merger is required to be consummated pursuant to the Merger Agreement and (iv) Parent and Merger Sub fail to consummate the Merger within five business days after the later of (A) receipt by Parent of the notice referred to in the foregoing clause (ii) and (B) the date the Merger was required to be consummated pursuant to the Merger Agreement; except that no party will be permitted to terminate the Merger Agreement during such five-business-day period contemplated by the foregoing clause (iv).

The Merger Agreement also provides a termination right for (i) Parent if, prior to the delivery of the Written Consent, an adverse recommendation change occurred, and (ii) the Company (A) if the duly executed Written Consent is not received by the Company or the Merger Sub Shareholder Approval (as defined below) is not received by the Company, in each case, within 24 hours of signing the Merger Agreement or (B) prior to the delivery of the Written Consent, in connection with entering into an agreement relating to any alternative acquisition proposal, if prior to or concurrently with such termination, the Company pays or causes to be paid a termination fee. These termination rights are no longer exercisable because the Written Consent and Merger Sub Shareholder Approval were delivered to the Company following the execution of the Merger Agreement. Additionally, as described in the section entitled “The Special Factors—Regulatory Approvals” beginning on page [●], following the execution of the Merger Agreement, the Company, Parent and Merger Sub entered into the HSR Waiver Letter, whereby each party confirmed the waiver of certain termination rights.

Interests of Our Directors and Executive Officers in the Merger (page [●])

You should be aware that the Company’s executive officers and directors have interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the section entitled “The Special Factors—Interests of Our Directors and Executive Officers in the Merger” beginning on page [●].

Material United States Federal Income Tax Consequences of the Merger (page [●])

The exchange of Class A Shares for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page [●]) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) the adjusted tax basis of the surrendered Class A Shares.

A Non-United States Holder (as defined in “The Special Factors—Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Class A Shares pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Class A Shares should read the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page [●] for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger.

Regulatory Approvals (page [●])

Under the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has agreed to cooperate with the other parties and use (and to cause its respective subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the Merger Agreement) to, among other things, promptly take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing set forth in the Merger Agreement applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions.

Following the execution of the Merger Agreement, the Company, Parent and Merger Sub determined that no filing is required by the HSR Act in connection with the Transactions. Accordingly, the Company, Parent and Merger Sub entered into the HSR Waiver Letter, whereby each party confirmed the waiver of:

•

any inaccuracies in the representations and warranties of the Company or Parent and Merger Sub as they may relate to compliance with the requirements of the HSR Act and references to such requirements in the definition of “Governmental Approvals” in the Merger Agreement and certain conditions and termination rights set forth in the Merger Agreement to the extent such conditions are not satisfied or such rights arise, as applicable, due to such inaccuracies;

•

the obligation of each party to the Merger Agreement to, pursuant to the Merger Agreement, prepare and file promptly the notification and related materials required by the HSR Act and certain conditions and termination rights set forth in the Merger Agreement to the extent such conditions are not satisfied or such rights arise, as applicable, due to the nonperformance or noncompliance with such obligation; and

•

the condition that the respective obligations of the Company, Parent and Merger Sub to effect the Merger is subject to the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act.

Procedures for Receiving Merger Consideration (page [●])

As soon as practicable after the Effective Time (but in no event later than three business days thereafter), the Surviving Corporation or Parent will cause the paying agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal specifying that delivery of a Certificate will be effected, and risk of loss and title to such Certificate will pass, only upon delivery of such Certificate to the paying agent (which will be in such form and have such other customary provisions as the Surviving Corporation may specify, subject to Parent’s consent (which will not be unreasonably withheld, conditioned or delayed)) and (ii) instructions setting forth the procedures for holders of Certificates to receive the applicable Merger Consideration and any dividends or other distributions to which they are entitled pursuant to the Merger Agreement.

Upon the completion of such applicable procedures by a holder and surrender of such holder’s Certificate, and without any action by any holder of record of Book-Entry Shares, the paying agent will deliver to such holder (other than to any holder in respect of Dissenting Shares) (i) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (ii) cash in an amount (after giving effect to any required tax withholdings) equal to the number of Converted Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration to which such holder is entitled, and such Certificates or Book-Entry Shares will be canceled.

Governing Law

The Merger Agreement and any claim, cause of action or other action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of the Merger Agreement or the Transactions, or the negotiation, execution or performance of the Merger Agreement, will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Appraisal Rights (page [●] and Annex E)

Pursuant to Section 262 of the DGCL, if the Merger is completed, stockholders of the Company (other than the Specified Holders) have the right to demand an appraisal of, and be paid the “fair value” of, their Common Shares as determined by the Delaware Court of Chancery, together with interest, if any, on the amount determined to be the fair value, instead of receiving the per share Merger Consideration, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. The judicially determined fair value under Section 262 could be greater than, equal to or less than the $8.05 per share that holders of Class A Shares are entitled to receive in the Merger. In order to exercise your appraisal rights, you must submit a written demand for an appraisal of your shares no later than 20 days after the date of mailing of this Information Statement, which mailing date is     , 2023, and precisely comply with other procedures set forth under Section 262 of the DGCL. In addition, even if you comply with such procedures in seeking to exercise your appraisal rights in connection with the Merger, the Delaware Court of Chancery will dismiss any such appraisal proceedings as to any holder of such shares who is otherwise entitled to appraisal rights unless (i) the total number of such holder’s Common Shares entitled to appraisal exceeds 1% of the outstanding Common Shares, or (ii) the value of the consideration provided in the Merger for such holder’s Common Shares exceeds $1 million.

For a summary of appraisal rights, see the section entitled “Appraisal Rights” beginning on page [●]. A copy of Section 262 of the DGCL is attached as Annex E to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising appraisal rights, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Section 262 will result in loss of the right of appraisal.

Transaction Litigation (page [●])

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Market Information, Dividends and Certain Transactions in the Class A Shares (page [●])

On August 9, 2021, the Company closed its initial public offering (the “IPO”) of 17,857,143 Class A Shares at a price of $14.00 per share, generating aggregate net proceeds of approximately $250 million. The Class A Shares are listed on the NYSE under the trading symbol “WEBR.” As of December 11, 2022, 53,738,392 Class A Shares were issued and outstanding. The Company’s book value per Class A Share as of September 30, 2022 was $(7.76), calculated by dividing total equity (deficit) at $(411,936) by the total number of Class A Shares outstanding on September 30, 2022, 53,102,598 Class A Shares. Since the date of our IPO, we have paid a dividend of $0.04 per share to holders of Class A Shares on December 17, 2021, March 18, 2022 and June 17, 2022. On July 25, 2022, the Company announced that the Board has suspended the quarterly cash dividend. The terms of the Merger Agreement do not allow us to declare or pay a dividend between December 11, 2022 and the earlier of the consummation of the Merger or the termination of the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the section entitled “Summary” beginning on page [●] and the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this Information Statement, without charge, by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [●].

Q:	What is the proposed transaction and what effects will it have on the Company?

A:

The proposed transaction is the acquisition by Parent of all of the Class A Shares (other than (i) the Holdings Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time through the merger of Merger Sub and the Company on the terms and subject to the conditions set forth in the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived (to the extent waivable) and subject to the other terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the Surviving Corporation of the Merger and will cease to be a publicly traded company.

Q:	What will I receive in the Merger?

A:

Upon completion of the Merger and subject to the terms and conditions set forth in the Merger Agreement, you will receive the Merger Consideration equal to $8.05 in cash, without interest and less any required withholding taxes, for each Class A Share that you own, unless you are entitled to demand and properly demand appraisal pursuant to, and in a manner that complies with, Section 262 of the DGCL, and do not withdraw or otherwise lose the right to appraisal pursuant to the DGCL. For example, if you own 100 Class A Shares, you will receive $805.00 in cash for your Class A Shares without interest and less any required withholding taxes. Upon completion of the Merger, subject to the rights of Company Equity Awards (if applicable), you will not own any equity in the Surviving Corporation.

Holders of Class B Shares and paired units of HoldCo had the right pursuant to the HoldCo LLC Agreement to participate in the Merger by delivering a notice of participation on or prior to January 28, 2023, which is the date that is 11 days after the Company first filed this Information Statement with the SEC in connection with the Merger, by delivering notice (a “Participation Notice”) to the Company indicating the number of HoldCo units such holder wishes to exchange. Each Participation Notice shall be effective immediately prior to the consummation of the Merger (and, for the avoidance of doubt, shall be contingent upon the consummation of the Merger and not be effective if the Merger is not consummated) and shall set forth the number of HoldCo units and paired Class B Shares in respect of which the holder wishes to participate in the Merger. Immediately prior to the consummation of the Merger, the Company shall redeem from each holder of HoldCo units and paired Class B Shares who timely delivered a Participation Notice the number of HoldCo units and paired Class B Shares set forth therein in exchange for an equal number of Class A Shares and, upon the consummation of the Merger, such Class A Shares will be converted into the right to receive Merger Consideration pursuant to the terms and subject to the conditions set forth in the Merger Agreement.

Q:	What happens to Company Equity Awards if the Merger is completed?

A:

At the Effective Time, each Company Equity Award, whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that any Director RSU Award will instead accelerate in full and be canceled, with the holder thereof being entitled to receive, in respect of such cancelation, without interest, an amount in cash equal to (i) the number of Class A Shares subject to such Director RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

On December 9, 2022, prior to the execution of the Merger Agreement, the Compensation Committee of the Board took all necessary actions to terminate the Company Employee Stock Purchase Plan (the “Company ESPP”). As a result, all accumulated contributions to the Company ESPP were refunded to participants, and the participants no longer have any right to receive Class A Shares pursuant to the Company ESPP.

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions set forth in the Merger Agreement. Completion of the Merger is currently expected to occur in the first half of 2023, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, stockholders will not receive any payment for their Class A Shares in connection with the Merger. Additionally, the Company will remain a publicly traded company, and Class A Shares will continue to be traded on the NYSE.

Q:	Why am I not being asked to vote on the Merger?

A:

To effect the Merger, Section 228 and Section 251 of the DGCL, the Company Charter, the Company Bylaws and the Stockholders Agreement require the adoption of the Merger Agreement by stockholders of the Company holding (i) a majority of the Class A Shares outstanding, (ii) a majority of (A) the Class B Shares outstanding and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement and (iii) a majority of the Common Shares outstanding. The Company Charter permits stockholders to act by written consent in certain circumstances, including in connection with the approval of transactions such as the Merger. On December 11, 2022, following the execution of the Merger Agreement, the Specified Holders, which on such date beneficially held (i) a majority of the Class A Shares outstanding, (ii) a majority of (A) the Class B Shares outstanding and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement and (iii) a majority of the Common Shares outstanding, executed and delivered to the Company the Written Consent, thereby providing the required stockholder approval for the Merger. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Why did I receive this Information Statement?

A:

Applicable laws and securities regulations require us to provide you with notice of the Written Consent that was delivered by the Specified Holders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This Information Statement also constitutes notice to you of the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this Information Statement as Annex E.

Q:	What did the Special Committee determine and recommend to the Board?

A:	The Special Committee unanimously resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)); and

•	to recommend that the Board:

•

approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•	recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company; and

•

authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment.

Q:	Did the Board approve and recommend the Merger Agreement?

A:	Yes. Among other things, the Board (acting on the unanimous recommendation of the Special Committee) resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries));

•

to approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•	to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company; and

•

to authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment.

Q:	What happens if I sell my shares before the completion of the Merger?

A:

If you transfer your Class A Shares before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your Common Shares, as applicable, through the Effective Time.

Q:	How do I surrender my Book-Entry Shares held by the Company’s transfer agent, American Stock Transfer & Trust Company, LLC?

A:

Without any action by any holder of record of Book-Entry Shares, the Surviving Corporation will direct the paying agent to mail to each holder of record of Book-Entry Shares (i) a notice of effectiveness of the Merger and (ii) cash in an amount, less any required withholding taxes, equal to the number of Book-Entry Shares held by such holder immediately prior to the Effective Time multiplied by the Merger Consideration and such Book-Entry Shares shall forthwith be canceled.

Q:	Should I send in my Certificates or other evidence of ownership now?

A:

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Class A Shares for the Merger Consideration. If your Class A Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your Certificates now.

Q:	What happens to my Class A Shares held by my broker?

A:

Your broker generally will handle cashing out all Class A Shares that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to any conditions?

A:

Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must satisfy or, if permissible, waive several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See the section entitled “The Merger Agreement—Conditions to Consummation of the Merger” beginning on page [●].

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Common Shares?

A:

Yes. Company stockholders who are not Specified Holders and who are entitled to demand and properly demand appraisal pursuant to, and in a manner that complies with, Section 262 of the DGCL, and do not withdraw or otherwise lose the right to appraisal pursuant to the DGCL are entitled to appraisal rights in connection with the Merger with respect to their Common Shares. See the section entitled “Appraisal Rights” beginning on page [●].

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:

The Company’s rights to provide non-public information and engage in negotiations or discussions with third parties and to make an adverse recommendation change ceased upon the delivery of the Written Consent following the execution of the Merger Agreement.

Prior to the delivery of the Written Consent, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited takeover proposal that would reasonably be expected to lead to a superior proposal.

Additionally, prior to the delivery of the Written Consent, the Board, Special Committee or other committee of the Board was allowed to make an adverse recommendation change in response to an intervening event or a takeover proposal, in each case, under certain specified circumstances and after complying with certain specified procedural requirements.

Q:	Will I owe taxes as a result of the Merger?

A:

The exchange of Class A Shares for the Merger Consideration pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving the Merger Consideration generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of the Merger Consideration that such United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) the adjusted tax basis of the surrendered Class A Shares.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Company Common Stock pursuant to the Merger, unless such holder has certain connections to the United States, but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder.

Holders of Class A Shares should read the section entitled “The Special Factors—Material United States Federal Income Tax Consequences of the Merger” beginning on page [●] for a more detailed description of the United States federal income tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular situation. Holders are urged to consult their own tax advisors about the U.S. federal, state, local and non-U.S. tax consequences of the Merger.

Q:	Where can I find more information about the Company?

A:

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to the section entitled “Where You Can Find More Information” beginning on page [●].

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, please contact our Investor Relations Department at investors@weber.com. If your broker holds your Common Shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement, and the documents to which we refer you in this Information Statement, contain forward-looking statements including, without limitation, statements regarding forecasts and projections as described in the section entitled “The Special Factors—Certain Company Financial Forecasts” beginning on page [●]. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements.

All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•	risks associated with Transactions, including the Merger, generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents;

•	the failure to consummate or delay in consummating the Merger for other reasons;

•	the risk that a condition to closing of the Merger may not be satisfied;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that may be instituted following announcement of the Merger;

•	failure of Parent to obtain the financing required to consummate the Merger;

•	failure to retain key management and employees of the Company;

•	unfavorable reaction to the Merger by customers, competitors, suppliers and employees;

•

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; and

•

additional factors discussed in the Company’s filings with the SEC, including in our Annual Report on Form 10-K (which is incorporated by reference herein), and the Rule 13e-3 Transaction Statement on Schedule 13E-3 to be filed by the Company, Parent and certain other persons with respect to the Transactions (including all exhibits and any amendments or supplements thereto, the “Schedule 13E-3”).

We believe that the assumptions on which our forward-looking statements are based are reasonable. All subsequent written and oral forward-looking statements concerning the Transactions, including the Merger, or other matters addressed in this Information Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this Information Statement or the date of any document incorporated by reference in this document. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Weber Inc.

1415 S. Roselle Road

Palatine, Illinois 60067

Phone: (847) 934-5700

The Company, headquartered in Palatine, Illinois, is the world’s leading barbecue brand. The Company’s founder, George Stephen, Sr., established the outdoor cooking category when he invented the original kettle charcoal grill 70 years ago. The Company offers a comprehensive, innovative product portfolio, including charcoal, gas, pellet and electric grills, smokers, and accessories designed to help outdoor cooking enthusiasts discover what’s possible. The Company offers its barbecue grills and accessories, services, and experiences to a passionate community of millions across 78 countries. To learn more about the Company, please visit www.weber.com. Additional information regarding the Company is contained in our filings with the SEC, copies of which may be obtained without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page [●].

The Class A Shares are listed with, and trade on, the NYSE under the symbol “WEBR”.

Parent

Ribeye Parent, LLC

c/o BDT Capital Partners, LLC

401 North Michigan Avenue, Suite 3100

Chicago, Illinois 60611

Phone: (312) 660-7300

Parent was formed in Delaware on November 23, 2022 solely for the purpose of entering into the Merger Agreement, consummating the Merger with the Company, entering into the BDT Bridge Loan Agreement and advancing the loans contemplated by the BDT Bridge Loan Agreement. Parent is directly owned by the BDT Fund 3 Parties and is an affiliate of BDT and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement and the BDT Bridge Loan Agreement, the performance of its obligations thereunder and matters ancillary thereto.

Merger Sub

Ribeye Merger Sub, Inc.

c/o BDT Capital Partners, LLC

401 North Michigan Avenue, Suite 3100

Chicago, Illinois 60611

Phone: (312) 660-7300

Merger Sub was formed in Delaware on November 23, 2022 solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company. Merger Sub is a wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations thereunder and matters ancillary thereto. Upon consummation of the Merger, Merger Sub will cease to exist.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROLLING PERSONS OF THE COMPANY

Neither the Company nor, to the knowledge of the Company, any of the Company’s directors or executive officers listed below has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither the Company nor, to the knowledge of the Company, any of the Company’s directors or executive officers listed below has during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

Directors

Kelly D. Rainko has served as Non-Executive Chair of the Board since July 2021. Prior to the reorganization in connection with the Company’s IPO in August 2021, she served as a director of WSP LLC since December 2010. Ms. Rainko is a Partner at BDT & MSD Holdings, L.P. Ms. Rainko has more than 20 years of experience advising and investing with closely held companies. Prior to joining the predecessor of BDT & MSD Holdings, L.P. at its founding in 2009, she worked at Goldman Sachs in the Closely Held effort within the Investment Banking Division. Her experience with closely held companies began with her work as a third-generation member in her family’s garden center business. Ms. Rainko serves as a board member of SAFE Project and a trustee of the Lincoln Park Zoo in Chicago. She previously served as a director of Peet’s Coffee and Caribou Coffee, a board observer of KIND Healthy Snacks, and an advisory director of Cox Automotive. Ms. Rainko received a BBA from the University of Michigan, and an MBA from the Kellogg School of Management at Northwestern University.

Susan T. Congalton has served as a Director of the Company since July 2021 and prior to that of WSP LLC since January 2016. Ms. Congalton served as Chairman and CEO of California Amforge Corporation, a metal forging company principally serving the commercial and military aerospace industries, from 2002 through 2019. Prior to that, she engaged in business consulting and private investments; served as Senior Vice President- Finance and Law, CFO and General Counsel of Carson Pirie Scott & Company in Chicago, Illinois; and was a Partner in the New York law firm of Reavis & McGrath, where she specialized in corporate and venture capital transactions. Ms. Congalton previously served as a Director of BMO-Harris Financial Corp., where she chaired the Audit and Governance Committees, and as a Director of Pulitzer Inc. Ms. Congalton received a J.D. from Georgetown University Law Center, and a B.A. from Loretto Heights College.

Elliott Hill has served as a Director of the Company since July 2021 and prior to that of WSP LLC since August 2020. Mr. Hill currently serves as an Advisor to BDT Capital Partners and as a director of Rather Outdoors and Tecovas, Inc. Mr. Hill previously worked at Nike from 1988 to 2020, most recently as President, Consumer & Marketplace from March 2018 to August 2020. Other roles during Mr. Hill’s time at Nike consist of leadership positions in Sales and Retail including Apparel Sales Director in Europe; Retail Development Director for EMEA; Vice President of Sales and Retail in EMEA; Vice President and General Manager of US Retail; Vice President of U.S. Sales, Retail and Nike.com; Corporate Vice President of Global Retail; and President of Nike North America. Mr. Hill received a BS in Kinesiology from Texas Christian University in 1986 and a Master’s Degree in Sports Administration from Ohio University in 1988.

Martin McCourt has served as a Director of the Company since July 2021 and prior to that of WSP LLC since January 2019. From 1996 to 2012, Mr. McCourt served as Director and as Chief Executive Officer of Dyson where he transformed the company from single product, single market producer into a global appliance leader. Mr. McCourt also serves as a BDT Operating Partner. Mr. McCourt previously held leadership positions at Mars, Duracell, Toshiba and Pelikan. Mr. McCourt currently serves as Chairman of Simon Technologies, a subsidiary of Pure Electric; Director of Tharsus; Chairman of Free Flow Technologies; and Chairman of Lightfoot. Mr. McCourt has served on the Boards of other companies and organizations in the past, including as Chairman, at companies such as Learning Curve Group, Headbox, Your Life, Glen Dimplex, Dudson, Venture Founders, CAP, CliniSys Group, Dutch Ophthalmic Research Centre and Equatex.

Melinda R. Rich has served as a Director of the Company since July 2021. Ms. Rich currently serves as Vice Chairman of Rich Products Corporation, and sits on the company’s Board of Directors, including as Chairperson for the Finance and Audit Committee and Compensation and Organization Committee. Ms. Rich is Executive Vice Chairman of Rich Entertainment Group. She joined Rich Products Corporation in 1985 and worked in various roles as part of the leadership team including President, Rich Entertainment Group and Executive Vice President of Innovation. Ms. Rich serves as a Director of M&T Bank, including as a member of their Nomination, Compensation and Governance Committee; she is a Partner in Grove Entertainment, an Advisor to BDT Capital Partners, a member of the Cleveland Clinic Board of Directors and serves on the Rock and Roll Hall of Fame + Museum Board of Trustees, including as a member of their Executive Committee and Co-Chair of the Marketing Committee.

James C. Stephen has served as a Director of the Company since July 2021. Prior to that, he served as Executive Chairman of WSP LLC since 2013 and was a member of its board since it was formed in 2010. Mr. Stephen is currently a Director of Bemis Manufacturing Company, a Director of Cornerstone National Bank and a member of the Board of Trustees for the University of Chicago Hospitals. Mr. Stephen served as President and CEO of WSP LLC and its predecessor from 1992 to 2013.

Magesvaran Suranjan has served as a Director of the Company since July 2021. Mr. Suranjan currently serves as President—Asia Pacific, Middle East, and Africa of Procter & Gamble. Mr. Suranjan joined Procter & Gamble in 1994 and has worked in various roles as part of the leadership team, including President, Asia Pacific Selling & Market Operations and Vice President, Asia Home Care, Personal Power, and Australasia, Japan and Korea Oral Care. Mr. Suranjan serves as a Director of the U.S.-India Business Council, a Director of the Singapore Economic Development Board, including as a member of its Finance Committee, a Member of the Advisory Board of the Lee Kong Chan School of Business at Singapore Management University and as a Member of the Advisory Board for the Center of Emerging Markets at Northeastern University. Mr. Suranjan received a B.Sc. with Honors in Accounting from Indiana University, Bloomington, in 1989 and an M.B.A. in Finance & Marketing from the University of Chicago in 1994.

Executive Officers

Alan D. Matula has served as Chief Executive Officer of the Company since December 16, 2022 and previously as Interim Chief Executive Officer of the Company since July 24, 2022. Mr. Matula served as Chief Information Officer of the Company and previously WSP LLC since 2015. In March 2022, Mr. Matula was appointed as Chief Technology Officer of the Company, leading the Company’s R&D organization, IoT and digital initiatives, as well as global IT organization. Prior to the Company, Mr. Matula worked for the Royal Dutch Shell plc organization for over 35 years, including as Chief Information Officer from 2006 to 2015. Mr. Matula received a Bachelor of Business degree in Qualitative Business Analysis from Indiana University in 1982, and an Executive MBA at Houston Baptist University.

William J. Horton has served as Chief Financial Officer of the Company and previously WSP LLC since June 2018. Prior to joining the Company, Mr. Horton served as Division CFO for a number of business units within Jarden Corporation, prior to its merger with Newell Rubbermaid, from 2009 to 2016. After the acquisition, under Newell Brands, Mr. Horton was CFO of the company’s largest division, Rubbermaid Commercial Products, from 2016 to 2018. Mr. Horton achieved the rank of Captain in the U.S. Air Force, serving from 1989 to 1994 at Wright-Patterson Air Force Base in Dayton, Ohio. Mr. Horton has served as a Director of Rather Outdoors since February 2020. Mr. Horton received a BA in Mathematics from Miami University in 1989, and an MBA in Finance from Wright State University in 1994. On December 16, 2022, the Company announced that Mr. Horton informed the Company of his decision to resign from his position as Chief Financial Officer of the Company, effective January 31, 2023.

Michael G. Jacobs has served as Chief Operating Officer of the Company since November 18, 2021. Prior to his promotion, Mr. Jacobs served as Chief Supply Chain Officer of the Company and previously WSP LLC since September 2020. Mr. Jacobs’ previous roles at the Company include Executive Vice-President, Supply Chain & Operations from September 2018, Senior Vice President, Supply Chain from February 2016; and Vice President, Purchasing from 2014. Mr. Jacobs received a BA in Economics from Valparaiso University in 1992 and an MBA from Loyola University in 1994.

Erik Chalut has served as General Counsel and Secretary of the Company since October 1, 2022. He previously served as Deputy General Counsel of the Company from August 2021 to September 2022. Prior to joining the Company, Mr. Chalut served as Corporate Counsel at Kellogg Company in Battle Creek, Michigan from 2014 to 2021, focusing on M&A, securities, governance, venture capital and other corporate matters. He previously spent 15 years in private practice, including 10 years at Kirkland & Ellis LLP, where he was named Partner in 2006. Mr. Chalut received his BA in History from Michigan State University in 1996 and his J.D. from the University of Michigan Law School in 1999. Mr. Chalut is admitted to practice in the State of Illinois.

Jennifer Bonuso has served as President, Americas since August 18, 2022. She previously served as Senior Vice President and General Manager, Global Product of the Company and as Global Head of Product Management of the Company. Prior to joining the Company, Ms. Bonuso led the global Consumer Business for the Honeywell/Resideo spin off. She also spent 11 years with Whirlpool working on the Jenn-Air, KitchenAid, Whirlpool and Maytag brands, holding various leadership positions in product sales, marketing, consumer products business unit and the innovation lab. Ms. Bonuso is the co-owner of five patents and began her career with Hormel Foods. Ms. Bonuso received a BA in Marketing from the University of Northern Iowa in 2000 and an MBA from the University of Tennessee at Chattanooga in 2006.

Steffen Hahn, PhD has served as President, EMEA since December 1, 2021. Prior to this, he served as Senior Vice President—EMEA Commercial for the Company and previously WSP LLC since March 2020. Prior to this, Dr. Hahn served as a management consultant at McKinsey & Company from 2013. Dr. Hahn received an M.Sc. in Production Management from Chalmers University of Technology in 2000, a Dipl.-Ing in Industrial Engineering from Technical University of Berlin in 2003, and a PhD in Consumer Behavior from University of St. Gallen, Switzerland in 2012.

Controlling Persons

BDT WSP Holdings, LLC is a Delaware limited liability company whose principal business is to own a direct interest in the Company and HoldCo.

BDT Capital Partners I-A Holdings, LLC, a Delaware limited liability company, is a holding company that owns a direct interest in the Company.

BDTCP GP I, LLC, a Delaware limited liability company, is the managing member of BDT Capital Partners I-A Holdings, LLC.

BDT Capital Partners Fund 3, L.P., a Delaware limited partnership, is a private investment fund that owns a direct interest in Parent and an indirect interest in Merger Sub.

BDT Capital Partners Fund 3 (TE), L.P., an exempted limited partnership formed under the laws of the Cayman Islands, is a private investment fund that owns a direct interest in Parent and an indirect interest in Merger Sub.

BDT Capital Partners Fund 3 (Del), L.P., a Delaware limited partnership, is a private investment fund that owns a direct interest in Parent and an indirect interest in Merger Sub.

BDT Capital Partners Fund 3 (Lux) SCSp, a special limited partnership (société en commandite spéciale) formed under the laws of the Grand Duchy of Luxembourg, is a private investment fund that owns a direct interest in Parent and an indirect interest in Merger Sub.

BDTCP GP 3, L.P., a Cayman Islands exempted limited partnership, is the general partner of BDT Capital Partners Fund 3, L.P.

BDTCP 3-A (DEL), LLC, a Delaware limited liability company, is the general partner of BDT Capital Partners Fund 3 (Del), L.P.

BDTCP GP 3-A, L.P., a Cayman Islands exempted limited partnership, is the general partner of BDT Capital Partners Fund 3 (TE), L.P and the managing member of BDTCP 3-A (DEL), LLC.

BDTCP GP 3-A (Lux) S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) formed under the laws of the Grand Duchy of Luxembourg, is the general partner of BDT Capital Partners Fund 3 (Lux) SCSp.

BDTCP GP 3, Co., a Cayman Islands exempted company, is the general partner of BDTCP GP 3, L.P. and BDTCP GP 3-A, L.P.

BDT Capital Partners, LLC, a Delaware limited liability company whose principal business is as a private capital investment firm, is the managing member of BDTCP GP I, LLC and the sole stockholder of BDTCP GP 3, Co. and BDTCP GP 3-A (Lux) S.à r.l.

BDT Partners, LLC, a Delaware limited liability company whose principal business is owning a direct interest in BDT Capital Partners, LLC, is a member of, and owns a majority of the interests in, BDT Capital Partners, LLC.

BDT & MSD Holdings, L.P., a Delaware limited partnership whose principal business is as a holding company for a private capital investment and advisory firm, is the sole member of BDT Partners, LLC.

BDTP GP, LLC, a Delaware limited liability company, is the managing member of BDT Capital Partners, LLC, the general partner of BDT & MSD Holdings, L.P. and wholly owned by Byron D. Trott.

Each of the foregoing BDT Entities has the address and phone number set forth below:

c/o BDT Capital Partners, LLC

401 North Michigan Avenue, Suite 3100

Chicago IL 60611

Phone: (312) 660-7300

Set forth below for each director, manager and/or officer of the BDT Entities is such director, manager and/or officer’s respective principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person and country of citizenship, each of whom has the business address set forth above.

Individual	Description
Byron D. Trott (U.S. Citizen)	Byron D. Trott is the Chairman, Co-Chief Executive Officer and Co-Chief Investment Officer of BDT & MSD Holdings, L.P. Prior to founding the predecessor of BDT & MSD Holdings, L.P. in 2009, Mr. Trott worked at Goldman, Sachs & Co., where he was Vice Chairman of the global Investment Banking Division from 2005 to 2009. Mr. Trott is a director of Cox Enterprises, Enterprise Holdings, Inc., Tory Burch LLC, Culligan International, GoodLeap and Whataburger. He previously served on the boards of Weber-Stephen Products, Hyatt Hotels, Pilot Flying J and Acorn Holdings B.V. and its subsidiary Jacobs, Douwe Egberts and Keurig Dr Pepper. Mr. Trott also serves on the board of trustees of the University of Chicago, the Center for Strategic & International Studies, and Conservation International, as well as the Board of Visitors of MD Anderson Cancer Center. In 2011, Mr. Trott was inducted into the Horatio Alger Association of Distinguished Americans, and having served as President and Chairman, he now serves as Chairman Emeritus of the Association.

Gregg Lemkau (U.S. Citizen)	Gregg Lemkau is the Co-Chief Executive Officer of BDT & MSD Holdings, L.P. Prior to the formation of BDT & MSD Holdings, L.P. in 2023, Mr. Lemkau was CEO of MSD Partners, L.P. for two years and, prior to that, he worked at Goldman, Sachs & Co. for 28 years, including as the Co-Head of the Investment Banking Division and as a member of the Management Committee. Mr. Lemkau is a member of the Board of Trustees at Dartmouth College and the Board of Trustees at Rockefeller University.

Dan H. Jester (U.S. Citizen)	Dan H. Jester is President and Co-Chief Investment Officer of BDT & MSD Holdings, L.P. Prior to joining the predecessor of BDT & MSD Holdings, L.P., Mr. Jester was a private investor. Previously, Mr. Jester was Deputy Chief Financial Officer and the Senior Strategy Officer at Goldman Sachs, and served as one of the architects of the firm’s IPO in 1999. After leaving Goldman, Sachs & Co., Mr. Jester assisted Treasury Secretary Hank Paulson in responding to the financial crisis in 2008 and 2009. Mr. Jester is a director of Acrisure Holdings, Commercial Credit, Inc., Greystar Real Estate Partners, LLC, and Marquette Transportation Company.

San Watterson Orr, III (U.S. Citizen)	San Watterson Orr, III is President of BDT & MSD Holdings, L.P. Prior to joining the predecessor of BDT & MSD Holdings, L.P., Mr. Orr worked at Goldman Sachs for 13 years, including as a Managing Director of GS Direct, a proprietary investing joint venture. Mr. Orr is a director of Alliance Laundry Systems, Brunswick Group and Guthy-Renker Partners. He previously served on the boards of Keurig Green Mountain, Colfax Corporation, Lakeshore Beverage, Bass Pro Shops, and Sprint Industrial Holdings.

Michael E. Burns (U.S. Citizen)	Michael E. Burns is a Partner and Chief Financial Officer at BDT & MSD Holdings, L.P. Prior to joining the predecessor of BDT & MSD Holdings, L.P., Mr. Burns was Executive Director of Finance, Exchange Traded Derivatives for UBS Securities LLC from 2006 to 2009. Prior to joining UBS, he served as the Executive Director and Chief Financial Officer of the Global Futures division at ABN AMRO Bank from 2005 to 2006 and as CFO for ABN’s U.S. broker / dealer from 1996 to 2005.

Individual	Description

Brendan Rogers (U.S. Citizen)	Brendan Rogers is the Chief Operating Officer of BDT & MSD Holdings, L.P. Prior to the formation of BDT & MSD Holdings, L.P. in 2023, Mr. Rogers was Chief Operating Officer of MSD Partners, L.P. for 8 years, and, prior to that, he spent 10 years working in both investment and operational roles at several hedge funds. From 2002 to 2004, he worked at McKinsey and Co. From 1990 to 2000, he was a member of the U.S. Navy SEAL Teams and served in units in California, Virginia and in Europe.

Mary Ann Todd (U.S. Citizen)	Mary Ann Todd is a Partner and General Counsel at BDT & MSD Holdings, L.P. Prior to joining the predecessor of BDT & MSD Holdings, L.P., Ms. Todd was a Corporate Partner at the law firm Munger, Tolles & Olson LLP for 23 years, where she focused on public and private mergers and acquisitions, joint ventures and corporate governance and sat on the firm’s Policy Committee.

Cindy Z. Michel (U.S. Citizen)	Cindy Z. Michel is a Managing Director and Chief Compliance Officer at BDT & MSD Holdings, L.P. Prior to joining the predecessor of BDT & MSD Holdings, L.P., she served as Chief Compliance Officer at Apollo Global Management in New York City. Previous to Apollo, she served as head of compliance for Lehman Brothers’ private equity business, and earlier worked at Credit Suisse as a member of its compliance department supporting its private equity and investment banking businesses. Ms. Michel began her legal career at DLA Piper as an associate in its corporate and securities practice.

No BDT Entity and, to the knowledge of the BDT Entities, none of the officers of the BDT Entities listed above has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

THE SPECIAL FACTORS

Background of the Merger

Certain affiliates of BDT Capital Partners, LLC (collectively with its affiliates, “BDT”) have been stockholders of the Company and/or its operating subsidiaries since their investment in the Company in December 2010.

On August 9, 2021, in connection with the Company’s IPO, the Class A Shares started trading on NYSE. Following the IPO, BDT has continuously beneficially owned (excluding shares owned directly by Byron D. Trott) approximately 49% of the issued and outstanding Class A Shares, 65% of the issued and outstanding Class B Shares, and 62% of the voting power of the issued and outstanding Common Stock. The Company is a “controlled company” within the meaning of the NYSE rules.

In connection with the IPO, the Company and BDT, along with the other persons and entities party thereto, entered into the HoldCo LLC Agreement, a tax receivable agreement (the “Tax Receivable Agreement”), a registration rights agreement (the “Registration Rights Agreement”) and the Stockholders Agreement. Among other things, the Stockholders Agreement subjects BDT to confidentiality obligations with respect to information requested by BDT from the Company. None of the foregoing agreements subject BDT to any standstill restrictions with respect to the Company, and BDT did not enter into any standstill agreement in connection with the BDT Acquisition Proposal (as defined below). The Non-Executive Chair of the Board, Kelly Rainko, is a Partner of BDT & MSD Holdings, L.P., an affiliate of BDT.

Since the IPO, the Board and the Company’s management have regularly reviewed the Company’s performance, prospects and strategy in light of then-current business and economic conditions.

On February 14, 2022, the Company reported its fiscal first-quarter 2022 financial results and revised its previously announced fiscal year 2022 guidance downwards in light of the Company’s unprecedented cost challenges and the negative impact of foreign exchange rates.

On March 2, 2022, the Company announced that one of its subsidiaries had borrowed $250 million of incremental term loans pursuant to an amendment to the Credit Agreement (the “Credit Agreement”), by and among WSP LLC, Weber-Stephen Products Belgium BV, Bank of America, N.A., as administrative agent, and the lenders and issuing banks party thereto, for working capital and general corporate purposes, including to repay outstanding borrowings under the revolving facility established under the Credit Agreement.

On May 16, 2022, the Company reported its fiscal second-quarter 2022 financial results and revised its fiscal year 2022 guidance further downwards in light of the continued ongoing cost and volume challenges associated with declining retail traffic and consumer purchasing trends, as well as the continued negative impact of foreign exchange rates.

On July 25, 2022, the Company announced its preliminary third-quarter 2022 financial results and that it was withdrawing its prior fiscal year 2022 guidance. The Company also announced that (i) the Board had suspended the Company’s quarterly cash dividend and was committed to working with lending partners to remain in compliance with the covenants in the Credit Agreement, (ii) it was pursuing a number of financial transformation initiatives, which could include workforce reductions and reducing other costs of goods sold and selling, general and administrative (“SG&A”) expenses, as well as tightening its global inventory levels and working capital positions, and (iii) it had appointed Alan D. Matula as the Interim Chief Executive Officer of the Company, to succeed Chris M. Scherzinger, who had departed from such role and from the Board, and that the Board would commence a search for a permanent Chief Executive Officer immediately.

On August 4, 2022, management presented the Board with its five-year financial projections for the Company based on management’s then-current estimate of the Company’s near-term cash flow projections and performance as well as management’s assessment of the current macroeconomic environment (the “August Projections”).

On August 7, 2022, the Company engaged FTI Consulting, Inc. (“FTI”) to provide financial advisory services, including, among other things, analysis and evaluation of the Company’s cash flows. During the week of August 8, 2022, FTI began performing initial work.

On August 15, 2022, the Company reported its fiscal third-quarter 2022 financial results, including a net loss of $52 million and a 21% decline in net sales from the prior-year quarter driven by slower retail traffic due to rising inflation, supply chain constraints, geopolitical uncertainty and fuel prices, as well as changes in foreign exchange rates within the quarter that impacted reported results. The Company also announced that it (i) was assessing financing options to strengthen its balance sheet, (ii) was committed to working with its lending partners to remain in compliance with the Credit Agreement and (iii) had initiated a plan to manage cash flows, preserve liquidity, expand gross margins and reduce SG&A expenses, including by means of a reduction in force, a suspension of the Company’s quarterly cash dividend and the tightening of global inventory levels and working capital positions.

On August 22, 2022 and August 23, 2022, representatives of BDT informed the Board that, although no decision had been made by BDT, BDT was contemplating a review of its investment in the Company, which may result in

BDT proposing to enter into one or more transactions with the Company, and BDT suggested that the Board form a special committee of the Board that could evaluate any such potential transaction that might be proposed by BDT in the future.

In late August 2022, representatives of Davis Polk & Wardwell LLP (“Davis Polk”), the Company’s outside legal counsel, met with certain directors to discuss the establishment of a special committee of the Board and the directors’ potential participation on such special committee. During the discussions, directors disclosed their respective relationships with BDT, as described in the section entitled “—Interests of Company’s Directors and Executive Officers in the Merger” beginning on page [●] of this Information Statement.

On August 29, 2022, the Board held a meeting that was attended by members of the Company’s management and a representative of Davis Polk. At the meeting, the Board discussed the establishment of a special committee of the Board. The representative of Davis Polk reviewed certain legal and process considerations relating to any possible transaction involving the Company and BDT, including the possibility that certain members of the Board might have actual or perceived conflicts of interest in connection with any such transaction. A discussion ensued pursuant to which the Board determined that Susan T. Congalton and Magesvaran Suranjan were each disinterested with respect to any potential transaction with BDT and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a member of a special committee. The Board then established the Special Committee, comprised of Ms. Congalton and Mr. Suranjan, to review and evaluate (i) any potential transaction with BDT and (ii) if the Special Committee deems it appropriate, alternative transactions with other parties. The Board also resolved that it would not approve any potential transaction with BDT without a prior favorable recommendation of the Special Committee.

Beginning on August 29, 2022, the Special Committee engaged in a process to select its outside legal counsel. As agreed by Ms. Congalton and Mr. Suranjan, Ms. Congalton separately interviewed representatives from four law firms. The Special Committee then developed questions that were distributed to the four law firms, and following the Special Committee’s receipt and review of the law firms’ responses, three of the four firms were invited to continue in the process. The Special Committee conducted additional separate interviews with each of the three remaining law firms, including Sullivan & Cromwell LLP (“S&C”).

On September 9, 2022, the Special Committee held a meeting that was attended by representatives of S&C. At the meeting, representatives of S&C discussed with the Special Committee various matters, including, among other things, the legal standards that would likely be applicable in the context of any potential transaction with BDT and the Special Committee’s duties. Following the meeting, the Special Committee confirmed its intention to engage S&C as the Special Committee’s outside legal counsel based on, among other things, S&C’s independence, reputation and experience with respect to special committee assignments, merger and acquisition engagements and financings.

Later that day, at the direction of the Special Committee, representatives of S&C contacted representatives of Cravath, Swaine & Moore LLP (“Cravath”), BDT’s outside legal counsel, to inform Cravath that S&C had been engaged as the Special Committee’s outside legal counsel. Cravath informed S&C that BDT had not determined whether to make a proposal to the Special Committee or whether any such proposal would consist of a take-private proposal or a proposal to provide the Company with financing, among other potential alternatives.

Beginning on September 9, 2022, the Special Committee engaged in a process to select its financial advisor, and with the assistance of S&C, the Special Committee developed questions that were distributed to potential financial advisors prior to the Special Committee’s September 16 meeting.

On September 16, 2022, the Special Committee held a meeting that was attended by representatives of S&C. At the meeting, the Special Committee discussed the potential engagement of a financial advisor and heard separate presentations and received fee proposals from three potential financial advisors, including Centerview. During Centerview’s presentation, representatives of Centerview provided the Special Committee with an overview of Centerview’s financial advisory expertise, including its experience with respect to special committee assignments, merger and acquisition engagements and financings. Prior to the meeting, each prospective financial advisor, including Centerview, also provided the Special Committee with written disclosures regarding its relationships with the Company and BDT, along with other written materials.

Additionally, following the presentations of the potential financial advisors and their departure from the meeting, the Special Committee designated Ms. Congalton as Chair of the Special Committee. At and prior to the meeting, S&C also discussed with Ms. Congalton and Mr. Suranjan any relationships either had with BDT.

On September 19, 2022, the Special Committee held a meeting that was attended by representatives of S&C. At the meeting, following discussion, including in relation to the potential financial advisors’ fee proposals, the Special Committee confirmed its intention to engage Centerview as the Special Committee’s financial advisor based on, among other things, Centerview’s independence, reputation and experience both in the industry and with respect to special committee assignments, merger and acquisition engagements and financings. The Special Committee particularly noted the potential relevance of Centerview’s specific experience with financing matters in light of the Company’s near- and long-term liquidity and other challenges.

On September 21, 2022, the Board held a previously scheduled special Board meeting. At this meeting, the Special Committee informed the Board that it had selected independent outside legal and financial advisors.

On September 23, 2022, the Special Committee directed members of the Company’s management to provide Centerview with financial information about the Company and requested that Centerview prepare a preliminary financial analysis of the Company. From and after this time, members of the Company’s management and representatives of Centerview held numerous discussions concerning financial information about the Company, and the Company provided Centerview with access to written materials about the Company as requested by Centerview.

Throughout the month of September, members of the Company’s management also continued to work with FTI to regularly update and refine the Company’s cash flow projections based on new information as it became available and to evaluate the Company’s near- and long-term liquidity and other challenges. Representatives of Centerview met multiple times with representatives of FTI. During the month of September, at the request of the Special Committee, S&C provided members of the Company’s management with direction concerning restrictions on the information concerning the Special Committee process and the Company’s financial position that management could share with representatives of BDT.

Following the Special Committee’s September 19, 2022 meeting, at the Special Committee’s direction, Centerview began preparing a preliminary financial analysis of the Company to enable the Special Committee to be prepared to evaluate any proposal from BDT and to assist the Special Committee in assessing the desirability of engaging in any transaction with BDT. In connection with the preparation of Centerview’s analysis, at the Special Committee’s direction, Centerview continued to request from and discuss with the Company’s management certain information relating to the Company and its businesses, including the August Projections and the Company’s updated cash flow projections as and when they became available.

From time to time during the month of September, representatives of S&C spoke with representatives of Cravath to discuss the potential timing of a proposal, if any, from BDT to the Special Committee. During one of these discussions, a representative of S&C inquired whether, if any such proposal were to contemplate a take-private acquisition proposal, BDT would be amenable to conditioning its proposal on obtaining the approval of a majority of the Company’s minority stockholders (a “Majority of the Minority Condition”). A representative of Cravath indicated that, at that time, BDT had not yet made any decisions regarding the structure, content or conditions associated with any proposal that it may make.

On September 27, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, representatives of Centerview provided the Special Committee with an overview of the Company’s cash flow, assuming the August Projections and potential valuation approaches for the Company, which was followed by questions from the Special Committee and discussion. Representatives of Centerview then discussed the Company’s liquidity position. Centerview indicated that, based on the latest updated cash flow projections prepared by FTI and the Company’s management and provided to Centerview, the Company was likely to exhaust its borrowing capacity under the Credit Agreement in mid-November 2022, which was earlier than the March 2023 time frame previously projected by the Company’s management. Additionally, absent an alternative source of liquidity, the Company was likely to be in breach of certain covenants under the Credit Agreement when it reported its earnings for the fiscal quarter ending December 31, 2022. The Special Committee discussed that, when the Board established the Special Committee, the Board directed the Special Committee to consider transactions with third parties that would be alternatives to a transaction with BDT, and that the Special Committee should therefore consider the full range of the Company’s financing alternatives to address the Company’s liquidity needs so that any transaction with BDT would not be the Company’s sole viable alternative to these liquidity challenges. Centerview then presented a range of financing options that, in Centerview’s judgment based on facts then available to Centerview, would likely be available to the Company. Following questions from the Special Committee and further discussion, the Special Committee directed Centerview to work with the Company’s management to assess the Company’s liquidity position and determine financing alternatives available to the Company. The Special Committee also directed Centerview to continue its financial analysis of the Company.

On October 6, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, representatives of Centerview presented an updated preliminary cash flow forecast for the Company prepared by the Company’s management and FTI. A discussion ensued regarding the Company’s liquidity position and the Company’s compliance with certain covenants under the Credit Agreement. Following discussion, to help ensure that a transaction with BDT would not be the Company’s sole viable alternative to address its liquidity challenges, the Special Committee directed Centerview to work with the Company’s management to begin outreach to third parties regarding financing alternatives that, in Centerview’s judgment based on facts then available to Centerview, would likely be available to the Company, including, among other things, a potential financing collateralized by the Company’s accounts receivable. Between October 6, 2022 and the date the Board approved the Merger Agreement, Centerview contacted 20 parties (14 of which were alternative lenders and six of which were traditional lenders) regarding potential financings collateralized by the Company’s accounts receivable. Of those contacted, 12 executed non-disclosure agreements with the Company, and four provided preliminary indications of interest with respect to a potential accounts receivable financing.

Later that day, BDT submitted to the Board an indicative term sheet (the “BDT Initial Loan Proposal”) for a proposed loan from BDT Capital Partners Fund I, L.P. and BDT Capital Partners Fund I-A, L.P., affiliates of

BDT (collectively, “BDT Initial Loan Lenders”), to WSP LLC. The BDT Initial Loan Proposal stated that the BDT Initial Loan Lenders would make available to WSP LLC an unsecured term loan facility in an initial aggregate principal amount of up to $61.2 million, which principal amount could be increased pursuant to one or more fundings of uncommitted incremental term loans in an aggregate principal amount not to exceed $150 million. Additionally, among other things, the term sheet indicated that the loan would have (i) a maturity date of May 31, 2024, (ii) an interest rate of 13% per annum, to be paid quarterly in cash with the option to pay in kind for the first two payments, and (iii) a 2% up-front fee, to be paid in cash upon execution of the loan agreement.

On October 10, 2022, at the direction of the Special Committee, representatives of Centerview and S&C discussed the BDT Initial Loan Proposal with representatives of BDT and Cravath. Among other things, representatives of BDT and Cravath indicated that the initial funding amount under the proposal was meant to provide the Company with sufficient liquidity through December 31, 2022.

On October 11, 2022, certain media reports speculated, among other things, that the Company was considering a potential transaction with BDT and had formed a special committee that was working with Centerview on the potential transaction.

On October 11, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, the Special Committee discussed the BDT Initial Loan Proposal and representatives of Centerview and S&C briefed the Special Committee on their discussions with representatives of BDT and Cravath. A discussion ensued regarding, among other things, the extent to which the BDT Initial Loan Proposal would address the Company’s liquidity situation, including potential longer-term liquidity issues after December 31, 2022, and how the terms compared to those under the Credit Agreement. Following the discussion, the Special Committee directed Centerview to negotiate with BDT to improve certain terms of and increase the initial aggregate principal amount under the BDT Initial Loan Proposal and continue to work with the Company’s management to identify and pursue other financing alternatives that might be available to the Company, including a potential accounts receivable financing, to help ensure that a transaction with BDT would not be the Company’s sole viable alternative to address its liquidity challenges.

On October 14, 2022, as directed by the Special Committee, representatives of Centerview and S&C discussed with representatives of BDT and Cravath several aspects of the BDT Initial Loan Proposal, including the proposed maturity date and interest rate. Representatives of Centerview also indicated that, given the Company’s liquidity position, the Special Committee requested that BDT increase the initial aggregate principal amount under the BDT Initial Loan Proposal and provide the Company with the ability to pay both interest through maturity and the up-front fee in kind.

On October 17, 2022, members of the Company’s management sent to the Board, including Ms. Rainko, updated five-year projections reflecting management’s and FTI’s then-current estimate of the Company’s near-term cash flow projections and performance as well as management’s assessment of the current macroeconomic environment (the “October Projections”).

On October 18, 2022, BDT submitted to the Board a revised term sheet reflecting improved terms of the BDT Initial Loan Proposal. The term sheet again proposed an initial aggregate principal amount of up to $61.2 million, with uncommitted incremental term loans in an aggregate principal amount not to exceed $150 million. However, the revised term sheet provided that the loan would have a maturity date of November 1, 2025 and an interest rate of 12% per annum, which could be paid in kind through maturity. The 2% up-front fee was to be paid in cash at the funding of the loan, which was to be no later than November 30, 2022.

Later that day, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, the Special Committee discussed the revised BDT Initial Loan Proposal. The Special Committee again considered the Company’s liquidity situation, including potential longer-term liquidity issues, and how the revised terms of the BDT Initial Loan Proposal compared to the terms of the Credit Agreement.

Following discussion, the Special Committee directed Centerview to continue to negotiate with BDT to improve certain terms. Representatives of Centerview also indicated that they had begun outreach to third parties regarding a potential accounts receivable financing to address the Company’s longer-term liquidity issues that would not be fully addressed even if the Company were to enter into definitive documentation of the BDT Initial Loan Proposal and help ensure that a transaction with BDT would not be the Company’s sole viable alternative to address its liquidity challenges.

Members of the Company’s management then joined the meeting and reviewed and discussed the October Projections. Members of management indicated that the August Projections were no longer reasonable in light of management’s and FTI’s recent analysis of the Company’s cash flow projections and performance and management’s assessment of the current macroeconomic environment.They had therefore prepared the October Projections, which were based on conservative assumptions appropriate for use in connection with managing the Company’s short-term liquidity position and arranging potential financing alternatives. However, following questions from the Special Committee and discussion among the Special Committee, members of management and Centerview representatives, members of management indicated that the October Projections did not reflect management’s then-current actual expectations regarding, or plans to achieve, the Company’s future performance, due to the conservative assumptions on which the October Projections were based. Following further discussion, the Special Committee directed members of management to prepare and provide the Special Committee and Centerview (but not representatives of BDT) with revised five-year projections.

On October 20, 2022, as directed by the Special Committee, representatives of Centerview and S&C met with representatives of BDT and Cravath to request certain changes to the revised BDT Initial Loan Proposal, including regarding the maturity date and the ability to pay the 2% up-front fee in kind.

Later that day, BDT submitted to the Board a revised indicative term sheet reflecting further improved terms of the BDT Initial Loan Proposal. Under the revised terms, the loan would have a maturity date of January 29, 2026, and the 2% up-front fee could be paid in kind at the funding of the loan, which was to be no later than the Company’s earnings release for the fourth quarter of fiscal year 2022.

On October 24, 2022, the Special Committee held a meeting that was attended by representatives of S&C, at which, considering the BDT Initial Loan Proposal and certain questions from the Special Committee with respect to the recommendation and approval of the transaction contemplated by the BDT Initial Loan Proposal, the Special Committee and representatives of S&C discussed certain matters related to the Special Committee’s role in various forms of potential transactions with BDT.

On October 24, 2022, BDT submitted to the Board a letter with a non-binding proposal (the “BDT Acquisition Proposal”) to acquire all of the outstanding Class A Shares not already owned by BDT at a price of $6.25 per share in cash, which represented a 24% premium to the closing price of the Class A Shares on October 24, 2022. The letter stated that it was not conditioned on acceptance of any other proposal made by BDT regarding the provision of debt financing to the Company (including the BDT Initial Loan Proposal), nor would any such financing proposal be conditioned on the acceptance of the BDT Acquisition Proposal. The letter also indicated that BDT was not interested in selling its stake in the Company or participating in an alternative change of control transaction and would not vote in favor of any alternative sale, merger or similar transaction involving the Company. The letter also indicated that BDT would not move forward with the BDT Acquisition Proposal unless it was recommended to the Board by the Special Committee, advised by independent legal and financial advisors.

That same day, representatives of S&C and Cravath discussed the BDT Acquisition Proposal and the Company’s and BDT’s respective required disclosures in connection with the BDT Acquisition Proposal. During that discussion, following inquiry by representatives of S&C regarding a Majority of the Minority Condition, which was not addressed in the BDT Acquisition Proposal, the Cravath representatives indicated that BDT would not be willing to include a Majority of the Minority Condition in the BDT Acquisition Proposal.

Later that day, the Special Committee held a second meeting that was attended by representatives of Centerview and S&C. At the meeting, the Special Committee discussed the revised BDT Initial Loan Proposal. The Special

Committee determined that the revised BDT Initial Loan Proposal sufficiently addressed the Special Committee’s concerns with BDT’s previous financing proposals and represented a favorable initial short-term financing option for the Company, and more favorable short-term financing options were not likely to be available to the Company. The Special Committee directed S&C and Centerview to progress definitive documentation for the BDT Initial Loan Proposal.

Additionally, the Special Committee discussed the BDT Acquisition Proposal. Representatives of Centerview summarized the proposal, including, among other matters, that BDT (i) had offered to acquire all of the outstanding Class A Shares not already owned by BDT at a price of $6.25 per share in cash, (ii) was not interested in selling its stake in the Company or participating in an alternative change of control transaction and (iii) would not move forward with its proposal unless it was recommended to the Board by the Special Committee, advised by independent legal and financial advisors. A discussion ensued, including with respect to the desirability for the Special Committee to initiate a process to solicit alternative change of control proposals from third parties in view of BDT’s indication that it was not interested in selling its stake in the Company or participating in an alternative change of control transaction, and BDT’s position that it would not be willing to a agree to a Majority of the Minority Condition in the BDT Acquisition Proposal. As next steps, the Special Committee determined that it would need to receive and discuss updated five-year projections with the Company’s management and, once finalized, hear Centerview’s perspectives on the valuation of the Company.

On October 27, 2022, Cravath sent Davis Polk an initial draft of definitive documentation for the BDT Initial Loan Proposal (the “BDT Shareholder Loan Agreement”), by and among WSP LLC, as borrower, and the BDT Initial Loan Lenders, as lenders, which was consistent with the term sheet submitted to the Board on October 20, 2022. Davis Polk, who act as the Company’s regular outside financing counsel, promptly shared the draft documentation with S&C and Centerview and thereafter Davis Polk led the legal aspects of the review and documentation of the BDT Shareholder Loan Agreement with input from S&C. From October 31, 2022 to November 8, 2022, Cravath and Davis Polk exchanged multiple drafts of the BDT Shareholder Loan Agreement, all of which Davis Polk promptly shared with and discussed with Centerview and S&C.

On November 1, 2022, the Special Committee held a meeting that was attended by members of the Company’s management and representatives of Centerview and S&C. At the meeting, members of the Company’s management presented draft revised five-year projections of the future performance of the Company under various scenarios and assumptions. Members of management described the key assumptions underlying the “base case” scenario, including key assumptions underlying net sales and new product development figures such as adjusting for COVID-19’s effect on historical sales. Following questions from the Special Committee and further discussion, members of management indicated the “base case” scenario continued to be based on some overly conservative assumptions and that further changes were necessary to ensure that the projections reflected management’s current best expectations of the Company’s future performance. After members of the Company’s management left the meeting, the Special Committee discussed with representatives of S&C and Centerview next steps on the BDT Acquisition Proposal and directed S&C and Centerview to clarify certain aspects of the BDT Acquisition Proposal with BDT and Cravath, including the proposed structure and financing of a transaction.

On November 2, 2022, the Special Committee and the Company executed an engagement letter with Centerview with respect to Centerview’s engagement as financial advisor to the Special Committee.

That same day, at the direction of the Special Committee, representatives of Centerview and S&C discussed with representatives of BDT and Cravath the BDT Acquisition Proposal. Among other things, representatives of BDT and Cravath indicated that, under the proposal, (i) the transaction would be structured as a one-step merger where (a) BDT would acquire all of the outstanding Class A Shares not already owned by BDT but (b) HoldCo units and corresponding Class B Shares would remain outstanding if the holders do not redeem such common units and Class B Shares for Class A Shares prior to the closing of the proposed transaction and (ii) BDT would not require any debt financing for the proposed transaction. Representatives of BDT stated that BDT had not had any discussions with unaffiliated holders of HoldCo units and Class B Shares regarding their desires or intentions in relation to redeeming their HoldCo units in connection with the BDT Acquisition Proposal. Additionally, representatives of BDT and Cravath indicated that BDT intended to approve the transaction by written consent from BDT and certain specified stockholders of the Company and would not seek any approval from the Company’s other stockholders.

On November 3, 2022, the Special Committee held a meeting that was attended by members of the Company’s management and representatives of Centerview and S&C. At the meeting, the members of the Company’s management presented a revised “base case” scenario for projections of the future performance of the Company, which forecasted higher net sales and included new product development figures in comparison to the “base case” scenario presented by members of management at the Special Committee’s November 1 meeting. The revised “base case” scenario also extended the five-year projections previously provided and presented to the Special Committee for an additional five years, which were extrapolated from the “base case” five-year projections. The members of the Company’s management indicated that the revised “base case” scenario reflected management’s current best expectations for the Company’s future performance and, while management was continuing to refine their projected depreciation numbers, they expected to finalize the projections promptly and would then provide the final revised projections to the Special Committee. Following discussion, the Special Committee approved management’s revised “base case” projections (subject to changes to depreciation as a result of ongoing refinement by management) based on the assumptions discussed with the Special Committee (with such changes, the “November Projections”) and authorized Centerview to rely on the November Projections for purposes of its valuation analyses.

On November 5, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, the representatives of Centerview and S&C reviewed with the Special Committee the terms of the proposed BDT Shareholder Loan Agreement, and representatives of Centerview noted that they believed that the financial terms of the proposed BDT Shareholder Loan Agreement were at least as favorable to the Company as what the Company would receive in an arm’s-length transaction and would otherwise be able to obtain under current market conditions, given the facts and circumstances relevant to the Company at the time. Following discussion with representatives of Centerview and S&C, the Special Committee resolved to recommend that the Board, among other things, approve the BDT Shareholder Loan Agreement and the transactions contemplated thereby (including the borrowings thereunder) and authorize, empower and direct certain authorized officers to cause WSP LLC to execute the BDT Shareholder Loan Agreement. The Special Committee and representatives of Centerview also discussed the process to identify other financing options to address the Company’s longer-term liquidity issues in order to help ensure that the BDT Acquisition Proposal would not be the Company’s sole viable alternative to address its liquidity challenges. The Centerview representatives then summarized three proposals they had received from third parties regarding a potential accounts receivable financing.

Additionally, representatives of Centerview presented Centerview’s preliminary valuation analyses of the Company based upon the November Projections as well as the methodologies and assumptions underlying Centerview’s analyses. The Special Committee also discussed with representatives of Centerview and S&C BDT’s unwillingness to accept a Majority of the Minority Condition. Following the discussion, the Special Committee directed Centerview to inform BDT that the Special Committee would be prepared to consider a BDT Acquisition Proposal if BDT increased its offer price to $9.75 per Class A Share in cash, which represented a 94% premium to the closing price of the Class A Shares on October 24, 2022. The Special Committee also directed Centerview to request that BDT agree to (i) certain covenants that would ensure all requisite regulatory approvals required in connection with a potential transaction would be obtained timely and (ii) commit to provide the Company with the a supplemental loan between the signing and closing of the transaction contemplated by the BDT Acquisition Proposal. Following a discussion of the Company’s liquidity situation and the financing options that might be available to the Company, including the cost and timing thereof, and because representatives of BDT and Cravath had indicated to representatives of Centerview and S&C that BDT intended to approve the transaction by the written consent of BDT and certain specified stockholders of the Company and would not seek approval from the Company’s other stockholders, the Special Committee authorized Centerview and S&C to confirm to BDT that the Special Committee would continue to consider the BDT Acquisition Proposal, notwithstanding the absence of a Majority of the Minority Condition.

On November 6, 2022, as directed by the Special Committee, representatives of Centerview informed BDT that the Special Committee had rejected the BDT Acquisition Proposal but would be prepared to consider a revised proposal if BDT (i) increased its offer price to $9.75 per Class A Share in cash and (ii) agreed to (a) ensure all requisite regulatory approvals required in connection with the transaction contemplated by the BDT Acquisition Proposal would be obtained timely and (b) commit to provide the Company with a supplemental loan between the signing and closing of the BDT Acquisition Proposal.

On November 7, 2022, representatives of BDT informed representatives of Centerview that BDT was prepared to improve the terms of the BDT Acquisition Proposal and increase its offer price to $6.55 per Class A Share in cash, which represented a 30% premium to the closing price of the Class A Shares on October 24, 2022. BDT did not agree to increase its commitment under the BDT Shareholder Loan Agreement beyond $61.2 million. Representatives of BDT also explained that BDT’s valuation of the Company was based upon the October Projections, which the entire Board, including Ms. Rainko, had received from management, and requested that the Special Committee provide the full Board and BDT with the November Projections.

On November 8, 2022, the Board held a meeting that was attended by members of the Company’s management. At the meeting, following discussion (including discussion of the Special Committee’s recommendation), the Board resolved to, among other things, approve the BDT Shareholder Loan Agreement and the transactions contemplated thereby (including the borrowings thereunder) and authorize, empower and direct certain authorized officers to cause WSP LLC to execute the BDT Shareholder Loan Agreement. Following the meeting, WSP LLC executed the BDT Shareholder Loan Agreement.

On November 9, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, representatives of Centerview reported on Centerview’s discussions with BDT held on November 6 and 7, including BDT’s revised proposal of $6.55 per Class A Share in cash, and its request for the November Projections. Following discussion, the Special Committee directed Centerview to inform BDT that the Special Committee would be prepared to consider a BDT Acquisition Proposal if BDT increased its offer price to $9.45 per Class A Share in cash, which represented an 88% premium to the closing price of the Class A Shares on October 24, 2022. To substantiate the Special Committee’s counterproposal and views regarding the intrinsic value of the Company, the Special Committee also authorized Centerview to share the November Projections with BDT.

Following the discussion of the BDT Acquisition Proposal, representatives of Centerview provided the Special Committee with an update on Centerview’s continued work regarding a potential accounts receivable financing. Representatives of Centerview summarized the terms of a fourth proposal that they had received, and following further discussion, the Special Committee determined that a proposal from one of the potential lenders (“Lender A”) was the most attractive option to the Company. Lender A’s preliminary indication of interest contemplated a facility size of $500 million, with an interest rate of the three-month Secured Overnight Financing Rate (SOFR) plus 550 basis points, an undrawn line fee of 75 basis points payable monthly and up-front fees of $15 million. The Special Committee instructed the Centerview representatives to continue progressing a potential accounts receivable financing with Lender A and provide the Special Committee with further information regarding potential timing and upfront costs thereof.

On November 10, 2022, as directed by the Special Committee, representatives of Centerview informed BDT that the Special Committee had rejected the BDT Acquisition Proposal but would be prepared to consider a revised proposal if BDT (i) increased its offer price to $9.45 per Class A Share in cash and (ii) agreed to the Special Committee’s prior proposals to (a) ensure all requisite regulatory approvals would be obtained timely and (b) provide the Company with supplemental financing between the signing and closing of a potential transaction. Additionally, as directed by the Special Committee, representatives of Centerview shared with BDT the November Projections.

On November 11, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, representatives of Centerview reported on Centerview’s discussion with BDT on November 10. The Centerview representatives then provided the Special Committee with further information regarding the status of negotiations with Lender A and the potential timing and upfront costs of a potential accounts receivable financing with Lender A. Following questions from the Special Committee and discussion, in order to help ensure that the BDT Acquisition Proposal would not be the Company’s sole viable alternative to address its liquidity challenges, the Special Committee instructed Centerview to progress negotiations with Lender A, and approved upfront costs for a field examination required by Lender A and a retainer for Lender A’s outside legal counsel expenses, and to continue working with FTI to analyze the Company’s long-term cash flows and the extent of additional capital needed in excess of a potential accounts receivable financing facility.

On November 16, 2022, at BDT’s request and at the direction of the Special Committee, members of the Company’s management presented the November Projections, including the assumptions underlying the November Projections, to representatives of BDT, which had been previously shared with BDT on November 10, 2022. Representatives of Centerview were also in attendance. During the presentation, members of management explained that the November Projections were based on a more detailed analysis of the potential future performance of the Company than management performed for the August Projections and the October Projections. Members of management also discussed the assumptions underlying the November Projections and indicated that the November Projections reflected management’s current best expectations for the Company’s future performance.

On November 16, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, representatives of Centerview reported on the November 16 presentation to BDT by members of the Company’s management. The Centerview representatives then provided the Special Committee with an update on its negotiations with Lender A regarding a potential accounts receivable financing, including certain improvements in the potential terms of such financing facility as well as a potential bridge facility loan that Lender A was considering providing to the Company to provide liquidity while the Company’s accounts receivable balances were increasing in early 2023, as well as other financing options to address the Company’s longer-term liquidity issues.

On November 20, 2022, representatives of BDT informed representatives of Centerview that BDT was prepared to increase its offer price to $7.50 per Class A Share in cash, which represented a 49% premium to the closing price of the Class A Shares on October 24, 2022.

On November 21, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, representatives of Centerview reported on BDT’s revised proposal. Following discussion, the Special Committee directed Centerview to inform BDT that the Special Committee would be prepared to consider a BDT Acquisition Proposal if BDT increased its offer price to $8.50 per Class A Share in cash, which represented a 69% premium to the closing price of the Class A Shares on October 24, 2022. The Special Committee also directed Centerview to again request that BDT address the Company’s liquidity situation. Additionally, the Centerview representatives provided the Special Committee with an update on Lender A’s ongoing field examination and progress towards a potential accounts receivable financing.

On November 22, 2022, Cravath sent S&C initial drafts of (i) the Merger Agreement, pursuant to which Merger Sub would merge with and into the Company, with the Company surviving the Merger and (ii) a proposed equity commitment letter (the “Equity Commitment Letter”) to be signed prior to or concurrently with the Merger Agreement, pursuant to which the BDT Fund 3 Parties would commit to provide Parent with equity financing in connection with the proposed transaction. Parent and Merger Sub are affiliates of BDT.

On November 23, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, S&C discussed the key issues presented by the proposed Merger Agreement and Equity Commitment Letter, including, among other things, (i) the aggregate amount to be committed by the BDT Fund 3 Parties pursuant to the Equity Commitment Letter and the limitations on the

Company’s potential recourse in the event that BDT were to breach its obligations under the proposed Merger Agreement, (ii) the absence of any commitment by BDT to address the Company’s liquidity needs and certain proposed restrictions on the Company’s ability to address its liquidity needs during the period between signing and closing of the proposed Merger, (iii) certain covenants related to BDT’s efforts to obtain required regulatory approvals and (iv) BDT’s proposal to amend the Tax Receivable Agreement at the signing of the proposed Merger Agreement to automatically terminate upon the closing of the proposed Merger (the “TRA Amendment”). Following questions from the Special Committee and further discussion, the Special Committee directed S&C to negotiate the terms of the proposed Merger Agreement and Equity Commitment Letter with Cravath.

On November 25, 2022, at the direction of the Special Committee, representatives of S&C discussed with representatives of Cravath the initial drafts of the proposed Merger Agreement and Equity Commitment Letter and the key issues presented thereby. Among other things, the Cravath representatives indicated that (i) the BDT Fund 3 Parties would commit to provide Parent with equity financing for the payment of the merger consideration under the proposed Merger Agreement but not for the payment of damages in the event Parent or Merger Sub breaches its obligations under the proposed Merger Agreement, (ii) during the period between signing and closing of the proposed Merger, BDT expected the Company to refrain from soliciting from third parties any proposals for financing options that might be available to the Company or from providing information to or participating in any discussions or negotiations with third parties regarding any financing proposals, but BDT was not prepared to make a proposal to address the Company’s liquidity needs between signing and closing of the proposed Merger at that time and (iii) it was important to BDT to execute the TRA Amendment at the signing of the proposed Merger Agreement.

On November 28, 2022, representatives of BDT informed representatives of Centerview that BDT was prepared to increase its offer price to $7.75 per Class A Share in cash, which represented a 54% premium to the closing price of the Class A Shares on October 24, 2022.

Later that day, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, Centerview informed the Special Committee that BDT had shared a counterproposal of $7.75 per Class A Share in cash. Following discussion, the Special Committee directed Centerview to inform BDT that the Special Committee would be prepared to consider a BDT Acquisition Proposal if BDT increased its offer price to $8.25 per Class A Share in cash, which represented a 64% premium to the closing price of the Class A Shares on October 24, 2022. The Special Committee also directed Centerview to request that BDT agree to provide the Company with a supplemental loan between the signing and closing of the proposed Merger.

On November 29, 2022, as directed by the Special Committee, representatives of Centerview informed BDT that the Special Committee had rejected the BDT Acquisition Proposal but would be prepared to consider a revised proposal if BDT increased its offer price to $8.25 per Class A Share in cash.

Later that day, representatives of BDT informed representatives of Centerview that BDT was prepared to increase its offer price to $8.05 per Class A Share in cash, which represented a 60% premium to the closing price of the Class A Shares on October 24, 2022, and which the BDT representatives characterized as BDT’s “best and final offer.”

The Special Committee subsequently held a meeting that was attended by representatives of Centerview and S&C. Representatives of Centerview informed the Special Committee of BDT’s counterproposal. Representatives of Centerview discussed with the Special Committee the potential risks and benefits of countering BDT’s counteroffer of $8.05 per Class A Share, particularly given BDT’s characterization of their counteroffer as their “best and final offer.” Following questions from the Special Committee and discussion, and in consideration of, among other things, (i) BDT’s offer price of $8.05 per Class A Share in cash reflecting a premium of 60% to the Company’s $5.03 per Class A Share closing price on October 24, 2022 (the date of the initial BDT Acquisition Proposal), (ii) the Company’s longer-term liquidity challenges and the financing options that might be available to the Company, including the cost thereof, and (iii) BDT’s characterization of its counterproposal as its “best and final offer,” the Special Committee determined that it supported moving forward with the BDT Acquisition Proposal at $8.05 per Class A Share in cash, subject to agreeing to the other transaction terms and finalizing the necessary transaction documentation, and advised S&C to continue negotiating the proposed Merger Agreement and Equity Commitment Letter.

On November 30, 2022, representatives of Centerview informed BDT that the Special Committee supported moving forward with the BDT Acquisition Proposal at $8.05 per Class A Share in cash, subject to agreeing to the other transaction terms and finalizing the necessary transaction documentation. Representatives of BDT also discussed a proposal for an additional loan from BDT to the Company (the “BDT Bridge Loan Proposal”), pursuant to which BDT would make available to the Company an unsecured revolving loan facility in an aggregate principal amount of up to $75 million. The proposed loan would have (i) a maturity date of six months following entry into the loan, (ii) an interest rate of 15% per annum, with the option to pay in kind, and (iii) a 2% up-front fee.

That same day, following the discussion between representatives of Centerview and BDT regarding, among other things, that a loan in an aggregate principal amount of $75 million as proposed by BDT was not expected to be sufficient to avoid the Company defaulting under the Credit Agreement financial covenant, BDT revised the BDT Bridge Loan Proposal to increase the aggregate principal amount available under the proposed loan to $200 million.

From December 1, 2022 until the Merger Agreement was approved by the Board, S&C and Cravath exchanged multiple drafts of the proposed Merger Agreement, Equity Commitment Letter and ancillary documents through which they negotiated a variety of terms, including, among other things, the regulatory efforts covenants, the closing conditions, the deal protection provisions and the treatment of the HoldCo units and paired Class B Shares. During this time, S&C consulted regularly with Davis Polk regarding factual matters related to the Company and its operations, including the Company’s capital structure, equity plans, representations and warranties.

On December 2, 2022, the Board held a meeting via teleconference, which was attended by members of the Company’s management and representatives of Davis Polk, S&C and Centerview. Ms. Rainko did not attend the meeting. At the meeting, the Special Committee provided the Board with a high-level update on its discussions with BDT regarding the BDT Acquisition Proposal. Additionally, the Company’s management discussed the November Projections, which had been provided to the Board in advance of the meeting, and indicated that the November Projections continued to reflect management’s current best expectations for the Company’s future performance.

On December 3, 2022, following further discussions between representatives of Centerview and BDT regarding, among other things, that an aggregate principal amount of $200 million was not expected to be sufficient to avoid the Company defaulting under the Credit Agreement’s financial covenant at both the December 31 and March 31 test dates, Cravath sent Davis Polk an initial draft of definitive documentation reflecting further revised terms of the BDT Bridge Loan Proposal (the “BDT Bridge Loan Agreement”). Under the proposed BDT Bridge Loan Agreement, Parent would make available to WSP LLC an unsecured revolving loan facility in an aggregate principal amount of up to $280 million, which was expected to be sufficient to avoid the Company defaulting under the Credit Agreement’s financial covenant at both the December 31 and March 31 test dates. The proposed loans would have a maturity date of July 14, 2023. In addition, BDT agreed that the 2% up-front fee would be payable in kind. Davis Polk promptly provided the draft BDT Bridge Loan Agreement to S&C and Centerview. From December 3, 2022 to December 11, 2022, Cravath and Davis Polk exchanged multiple drafts of the BDT Bridge Loan Agreement, all of which Davis Polk promptly shared with and discussed with Centerview and S&C.

On December 4, 2022, at the direction of the Special Committee, representatives of S&C discussed with representatives of Cravath the proposed Merger Agreement and Equity Commitment Letter. The Cravath representatives again indicated that the BDT Fund 3 Parties would only commit to provide Parent with equity financing for the payment of the merger consideration under the proposed Merger Agreement. The S&C representatives requested that the BDT Fund 3 Parties also commit to provide Parent with equity financing sufficient to cover the maximum aggregate principal amount under the proposed BDT Bridge Loan Agreement and as required for Parent and Merger Sub to pay the Company monetary damages in accordance with the proposed Merger Agreement. The Cravath representatives also reiterated that, especially given the proposed BDT Bridge Loan Agreement and the loans contemplated thereunder, during the period between signing and closing of the potential Merger, BDT expected the Company to refrain from soliciting from third parties any proposals for financing options that might be available to the Company or from providing information to or participating in any discussions or negotiations with third parties regarding any financing proposals. The Cravath representatives also emphasized that BDT would require the TRA Amendment to be executed upon signing of the proposed Merger Agreement, which BDT and the Company were entitled to effectuate under the terms of the Tax Receivable Agreement. In addition to terminating the Tax Receivable Agreement upon the closing of the proposed Merger, the TRA Amendment would clarify that no payments would be required pursuant to the Tax Receivable Agreement in connection with the closing of the proposed Merger, consistent with a determination that the proposed Merger would not constitute a change of control of the Company. The Cravath representatives stated that BDT would not be prepared to pay the negotiated $8.05 price per share to the holders of the Class A Shares if BDT was required to make payments under the Tax Receivable Agreement in connection with the proposed Merger. Finally, the Cravath representatives indicated that, instead of the mechanism proposed by S&C in its draft of the proposed Merger Agreement, they would propose an amendment to the HoldCo LLC Agreement (the “LLC Agreement Amendment”) to clarify the process provided for in the HoldCo LLC Agreement for holders of HoldCo units and paired Class B Shares to participate in the proposed Merger and receive the merger consideration in accordance with the proposed Merger Agreement.

From December 5, 2022 until the Merger Agreement was approved by the Board, in addition to continuing to exchange drafts of the proposed Merger Agreement and Equity Commitment Letter, S&C and Cravath also exchanged drafts of the TRA Amendment and the LLC Agreement Amendment.

On December 5, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, the S&C representatives briefed the Special Committee on their discussion with representatives of Cravath and presented on the key open issues in the proposed Merger Agreement and Equity Commitment Letter. Representatives of Centerview then presented on the terms of the proposed BDT Bridge Loan Agreement. Following questions from the Special Committee and discussion, the Special Committee instructed Centerview to seek to (i) maximize the Company’s flexibility with its financing arrangements and lower its all-in yield under the facility, and (ii) extend the maturity date of the facility to December 2023.

On December 7, 2022, representatives of BDT, Centerview, Cravath, Davis Polk and S&C held a meeting via teleconference and discussed (i) the proposed BDT Bridge Loan Agreement, including the maturity date of, and the split between, term loans and revolving loans proposed to be provided by BDT pursuant to the BDT Bridge Loan Agreement and (ii) the potential extension of the maturity date of the term loans outstanding under the BDT Shareholder Loan Agreement. Later that day, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. At the meeting, the S&C representatives provided the Special Committee with an update on the key open issues in the proposed Merger Agreement and Equity Commitment Letter. The S&C representatives also presented on (i) the proposed TRA Amendment, pursuant to which, upon the consummation of the proposed Merger, the Tax Receivable Agreement would automatically terminate in full without any payment, including any Tax Benefit Payment or Early Termination Payment (each as defined in the Tax Receivable Agreement), and none of the transactions contemplated by the proposed Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, would constitute a Change of Control (as defined in the Tax Receivable Agreement) or result in any payment under the Tax Receivable Agreement, including any Tax Benefit Payment or Early Termination Payment, and (ii) the proposed LLC Agreement Amendment, pursuant to which holders of HoldCo units and paired Class B Shares would have the right to participate in the Merger by delivering a notice of participation on or prior to a certain date, which right would be in lieu of any rights holders had to participate in the proposed Merger pursuant to Section 10.05(a) of the HoldCo LLC Agreement or to otherwise redeem HoldCo units during the period between the signing and closing of the proposed Merger. Throughout the discussion, the Special Committee provided instructions to S&C regarding its preferred approach to resolving certain outstanding issues.

On December 9, 2022, Cravath sent Davis Polk a revised draft of the proposed BDT Bridge Loan Agreement, which (i) contemplated an unsecured term loan facility, which was proposed, subject to further confirmation, to be an aggregate principal amount of $120 million, and an unsecured revolving loan facility, which was proposed, subject to further confirmation, to be an aggregate principal amount of $230 million, and (ii) extended the maturity date to December 31, 2023. Additionally, Cravath sent Davis Polk an initial draft of an amendment to the BDT Shareholder Loan Agreement (the “BDT Shareholder Loan Agreement Amendment”), pursuant to which the maturity date under the BDT Shareholder Loan Agreement would be extended to January 29, 2028. Davis Polk promptly provided these drafts to S&C and Centerview. Over the course of December 9, 2022 and December 10, 2022, representatives of Cravath and Davis Polk worked to finalize the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, and on December 10, 2022, Cravath sent Davis Polk a revised draft of the proposed BDT Bridge Loan Agreement which confirmed an unsecured term loan facility in an aggregate principal amount of $120 million and an unsecured revolving loan facility in an aggregate principal amount of $230 million.

Later that day, at the direction of the Special Committee, representatives of S&C discussed with representatives of Cravath key open issues in the proposed Merger Agreement and Equity Commitment Letter. Davis Polk participated in a portion of the discussion related to the Company’s representations and warranties and interim operating covenants. The Cravath representatives indicated that, as reflected in Cravath’s draft of the proposed Equity Commitment Letter, the BDT Fund 3 Parties would commit to provide Parent with (i) equity financing sufficient to cover the maximum aggregate principal amount under the proposed BDT Bridge Loan Agreement and (ii) subject to a cap of $11 million, as required for Parent and Merger Sub to pay the Company monetary damages in accordance with the proposed Merger Agreement.

Over the course of the day on December 10, 2022, representatives of S&C, Cravath and Davis Polk worked to finalize the proposed Merger Agreement and other transaction documents. As a result of these discussions, among other things, BDT agreed to increase the size of its equity commitment to ensure that sufficient equity financing would be available to pay the merger consideration to Class A Shares that could be issued in exchange for any Class B Shares prior to the closing of the proposed Merger in accordance with the proposed LLC Agreement Amendment.

On the evening of December 10, 2022, the Special Committee held a meeting that was attended by representatives of Centerview and S&C. The representatives of S&C reviewed with the Special Committee certain legal matters, including the fiduciary duties of the members of the Special Committee as they applied in the context of considering whether or not to recommend the Merger. The S&C representatives then presented on the non-financial terms of the proposed Merger Agreement, the Equity Commitment Letter, the TRA Amendment and the LLC Agreement Amendment. Following S&C’s presentation, the representatives of Centerview reviewed with the Special Committee the terms of the proposed BDT Bridge Loan Agreement and BDT Shareholder Loan Agreement Amendment, noting that they believed that the financial terms of the proposed BDT Bridge Loan Agreement were at least as favorable to the Company as what the Company would receive in an arm’s-length transaction and would otherwise be able to obtain under current market conditions given the facts and circumstances relevant to the Company at the time. The Centerview representatives also reviewed the financial terms of BDT’s November 29 proposal and discussed Centerview’s financial analyses of the Merger. Following discussion, the Centerview representatives then orally rendered Centerview’s opinion, which was subsequently confirmed by delivery of a written opinion, dated December 10, 2022, that, as of such date, based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, upon the review undertaken by Centerview in preparing its opinion that the $8.05 per Class A Share merger consideration to be paid pursuant to the proposed Merger Agreement was fair, from a financial point of view, to the holders of Class A Shares (excluding the Holdings Shares, Class A Shares owned by the Company as treasury shares, Dissenting Shares and Class A Shares held by the Specified Holders and their respective affiliates, together with any Class A Shares held by any affiliate of the Company. For a more detailed discussion of Centerview’s opinion see the section entitled “—Opinion of Centerview” beginning on page [●] of this Information Statement. Following further discussion and after considering the matters reviewed and discussed at the meeting and prior meetings of the Special Committee, the Special Committee resolved to (i) determine that the Merger Agreement and the Transactions, including the

Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, on the terms and subject to the conditions set forth therein, were advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (other than the Company and its subsidiaries)) and (ii) recommend that the Board (a) approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment and (b) recommend adoption and approval of the Merger Agreement and the Transactions, including the proposed Merger, by the Company’s stockholders.

On December 11, 2022, the Board held a meeting that was attended by members of the Company’s management and representatives of Davis Polk, S&C and Centerview. Ms. Rainko did not attend the meeting. Representatives of Davis Polk reviewed the directors’ fiduciary duties in connection with the proposed Transactions. Representatives of Centerview and S&C and the members of the Special Committee then provided the Board with the Special Committee’s recommendation with respect to the proposed Merger Agreement and the Transactions, including the proposed Merger, and provided the Board with a summary of the Special Committee’s evaluation of the proposed Merger Agreement and the Transactions, including the proposed Merger and the negotiating history with BDT, the matters considered by the Special Committee and the reasons for the Special Committee’s recommendation. Representatives of S&C then reviewed with the Board the principal terms of the proposed Merger Agreement, Equity Commitment Letter, TRA Amendment, LLC Agreement Amendment, the BDT Bridge Loan Agreement and BDT Shareholder Loan Agreement Amendment. Representatives of Centerview then discussed the terms and conditions of the proposed BDT Bridge Loan Agreement and its relationship to the Company’s debt capital structure. After discussion, the Board, acting upon the unanimous recommendation of the Special Committee, resolved to: (i) determine that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and in the best interests of the Company and its stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)), (ii) approve the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, (iii) authorize, empower and direct the Company’s authorized officers, in the name and on behalf of the Company and without further action from the Board, to cause the Company or WSP LLC, as applicable, to execute and deliver the agreements to which the Company or WSP LLC, as applicable, is a party, with such changes and additions thereto any such authorized officer executing the same may, in good faith, deem necessary or appropriate and consistent with the matters contemplated herein, such executions thereof to be conclusive evidence of such approvals (provided that no changes or additions that are material, individually or in the aggregate, and/ or relate to the Merger Consideration may be made to the Merger Agreement without further approval of the Board upon the recommendation of the Special Committee) and perform all of its obligations (or cause WSP LLC to perform all of its obligations, as applicable) under the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment and (iv) recommend adoption and approval of the proposed Merger Agreement and the Transactions, including the Merger, by the Company’s stockholders.

Following the Board meeting, the Merger Agreement, Equity Commitment Letter, TRA Amendment and LLC Agreement Amendment were executed by the relevant parties thereto and the BDT Bridge Loan Agreement and BDT Shareholder Loan Agreement Amendment were executed by the parties thereto.

Later that day, the Specified Holders executed and delivered to the Company a written consent adopting the Merger Agreement and approving the Merger.

On December 12, 2022, before the opening of trading on the NYSE, the Company issued a press release announcing the proposed Merger.

Following discussions among BDT, WSP LLC and the revolving lenders under the Credit Agreement, on December 27, 2022, WSP LLC entered into an amendment (the “Credit Agreement Amendment”) to the Credit Agreement. The Credit Agreement Amendment waives the financial covenant under the Credit Agreement for the fiscal quarters ending December 31, 2022 and March 31, 2023 (the “Waiver”), but the Waiver may be terminated if certain conditions are not met (including, among other conditions, if the Merger does not occur, at the latest, by June 29, 2023, unless otherwise agreed to by the administrative agent in its sole discretion). If the Waiver is terminated and WSP LLC is not in compliance with the financial covenant for the fiscal quarter then most recently ended for which financial statements have been (or were required to be) provided to the lenders under the Credit Agreement, WSP LLC must pay a fee in an amount equal to 3.0% per annum in respect of any outstanding revolving loans under the Credit Agreement. The fee will continue to be payable until WSP LLC complies with the financial covenant for any two consecutive fiscal quarter periods ending on or after September 30, 2023, at which time such fee will terminate permanently. Beginning on the earlier of April 30, 2023 and the date on which WSP LLC receives certain equity contributions from its shareholders, the amendment also prohibits WSP LLC from incurring additional revolving loans if after giving effect to any such borrowing, the obligations outstanding under the revolving facility under the Credit Agreement would exceed (i) $250 million or (ii) if a Shareholder Loan Agreement Cure (as defined in the Credit Agreement) has occurred, $200 million, in each case, until certain conditions as set forth in the Credit Agreement Amendment are met.

Recommendation of the Board; Reasons for the Merger

After careful consideration, the Board, acting on the unanimous recommendation of the Special Committee, resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)); and

•	to recommend that the Board;

•

approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•

recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, to the stockholders of the Company; and

•

authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment.

Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board

On December 10, 2022, the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and evaluated the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment and unanimously determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment are advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)).

The Special Committee also unanimously recommended to the Board that the Board:

•

approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•	recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company;

•

declare (i) the BDT Bridge Loan Agreement, the BDT Shareholder Loan Agreement Amendment and the transactions contemplated thereby advisable and in the best interest of the Company, its subsidiaries and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)) and (ii) that the terms of the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment are substantially no less favorable to WSP LLC than would be obtained by WSP LLC in a comparable arm’s-length transaction with a person that is not an affiliate of WSP LLC;

•

authorize, empower and direct the Company’s authorized officers, in the name and on behalf of the Company and without further action from the Board, to cause the Company and its subsidiaries to execute and deliver the agreements to which the Company or its subsidiaries, as applicable, is a party, with such changes and additions thereto any such authorized officer executing the same may, in good faith, deem necessary or appropriate and consistent with the matters contemplated herein, such executions thereof to be conclusive evidence of such approvals, provided that no changes or additions that are material, individually or in the aggregate, and/or relate to the Merger Consideration may be made to the Merger Agreement without further approval of the Board upon the recommendation of the Special Committee; and

•

authorize, empower and direct such authorized officers, in the name and on behalf of the Company and without further action from the Board, to cause the Company and its subsidiaries to perform all of its obligations under the Merger Agreement and the Transactions, on the terms and subject to the conditions set forth in the Merger Agreement, including the Merger, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, and to take such further actions as may be required in furtherance of the transactions contemplated thereby.

Reasons for the Merger; Recommendation of the Special Committee

In the course of reaching the determination described above, the Special Committee considered, in consultation with its own independent legal and financial advisors, the following material factors that weighed in favor of the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the Special Committee’s understanding of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects (including the risks involved in achieving such prospects), as well as the Company’s historical and projected financial performance;

•	the current and historical prices of the Class A Shares, including the fact that the Merger Consideration of $8.05 per Class A Share represented:

•

a premium of approximately 60% over the closing price per share of the Class A Shares on October 24, 2022, the last trading day before BDT submitted the BDT Acquisition Proposal to the Board, of $5.03; and

•	the multiples of the Company’s enterprise value implied by the Merger Consideration to (i) the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)

estimated by the Company’s management for the fiscal year ending September 30, 2023 of 24.9x and (ii) the Company’s EBITDA estimated by the Company’s management for the fiscal year ending September 30, 2024 of 22.8x;

•

the Special Committee’s belief that it was unlikely that the trading price of the Class A Shares would, in the foreseeable future, reflect a net present value greater than the Merger Consideration of $8.05 per Class A Share and/or decline from its existing share price;

•

that the Special Committee was able to negotiate an increase in the Merger Consideration of $1.80 per share from the per share consideration offered in BDT’s October 24, 2022 offer letter, representing an increase of approximately 29%;

•

the belief by the Special Committee that the Merger Consideration was the highest price that could reasonably be obtained from BDT, that the terms set forth in the Merger Agreement were the most favorable terms BDT would be willing to agree to and that further negotiations would create a risk of causing BDT to abandon the BDT Acquisition Proposal altogether or materially delay the entry into a definitive agreement for the transaction;

•

the risks associated with remaining an independent, publicly traded company, including the Company’s near- and long-term liquidity challenges and the Special Committee’s belief that, based on regularly updated cash flow projections and other available information, (i) unless the Company obtained new debt or equity financing, the Company was likely to exhaust its borrowing capacity under the Credit Agreement in the relatively near term, (ii) unless the Company obtained a covenant waiver from the lenders under its Credit Agreement, the Company was likely to be in breach of certain covenants under the Credit Agreement at the end of calendar year 2022 and (iii) the Company’s vendors, customers and other stakeholders may react negatively to disclosures the Company may be required to make concerning its liquidity challenges, which in turn could potentially result in additional operational challenges and a worsening of the Company’s financial results;

•

the Company’s future prospects if the Company did not enter into the Merger Agreement, including the competitive landscape, the current macroeconomic environment, the business, financial and execution risks and the Company’s relationships with customers, providers and suppliers and the potential impact of those factors on the Company’s results of operations and trading price of the Class A Shares (which cannot be quantified numerically);

•

the fact that BDT stated in its October 24, 2022 offer letter and repeated thereafter that BDT was not interested in selling its stake in the Company to a third party and would not vote in favor of any alternative sale, merger or similar transaction involving the Company;

•

the fact that the Unaffiliated Stockholders will receive cash for their Class A Shares and will therefore have immediate liquidity and receive certain value for their Class A Shares at $8.05 per share;

•

the anticipated timing of the consummation of the Merger, which allows for a potential closing of the Merger in a relatively short timeframe, and the fact that BDT was willing to make available to the Company unsecured loans in an aggregate principal amount of up to $350 million to provide the Company with sufficient liquidity between signing the Merger Agreement and consummation of the Merger, with terms at least as favorable as what the Company would receive in an arm’s-lengths transaction and a maturity date beyond the anticipated closing of the Merger;

•

the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition;

•

the fact that the Company would have the right to seek specific performance to cause each BDT Fund 3 Party to fund its subscription commitment under the Equity Commitment Letter and guarantee its pro rata share of up to $11 million in respect of any monetary damages required to be paid to the Company in accordance with the Merger Agreement;

•	the opinion of Centerview rendered to the Special Committee, which opinion and financial analyses the Special Committee adopted as its own, on December 10, 2022, which was subsequently confirmed by delivery of a written opinion dated December 10, 2022 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration of $8.05 per share to be paid to the holders of Class A Shares (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of Centerview” beginning on page [●] of this Information Statement, notwithstanding that the opinion of Centerview was provided for the benefit of the Special Committee and may not be relied upon by Parent or Merger Sub for any purpose;

•	BDT’s business reputation, experience and capabilities; and

•	the terms and conditions of the Merger Agreement, as discussed in more detail in the section entitled “The Merger Agreement” beginning on page [●] of this Information Statement.

The Special Committee also considered the factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger to the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)). The Special Committee believes such factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:

•

that, as authorized and directed by the Board, the Special Committee retained and received the advice of (i) Centerview as its own independent financial advisor and (ii) S&C and Richards, Layton & Finger P.A. as its own independent legal advisors;

•

the authority granted to the Special Committee by the Board to review and evaluate (i) a potential transaction involving BDT and (ii) if the Special Committee deems it appropriate, alternative transactions with other parties, or to determine not to pursue any transaction involving BDT, and the fact that Parent committed not to proceed with the transaction without a favorable recommendation from the Special Committee;

•

that the Special Committee consists solely of independent and disinterested directors who are able to evaluate and negotiate a potential transaction between the Company and BDT on behalf of the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries));

•

that, as authorized and directed by the Board, (i) in addition to evaluating the BDT Acquisition Proposal, the Special Committee concurrently pursued alternative financing solutions, (ii) the BDT Shareholder Loan Agreement was not conditioned on the Merger and (iii) the BDT Bridge Loan Proposal was received after the Committee had determined to move forward with recommending the BDT Acquisition Proposal at $8.05 per Class A Share, subject to finalization of the transaction agreements;

•	that the Special Committee held 22 formal meetings to discuss and evaluate a potential BDT acquisition and each member of the Special Committee was actively engaged in the process;

•

that the financial and other terms and conditions of the proposed transaction were the product of extensive negotiations that took place over the course of several weeks between the Special Committee, with the assistance of its financial and legal advisors, on the one hand, and BDT and its representatives, on the other hand;

•

that under the DGCL, the Company’s stockholders (excluding the Specified Holders) have the right to demand appraisal of their Common Shares, as discussed in the section entitled “Appraisal Rights” beginning on page [●] of this Information Statement;

•	the fact that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this Information Statement; and

•

that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving the Merger Agreement or taking the other actions described in this Information Statement.

In the course of reaching the determination described above, the Special Committee also considered and balanced, in consultation with its own independent legal and financial advisors, the factors that weighed in favor of the Merger against a variety of potentially negative factors, uncertainties and risks in its deliberations concerning the Merger Agreement and the Merger, including, among others:

•

that the closing of the Merger is not conditioned upon the receipt of the affirmative vote of a majority of the Unaffiliated Stockholders to adopt the Merger Agreement (or any modified version of such vote as had been discussed by representatives of the Special Committee with representatives of BDT);

•

that the Merger Agreement precludes the Company from (i) actively soliciting alternative acquisition proposals and (ii) engaging with a third party with respect to, or discussing or negotiating, any unsolicited alternative acquisition proposal and the Board and the Special Committee from changing its recommendation with respect to a superior acquisition proposal or an intervening event given that BDT delivered the written consent on December 11, 2022, shortly after the execution of the Merger Agreement;

•

that the Merger Agreement precludes the Company from soliciting alternative financing proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding financing proposals;

•

the possibility that, at some future time, BDT could sell some or all of the Company or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Merger Consideration, and that the Unaffiliated Stockholders would not be able to participate in or benefit from such a sale;

•

the risk that, while the Merger is expected to be completed, there can be no guarantee that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed;

•

the risks and costs to the Company during the period between the execution of the Merger Agreement and the closing of the Merger or the termination of the Merger Agreement, including the potential effect of the diversion of management and employee attention from the Company’s business, the substantial expenses which the Company will have incurred and the potential adverse effect on the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business contacts;

•	the risk of litigation brought by stockholders in respect of the Merger Agreement or the Transactions;

•

that the receipt by stockholders of the Merger Consideration will be taxable transactions for U.S. federal income tax purposes as discussed in the section entitled “Material United States Federal Income Tax Consequences of the Merger” beginning on page [●] of this Information Statement; and

•

that certain of the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders, including certain of the Company’s directors’ involvement with Parent, the interests of the Company’s directors and executive officers in being entitled to continued indemnification and insurance coverage from the Surviving Corporation under the Merger Agreement and the Company’s certificate of incorporation and other interests described in the section entitled “Interests of Our Directors and Executive Officers in the Merger” beginning on page [●] of this Information Statement.

The above discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but indicates the material matters considered. In reaching its determination and recommendation, the Special Committee did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Special Committee may have considered various factors differently. The Special Committee did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Special Committee based its unanimous recommendation on the totality of the information presented.

Recommendation of the Board

At a meeting of the Board held on December 11, 2022 (which Ms. Rainko did not attend), the Board, acting upon the unanimous recommendation of the Special Committee:

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determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment are advisable and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries));

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determined that (i) the BDT Bridge Loan Agreement, the BDT Shareholder Loan Agreement Amendment and the transactions contemplated thereby are advisable and in the best interest of the Company, its subsidiaries and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)) and (ii) the terms of the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment are substantially no less favorable to WSP LLC than would be obtained by WSP LLC in a comparable arm’s-length transaction with a person that is not an affiliate of WSP LLC;

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approved the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment;

•	recommended adoption and approval of the Merger Agreement, and the Transactions, including the Merger, to the stockholders of the Company;

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authorized, empowered and directed the Company’s authorized officers, in the name and on behalf of the Company and without further action from the Board, to cause the Company and its subsidiaries, as applicable, to execute and deliver the agreements to which the Company or its subsidiaries, as applicable, is a party, with such changes and additions thereto any such authorized officer executing the same may, in good faith, deem necessary or appropriate and consistent with the matters contemplated herein, such executions thereof to be conclusive evidence of such approvals, provided that no changes or additions that are material, individually or in the aggregate, and/or relate to the Merger Consideration may be made to the Merger Agreement without further approval of the Board upon the recommendation of the Special Committee; and

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authorized, empowered and directed such authorized officers, in the name and on behalf of the Company and without further action from the Board, to cause the Company and its subsidiaries to perform all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, and to take such further actions as may be required in furtherance of the transactions contemplated thereby.

In reaching its determination, the Board considered a number of factors, including the following material factors:

•	the current and historical prices of the Class A Shares, including the fact that the Merger Consideration of $8.05 per Class A Share represented:

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a premium of approximately 60% over the closing price per share of the Class A Shares on October 24, 2022, the last trading day before BDT submitted the BDT Acquisition Proposal to the Board, of $5.03; and

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the multiples of the Company’s enterprise value implied by the Merger Consideration to (i) the Company’s adjusted EBITDA estimated by the Company’s management for the fiscal year ending September 30, 2023 of 24.9x and (ii) the Company’s EBITDA estimated by the Company’s management for the fiscal year ending September 30, 2024 of 22.8x;

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the opinion of Centerview rendered to the Special Committee, which opinion and financial analyses the Special Committee adopted as its own, on December 10, 2022, which was subsequently confirmed by delivery of a written opinion dated December 10, 2022 that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration of $8.05 per share paid to the holders of Class A Shares (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of Centerview” beginning on page [●] of this Information Statement, notwithstanding that the opinion of Centerview was provided for the benefit of the Special Committee and may not be relied upon by Parent or Merger Sub for any purpose;

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the Special Committee’s unanimous determination that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment are advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)) and the Special Committee’s unanimous recommendation to the Board that the Board (i) determine the same, (ii) approve the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment (iii) authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment and (iv) recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement and the Transactions, including the Merger in accordance with the DGCL; and

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the procedural fairness of the Transactions, including that the Transactions were negotiated over a period of several months by a Special Committee consisting of two directors who are not representatives of BDT and are not employees of the Company or any of its subsidiaries, that could objectively and independently assess the potential transaction, and that the Special Committee was advised by its own independent legal and financial advisors.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive but indicates the material matters considered. In reaching its determinations and recommendations, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. The Board based its recommendation on the totality of the information presented.

The Special Committee and the Board did not specifically consider the liquidation value or the net book value of the Company in the evaluation of the Merger, because of the belief that neither liquidation value nor net book value presents a meaningful valuation for the Company and its business, as (i) determining a liquidation value would be impracticable given the significant execution risk involved in any breakup of the Company, (ii) the Company’s value is derived from the cash flows generated from its continuing operations rather than from the value of assets that might be realized in a liquidation, (iii) net book value is significantly influenced by historical costs and (iv) net book value does not take into account the prospects of the Company, market conditions, trends in the industries in which the Company operates or the business risks inherent in those industries.

In addition, the Special Committee and the Board did not specifically seek to establish a pre-Merger going concern valuation of the Company, and no such value was directly considered by the Special Committee or the Board. Rather, the Special Committee believed that the financial analyses presented by Centerview, as more fully summarized in the section entitled “—Opinion of Centerview” beginning on page [●] of this Information Statement, which opinion and financial analyses the Special Committee adopted as its own, on which the Special Committee relied in making its recommendation to the Board, represented potential valuations of the Company as it continues to operate its business, and to that extent, the Special Committee implicitly characterized such analyses as forms of going concern valuations. The Special Committee considered each of the analyses performed by Centerview in the context of the fairness opinion provided by Centerview as well as various additional factors, as discussed above.

The Special Committee and the Board are not aware of any firm offer by any other person during the prior two years for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company .

Required Stockholder Approval for the Merger

The adoption of the Merger Agreement and the approval of the Merger and the other Transactions required the affirmative vote or written consent, in accordance with Section 228 and Section 251 of the DGCL, the Company Charter, the Company Bylaws and the Stockholders Agreement, by stockholders of the Company holding (i) a majority of the Class A Shares outstanding, (ii) a majority of (A) the Class B Shares outstanding and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement and (iii) a majority of the Common Shares outstanding. As of December 11, 2022, the record date for determining stockholders of the Company entitled to vote on the adoption of the Merger Agreement, there were 53,738,392 Class A Shares outstanding, 234,476,377 Class B Shares outstanding and 288,214,769 Common Shares outstanding. Holders of Common Shares are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including adoption of the Merger Agreement.

On December 11, 2022, following the execution of the Merger Agreement, the Specified Holders, which on such date beneficially owned 30,240,685 Class A Shares, 178,422,939 Class B Shares and 208,663,624 Common Shares representing approximately 56.3% of the then-outstanding Class A Shares, approximately 76.1% of the then-outstanding Class B Shares and approximately 72.4% of the then-outstanding Common Shares, respectively, delivered the Written Consent. No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement. As a result, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of the Company is required to complete the Merger, and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the corporation in accordance with Section 228 of the DGCL. This Information Statement and the notice attached hereto constitute notice to you from the Company of the Written Consent as required by Delaware law.

Opinion of Centerview

On December 10, 2022, Centerview rendered to the Special Committee its oral opinion, subsequently confirmed in a written opinion, dated December 10, 2022, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Centerview’s written opinion, dated December 10, 2022, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety by the full text of Centerview’s written opinion attached as Annex B. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of Class A Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transactions and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:

•	a draft of the Merger Agreement, dated December 8, 2022, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement;”

•	the Annual Report on Form 10-K of the Company for the year ended September 30, 2021;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•

certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to Centerview by the Company for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.

Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with the Special Committee’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at the Special Committee’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and Centerview relied, at the Special Committee’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at the Special Committee’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. Centerview assumed, at the Special Committee’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at the Special Committee’s direction, that the Transactions will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transactions, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transactions on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, the Company’s underlying business decision to proceed with or effect the Transactions, or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the Class A Shares (other than Excluded Shares), solely in their capacity as holders of Class A Shares, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transactions, including, without limitation, the structure or form of the Transactions, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transactions, including, without limitation, the fairness of the Transactions or any other term or aspect of the Transactions to, or any consideration to be received in connection therewith by, or the impact of the Transactions on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party, including without limitation, holders of the Class B Shares. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transactions, whether relative to the Merger Consideration to be paid to the holders of the Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transactions or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transactions. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis

The following is a summary of the material financial analyses prepared and reviewed with the Special Committee in connection with Centerview’s written opinion, dated December 10, 2022. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of the Company. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the Transactions. None of the Company, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the Company do not purport to be appraisals or reflect the prices at which the Company may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as of December 9, 2022 (the last trading day before the public announcement of the Transactions) and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis

Centerview performed a discounted cash flow analysis of the Company based on the Forecasts. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated a range of implied per share equity values for the Company by discounting to present value as of September 30, 2022 (using discount rates ranging from 9.5% to 11.0%, reflecting Centerview’s analysis of the Company’s weighted average cost of capital, determined using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience): (i) the forecasted unlevered free cash flows of the Company based on the forecasts over the period beginning October 1, 2022 and ending on September 30, 2032 (see the section of this information statement entitled “—Certain Company Financial Forecasts” beginning on page [●] of this information statement) and (ii) a range of implied terminal values of the Company at the end of the forecast period shown in the Forecasts, estimated by Centerview applying perpetuity growth rates to the Company’s unlevered free cash flows for the terminal year ranging from 2.0% to 3.0%. Based on its analysis, Centerview calculated a range of implied enterprise values of the Company. Centerview subtracted from this range the face value of the

Company’s net debt as of September 30, 2022 as set forth in the Internal Data to derive a range of implied equity values for the Company. Centerview then divided this range of implied equity values by the number of Class A and Class B shares outstanding as November 28, 2022 and the number of vested incentive equity awards and Director RSU Awards outstanding as of December 9, 2022 based on the Internal Data to derive a range of implied values per share of approximately $5.92 to $9.79, rounded to the nearest $0.01, which also includes the present value of the Company’s value tax attributes under its Tax Receivable Agreement and net operating losses of approximately $0.05 per share based on Internal Data. Centerview compared this range to the Merger Consideration of $8.05 per share proposed to be paid to the holders of Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement.

Selected Public Company Analysis

Centerview reviewed certain financial information of the Company and compared it to corresponding financial information of selected comparable public companies that Centerview deemed comparable, based on its experience and professional judgment, to the Company (the “selected companies”). Although none of the selected companies is directly comparable to the Company, the selected companies listed below were chosen by Centerview, among other reasons, because they are companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, Centerview considered similar to those of the Company. However, because none of the selected companies is exactly the same as the Company, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operational characteristics of the Company and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

Using publicly available information obtained from SEC filings and other data sources as of December 9, 2022, Centerview calculated for each selected company, such company’s implied enterprise value (calculated as the equity value (determined using the treasury stock method and taking into account outstanding in-the-money options, warrants, restricted stock units and other dilutive equity instruments) plus the non-controlling interests, face value of debt and certain liabilities less cash and cash equivalents, in each case calculated consistently with the determinations made in arriving at the Company’s implied enterprise value for purposes of Centerview’s analyses to the extent comparable information was publicly available) (“EV”), as a multiple of Wall Street research analyst consensus estimated earnings before interest expense, income taxes, depreciation and amortization and stock based compensation (“EBITDA”), calendarized to the Company’s fiscal year 2024 (“2024E”). Such multiple is referred to in this section, with respect to a selected company, as “EV / 2024E EBITDA.”

The selected companies and the results of this analysis are summarized as follows:

Selected Company	EV / 2024E Multiple
Analyst Consensus for the Company	17.4x
Electrolux AB	4.8x
Groupe SEB	7.3x
Helen of Troy Limited	9.2x
Newell Brands Inc.	8.3x
Thule Group AB	14.5x
Traeger, Inc.	12.6x
Spectrum Brands Holdings, Inc. (1)	8.6x
Stanley Black & Decker, Inc.	9.3x
The Whirlpool Corporation (2)	7.0x
YETI Holdings, Inc.	9.6x
25th Percentile (3)	8.3x
Median (3)	8.9x
75th Percentile (3)	11.4x

(1)	Adjusted to reflect sale of Hardware & Home Improvement segment to ASSA ABLOY announced on September 8, 2021.
(2)	Pro forma for acquisition of InSinkErator from Emerson Electric Co. announced August 8, 2022.
(3)	Excludes analyst consensus for the Company.

Based on the foregoing analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a range of multiples of EV to 2024E EBITDA of 12.5x to 17.5x. In selecting this range of multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Centerview applied the range of multiples of EV to 2024E EBITDA to the Company’s 2024E EBITDA of $213 million derived from the Internal Data, to derive a range of implied enterprise values for the Company. Centerview subtracted from each of these ranges the face value of the Company’s net debt as of September 30, 2022 as set forth in the Internal Data to derive a range of implied equity values for the Company. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares as of December 9, 2022 as set forth in the Internal Data to derive a range of implied values per share of approximately $4.31 to $7.96, rounded to the nearest $0.01. Centerview compared this range to the Merger Consideration of $8.05 per share proposed to be paid to the holders of Class A Shares (other than Excluded Shares) pursuant to the Merger Agreement.

Other Factors

Centerview noted for the Special Committee certain additional factors solely for reference and informational purposes, including, among other things, the following:

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Historical Price Trading Analysis. Centerview reviewed historical trading prices of the Class A Shares during the 52-week period ended December 9, 2022, which reflected low and high closing stock prices for the Class A Shares during such period of $5.03 and $12.93 per Class A Share.

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Analyst Price Targets Analysis. Centerview reviewed price targets for the Class A shares in publicly available Wall Street research analyst reports as of market close on October 24, 2022, when BDT made its acquisition proposal for the Company public, noting that these price targets ranged from $2.75 per Class A Share to $8.00 per Class A Share.

General

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in its evaluation of the Transactions. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee or management of the Company with respect to the Merger Consideration or as to whether the Special Committee would have been willing to determine that a different consideration was fair. The consideration for the Transactions was determined through arm’s-length negotiations between the Company and Parent and was approved by the Special Committee. Centerview provided advice to the Special Committee during these negotiations. Centerview did not, however, recommend any specific amount of consideration to the Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for Centerview’s current engagement by the Special Committee, Centerview had not been engaged to provide financial advisory or other services to the Company, and Centerview has not received any compensation from the Company during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent or BDT, and Centerview did not receive any compensation from Parent or BDT during such period. Centerview may provide in the future financial advisory and other services to or with respect to the Company, BDT or Parent or their respective affiliates, including portfolio companies of BDT, for which Centerview may receive compensation. Certain (i) of Centerview and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, BDT or any of their respective affiliates, including portfolio companies of BDT, or any other party that may be involved in the Transactions.

The Special Committee selected Centerview as its financial advisor in connection with the Transactions based on, among other things, Centerview’s independence, reputation and experience both in the industry and with respect to special committee assignments, merger and acquisition engagements and financings. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions.

In connection with Centerview’s services as the financial advisor to the Special Committee, the Company has agreed to pay Centerview an aggregate fee of up to approximately $27 million, (i) approximately $1 million of which was payable upon funding of the $61.2 million of loans under the BDT Shareholder Loan Agreement, (ii) $3 million of which was payable upon the rendering of Centerview’s opinion, (iii) approximately $16 million of which is payable contingent upon consummation of the Merger (the “Transaction Fee”) (which includes a $2 million retainer that is creditable against the Transaction Fee) and (iv) up to $7 million is payable contingent upon funding of the $350 million of loans under the BDT Bridge Loan Agreement. In addition, the Company has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.

Other Presentations by Centerview

In addition to the presentation made to the Special Committee on December 10, 2022, which will be filed with the SEC as an exhibit to the Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) and is described above, copies of preliminary illustrative presentations presented or delivered by Centerview to the Special Committee or the Board, as applicable, on November 1, 2022, November 5, 2022, November 9, 2022, November 21, 2022, November 28, 2022, November 29, 2022, December 5, 2022 and December 11, 2022 containing, among other things, preliminary illustrative financial analyses and analysis of the BDT Bridge Loan Agreement also are attached as exhibits to such Schedule 13E-3.

A summary of these preliminary illustrative presentations is provided below. The following summaries, however, do not purport to be a complete description of these preliminary illustrative presentations or of the preliminary financial analyses performed by Centerview.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on November 1, 2022, filed as exhibit (c)(2) to the Schedule 13E-3, contains, among other information, (i) a preliminary financial analysis of BDT’s indicative valuation of $6.25 per Class A Share, (ii) an analysis of premiums paid in minority “squeeze out” transactions, (iii) observations and perspectives on the Company’s historical financial performance and (iv) certain other terms of minority “squeeze out” transactions.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on November 5, 2022, filed as exhibit (c)(3) to the Schedule 13E-3, contains, among other information, (i) a review of the Special Committee’s initial response to the indicative valuation communicated by BDT on October 24, 2022 and (ii) a revised preliminary financial analysis based on the November 3 Projections of BDT’s indicative valuation of $6.25 per Class A Share.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on November 9, 2022, filed as exhibit (c)(4) to the Schedule 13E-3, contains, among other information, a preliminary financial analysis based on the November Projections of BDT’s updated indicative valuation of $6.55 per Class A Share.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on November 21, 2022, filed as exhibit (c)(5) to the Schedule 13E-3, contains, among other information, a preliminary financial analysis based on the November Projections of BDT’s updated indicative valuation of $7.50 per Class A Share.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on November 28, 2022, filed as exhibit (c)(6) to the Schedule 13E-3, contains, among other information, a preliminary financial analysis based on the November Projections of BDT’s updated indicative valuation of $7.75 per Class A Share.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on November 29, 2022, filed as exhibit (c)(7) to the Schedule 13E-3, contains, among other information, a preliminary financial analysis based on the November Projections of BDT’s updated indicative valuation of $8.05 per Class A Share.

•

The preliminary illustrative presentation presented or delivered by Centerview to the Special Committee on December 5, 2022, filed as exhibit (c)(8) to the Schedule 13E-3, contains, among other information, a preliminary analysis of the BDT Bridge Loan Agreement proposed by BDT on December 3, 2022 and other financing alternatives of the Company.

•

The presentation presented or delivered by Centerview to the Board (and not the Special Committee) on December 11, 2022, filed as exhibit (c)(10) to the Schedule 13E-3, contains, among other information, a background of the Transactions, a summary of the offers made by BDT in connection with the Transaction and an overview of the Company’s financing alternatives and the BDT Bridge Loan Agreement.

None of these other preliminary illustrative presentations by Centerview, alone or together, constitute, or form the basis of, an opinion of Centerview with respect to the consideration payable under the Merger Agreement, and the preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Centerview as of, the dates of the respective presentations .

Certain Company Financial Forecasts

The Company’s management does not currently as a matter of course make public projections as to future performance, revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, the Company does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Special Committee’s evaluation of a potential transaction, the Company’s management independently prepared certain unaudited prospective financial information for fiscal years 2023 through 2032, which we refer to generally as “Projections” and the final version of which we refer to as the “November Projections.” The Projections were made available to the Special Committee in connection with their consideration and evaluation of the Merger, and were provided to Centerview in connection with its financial analyses and opinion. At the direction of the Special Committee, the November Projections were also made available to BDT.

The Company is including a summary of the November Projections in this information statement in order to provide the Company’s stockholders with access to the final projections that were made available to, and approved by, the Special Committee in connection with its evaluation of the Merger, made available to BDT in connection with its due diligence review and made available to Centerview, and which Centerview was instructed by the Special Committee to use, in connection with its financial analyses and opinion.

The following table presents a summary of the November Projections:(1) (2)

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$1,450	$1,710	$1,886	$2,070	$2,274	$2,445	$2,591	$2,716	$2,811	$2,881
Adjusted EBITDA(3)	$130	$213	$256	$350	$468	$505	$552	$596	$636	$672
Net Operating Profit After Tax(4)	$22	$90	$121	$186	$270	$295	$327	$358	$385	$411
Unlevered Free Cash Flow(5)	$77	$98	$71	$212	$283	$304	$332	$363	$392	$419

(1)	Reflects Company balance sheet as of September 30, 2022.
(2)	Management projections covered the fiscal years 2023 through 2027. Management also provided an extrapolation for fiscal years 2028 through 2032.
(3)	“Adjusted EBITDA” is defined as operating income, plus depreciation and amortization and stock based compensation.
(4)	“Net Operating Profit After Tax” is defined as Adjusted EBITDA, minus depreciation and amortization, minus stock based compensation, minus taxes.

(5)	“Unlevered Free Cash Flow” is defined as Net Operating Profit After Tax, minus capital expenditure, minus increase in net working capital, plus depreciation and amortization.

Prior Iterations of the Projections

In August 2022, the Company’s management presented to the Board preliminary unaudited prospective financial information for fiscal years 2023 through 2027 (the “August Projections”) that management had begun to prepare to assist the Board in connection with a potential transaction but which had not previously been presented to or reviewed or adopted by the Board. The August Projections were discussed with and made available to the Board in August 2022 and to Centerview in September 2022.

In October 2022, the Company’s management presented to the Special Committee preliminary unaudited prospective financial information for fiscal years 2023 through 2027 (the “October Projections”). The October Projections reflected, among other things, updated management assessment of the Company’s cash flow projections and performance and the then-current macroeconomic environment. The October Projections were discussed with and made available to the Board, the Special Committee and Centerview in October 2022. Following discussion with management and representatives of Centerview, the Special Committee directed management to update the October Projections to reflect management’s then-current actual expectations regarding, or plans to achieve, the Company’s future performance.

In November 2022, the Company’s management presented to the Special Committee preliminary unaudited prospective financial information for fiscal years 2023 through 2032 (the “November 3 Projections”). The November 3 Projections were discussed with and made available to the Special Committee and Centerview in November 2022. The November 3 Projections were not provided to BDT, but were used by Centerview, at the direction of the Special Committee, to prepare additional financial analyses for consideration by the Special Committee.

The Company is including a summary of the November 3 Projections in this information statement in order to provide the Company’s stockholders with access to additional information that was previously made available to the Special Committee and Centerview.

The following table presents a summary of the November 3 Projections:(1) (2)

($ in millions)	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	$1,450	$1,710	$1,886	$2,070	$2,274	$2,445	$2,591	$2,716	$2,811	$2,881
Adjusted EBITDA(3)	$130	$213	$256	$350	$468	$506	$552	$596	$636	$672
Net Operating Profit After Tax(4)	$22	$90	$123	$192	$281	$308	$342	$375	$405	$432
Unlevered Free Cash Flow(5)	$77	$98	$70	$210	$280	$300	$327	$357	$386	$412

(1)	Reflects Company balance sheet as of September 30, 2022.
(2)	Management projections covered the fiscal years 2023 through 2027. Management also provided an extrapolation for fiscal years 2028 through 2032.
(3)	“Adjusted EBITDA” is defined as operating income, plus depreciation and amortization.
(4)	“Net Operating Profit After Tax” is defined as Adjusted EBITDA, minus depreciation and amortization, minus stock based compensation, minus taxes.
(5)	“Unlevered Free Cash Flow” is defined as Net Operating Profit After Tax, minus capital expenditure, minus increase in net working capital, plus depreciation and amortization.

Additional Information About the Projections

The inclusion of the Projections in this information statement should not be regarded as an indication that any of the Company or any of its affiliates, advisors or representatives have considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. The Company advises the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects.

Although presented with numerical specificity, the Projections were based on numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company. Important factors that may affect actual results and cause these internal financial Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of the Company (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, changes in technology, general business and economic conditions and other risk factors referenced in the section of this information statement entitled “Cautionary Statement Concerning Forward-Looking Information” beginning on page [●] of this information statement. Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections. The Projections summarized above do not give effect to the Merger. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections do not take into account any circumstances or events occurring after the date they were prepared. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this information statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Transactions are completed) from the Projections. For all of these reasons, the internal financial Projections, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial Projections. Accordingly, there can be no assurance that the Projections will be realized.

The Projections were prepared solely for internal use and to assist the Special Committee with their consideration and evaluation of the Transactions, including the Merger, Centerview with its financial analyses and opinion and BDT with its due diligence review of the Company, and although they were prepared on an accounting basis consistent with the Company’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, the Company. Neither the Company’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Adjusted EBITDA, Net Operating Profit After Tax and Unlevered Free Cash Flow contained in the Projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Projections were relied upon by Centerview for purposes of its opinion and by the Special Committee in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the merger if the disclosure is included in a document such as this information statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Centerview for purposes of its opinion or by the Special Committee in connection with its evaluation of the Merger. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

For these reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this information statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) can give you any assurance that actual results will not differ from these Projections. Except as required by applicable law, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) undertake any obligation to update or otherwise revise or reconcile the Projections or the specific portions presented to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this information statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections set forth above. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) intend to make publicly available any update or other revision to these Projections. In addition, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Centerview) have made, make, or are authorized in the future to make, any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Projections or that projected results will be achieved, and any statements to the contrary should be disregarded. The Company has made no representation to Parent or BDT, in the Merger Agreement or otherwise, concerning the Projections.

Financing

The parties estimate that the total amount of funds necessary to pay the aggregate cash consideration to the public stockholders in the Merger is up to approximately $886 million, assuming no exercise of dissenters’ rights by stockholders of the Company. Parent expects to obtain the amount of funds necessary to complete the Merger and the related transactions through a cash contribution from the BDT Fund 3 Parties pursuant to the Equity Commitment Letter, under which, subject to the terms and conditions thereof, the BDT Fund 3 Parties will provide equity financing in an aggregate amount of up to $886 million to Parent in connection with the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to the Merger Agreement, as well as a limited guarantee subject to a cap of $11 million of Parent and Merger Sub’s payment obligations in respect of any monetary damages required to be paid to the Company in accordance with the Merger Agreement.

For more information on Parent’s financing arrangements for the Merger, see the sections entitled “The Merger Agreement—Financing of the Merger” beginning on page [●] of this Information Statement.

Position of the Company on the Fairness of the Merger

On December 11, 2022, the Board, acting in reliance upon the unanimous recommendation of the Special Committee, (i) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable and in the best interests of the Company and its stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)), (ii) approved the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, (iii) authorized. the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment and (iv) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders in accordance with the DGCL. In making the determination described above, the Board has expressly adopted the analysis of the Special Committee, which adopted as its own the opinion and financial analyses of Centerview, among other factors considered in the course of making its recommendation that the Board approve the Merger Agreement and the Transactions, including the Merger.

Position of the BDT Entities in Connection with the Merger

Under the SEC rules governing “going-private” transactions, each of Parent, Merger Sub, BDT WSP Holdings, LLC, BDT Capital Partners I-A Holdings, LLC, BDTCP GP I, LLC, BDT Capital Partners, LLC, BDTP GP, LLC, BDT Capital Partners Fund 3, L.P., BDT Capital Partners Fund 3 (TE), L.P., BDT Capital Partners Fund 3 (Del), L.P., BDT Capital Partners Fund 3 (Lux) SCSp, BDTCP GP 3, L.P., BDTCP 3-A (DEL), LLC, BDTCP GP 3-A, L.P., BDTCP GP 3-A (Lux) S.à r.l., BDTCP GP 3, Co., BDT Partners, LLC, BDT & MSD Holdings, L.P. and Byron D. Trott (collectively, the “BDT Entities”) may be deemed to be an affiliate of the Company and engaged in the going-private transaction and, therefore, be required to express its beliefs as to the fairness of the Transactions, including the Merger, to the stockholders of the Company, other than the stockholders of the Company unaffiliated with the BDT Entities (the “Unaffiliated Stockholders”). The BDT Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. The BDT Entities have interests in the Merger that are different from, and in addition to, the Unaffiliated Stockholders.

The BDT Entities believe that the Merger (which is the Rule 13e-3 transaction for which the Schedule 13E-3 will be filed with the SEC) is fair to the Unaffiliated Stockholders, on the basis of the factors described in the sections entitled “—Recommendation of the Board; Reasons for the Merger” and “—Position of the Company on the Fairness of the Merger” beginning on pages [●] and [●], respectively (which the BDT Entities agree with and adopt), the factors described in the section entitled “—Purpose and Reasons of the BDT Entities for the Merger” beginning on page [●] and the additional factors described below with respect to the BDT Entities.

The BDT Entities also believe that the interests of the Unaffiliated Stockholders were properly represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on behalf of the stockholders of the Company (excluding the Specified Holders and their respective affiliates (excluding the Company and its Subsidiaries)) with the assistance of its independent legal and financial advisors. The BDT Entities neither participated in the deliberations of the Special Committee regarding, nor received advice from the Special Committee’s independent legal or financial advisors as to the substantive or procedural fairness of the Merger. The BDT Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Unaffiliated Stockholders. The BDT Entities have not received any report, opinion or appraisal from any outside party materially related to the Merger, including any report, opinion or appraisal relating to the fairness of the Merger to the Unaffiliated Stockholders or the BDT Entities.

Based on the factors considered by, and findings of, the Board and the Special Committee described in the sections entitled “—Recommendation of the Board; Reasons for the Merger,” and “—Position of the Company on the Fairness of the Merger” beginning on pages [●] and [●], respectively, of this Information Statement (which findings the BDT Entities agree with and adopt), the BDT Entities believe that the Merger is substantively and procedurally fair to the Unaffiliated Stockholders. The BDT Entities believe the factors considered by, and findings of, the Board and the Special Committee provide a reasonable basis upon which to form their belief that the Merger is fair to the Unaffiliated Stockholders. This belief should not, however, be construed as a recommendation to any Unaffiliated Stockholders as to whether they should, and the BDT Entities do not make any recommendation as to whether any Unaffiliated Stockholders should, exercise their appraisal rights under the DGCL.

Based on the BDT Entities’ knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Board and the Special Committee described in the sections entitled “—Recommendation of the Board; Reasons for the Merger,” and “—Position of the Company on the Fairness of the Merger” beginning on pages [●] and [●], respectively, of this Information Statement (which findings the BDT Entities agree with and adopt), the BDT Entities believe that the Merger is substantively and procedurally fair to the Unaffiliated Stockholders. In particular, the BDT Entities considered the following substantive factors:

•

the current and historical market for the Class A Shares and the fact that the Merger Consideration represents a premium of approximately 20% over the twenty-day volume-weighted average price per share of the Class A Shares ending on October 24, 2022, the last trading day before BDT submitted the BDT Acquisition Proposal to the Board, of $6.71, and a premium of 60% over the $5.03 closing price per Class A Share on October 24, 2022;

•

the Merger Consideration, which is all cash, (i) provides the Unaffiliated Stockholders with certainty of value and liquidity for their Class A Shares, (ii) eliminates the risks to the Unaffiliated Stockholders in the current market and operating environment that the Company’s current leverage position is unsustainable and that the Company may be unable to effect a recapitalization as a public reporting company and (iii) eliminates the risks and uncertainties relating to the prospects of the Company;

•

the likelihood that the Merger would be completed, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the fact that there is no financing condition; and

•	the potential risks to the Company of continuing to have publicly traded common stock, including the risks of market volatility and global economic uncertainty.

The BDT Entities also considered a variety of procedural factors related to the fairness of the Merger, including the following:

•

the Merger Consideration resulted from active, extensive, arm’s-length negotiations between the Special Committee and the BDT Entities, which resulted in the Special Committee negotiating to increase the BDT Entities’ initial bid of $6.25 per Class A Share to $8.05 per Class A Share;

•

the Merger Agreement and the Transactions were negotiated at arm’s-length and unanimously approved by the Special Committee composed of two directors, who are not representatives of the BDT Entities and are not employees of the Company or any of its subsidiaries, that could objectively and independently assess the potential transaction, and that the Special Committee retained its own nationally recognized independent legal and financial advisors and which was fully informed about the extent to which the interests of the BDT Entities in the Merger differed from those of the Unaffiliated Stockholders;

•

the fact that appraisal rights are available to Unaffiliated Stockholders, other than the Specified Holders, who comply with all of the required procedures under the DGCL for exercising appraisal rights, which allows such stockholders to seek appraisal of the “fair value” of their Common Shares in lieu of receiving the Merger Consideration;

•

the fact that since the outset of discussions of the BDT Acquisition Proposal with the Special Committee, the BDT Entities have conditioned the BDT Acquisition Proposal on approval by the Special Committee;

•

the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with the BDT Entities, and that the Special Committee had the authority to reject any proposals made by the BDT Entities or any other person;

•

the analyses and presentations given by Centerview to the Special Committee, including the oral opinion of Centerview, subsequently confirmed by delivery of a written opinion dated December 10, 2022 to the Special Committee, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Centerview as set forth in its written opinion, the consideration of $8.05 per Class A Share to be received by the holders of Class A Shares (other than certain excluded shares as set forth in the Merger Agreement) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of Centerview” beginning on page [●] of this Information Statement;

•

the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and evaluated the Merger Agreement and the Transactions and unanimously determined that the Merger Agreement and the Transactions are advisable, fair to, and in the best interests of, the Company and the stockholders of the Company (excluding the Specified Holders and their respective affiliates). The Special Committee also unanimously recommended to the Board that the Board (i) determine that the Merger Agreement and the Transactions on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and the Company’s stockholders and (ii) recommended that the Board (a) approve the Merger Agreement and the Transactions and (b) recommend adoption and approval of the Merger Agreement and the Transactions to the Company’s stockholders; and

•

the Board (acting on the recommendation of the Special Committee) after consultation with its legal counsel, (i) determined that the Merger Agreement and the Transactions on the terms and subject to the conditions set forth therein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its obligations contained therein and the consummation of the Transactions on the terms and subject to the conditions contained in the Merger Agreement and (iii) resolved to recommend adoption and approval of the Merger Agreement and the Transactions to the Company’s stockholders.

The BDT Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•

the Unaffiliates Stockholders who do not continue to hold Class B Shares as of the closing of the Merger will not participate in any future earning, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future;

•	the risk that the Merger might not be completed in a timely manner or at all;

•	that Parent and Merger Sub are newly formed entities with essentially no assets;

•

the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger;

•

the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on the Company’s business and relationships with its employees, vendors and customers; and

•	the fact that an all cash transaction would be taxable to the Company’s stockholders that are United States Holders for U.S. federal income tax purposes.

The BDT Entities did not find it practicable to assign, nor did they assign, specific relative weights to the individual factors that they considered in reaching their conclusion as to fairness. The BDT Entities believe these factors provide a reasonable basis upon which to form their belief that the Merger is fair to the Unaffiliated Stockholders. This belief should not, however, be construed as a recommendation to any Unaffiliated Stockholders as to whether they should, and the BDT Entities do not make any recommendation as to whether any Unaffiliated Stockholders should, exercise their appraisal rights under the DGCL.

The BDT Entities did not consider liquidation value or net book value as a factor because they consider the Company to be a viable going concern business and the trading history of the Class A Shares to generally be an indication of its value as such and they have no present intention to liquidate the Company .

Purposes and Reasons of the Company in Connection with the Merger

On August 29, 2022, the Board established the Special Committee, comprising Ms. Congalton and Mr. Suranjan, to review and evaluate (i) a potential transaction involving BDT or one or more of its affiliated investment funds and (ii) if the Special Committee deemed it appropriate, alternative transactions with other parties. The Board also resolved that it would not approve any potential transaction with BDT or one or more of its affiliated investment funds without a prior favorable recommendation of the Special Committee.

On December 10, 2022, the Special Committee, acting with the advice and assistance of its own independent legal and financial advisors, considered and evaluated the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, and unanimously resolved to (i) determine that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable, fair to and in the best interests of the Company and the Company’s stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)) and (ii) recommend that the Board (A) approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan

Agreement Amendment, and (B) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders.

Also on December 10, 2022, the Board held a meeting (which Ms. Rainko did not attend), at which the Board, acting upon the unanimous recommendation of the Special Committee, resolved to (i) determine that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment, are advisable and in the best interests of the Company and its stockholders (excluding the Specified Holders and their respective affiliates (excluding the Company and its subsidiaries)), (ii) approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment (iii) authorize the execution and delivery of the agreements to which the Company or WSP LLC, as applicable, is a party and the performance by the Company or WSP LLC, as applicable, of all of its obligations under the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment, the BDT Bridge Loan Agreement and the BDT Shareholder Loan Agreement Amendment and (iv) recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders.

For more information, see the section of this Information Statement titled “—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page [●].

Purposes and Reasons of the BDT Entities in Connection with the Merger

Under the SEC rules governing “going-private” transactions, the BDT Entities may be deemed to be affiliates of the Company and, therefore, required to express their reasons for the Merger to the Company’s Unaffiliated Stockholders as defined in Rule 13e-3 of the Exchange Act. The BDT Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The BDT Entities believe that structuring the Transactions as a merger is preferable to other transaction structures because it (1) will enable Parent to acquire all of the Class A Shares (other than the Holdings Shares, the Canceled Common Shares and any applicable Dissenting Shares) at the same time, (2) will allow the Company to cease to be a publicly registered and reporting company, and (3) represents an opportunity for the holders of Class A Shares (other than the holders of the Holdings Shares, the Canceled Common Shares and any applicable Dissenting Shares) to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

For the BDT Entities, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and the Class A Shares cease to be publicly traded. The BDT Entities believe that, as a private company, the Company will be able to improve its ability to execute initiatives, including a recapitalization of the Company, that it cannot effectively execute as a public company, which, over time, will create additional enterprise value for the Company. The BDT Entities believe that this, along with the Company’s existing business and potential future opportunities, will allow the BDT Entities’ investment in the Company to achieve returns consistent with its investment objectives, which are in some cases more difficult for a business to achieve as a public company due to the reporting and associated costs and burdens placed on public companies. The BDT Entities also believe that the management and employees of the Company will be able to execute more effectively on future strategic plans. The BDT Entities have undertaken to pursue the Merger at this time for the reasons described above.

Accounting Treatment

BDT meets the definition of an investment company as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services – Investment Companies (“ASC 946”). As an investment company, BTD is required to follow the accounting and reporting guidance of ASC 946 and report their investment assets and liabilities at fair value, including their interest in the Company. No realized gain or loss is expected to be recognized in BTD’s consolidated statement of operations resulting from the Merger.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that the Company’s executive officers and directors have interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. The Board and the Special Committee were aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below.

The Company’s executive officers as of the date hereof are Alan D. Matula (Chief Executive Officer), William J. Horton (Chief Financial Officer), Michael G. Jacobs (Chief Operations Officer), Erik Chalut (General Counsel and Secretary), Jennifer Bonuso (President of Weber Americas) and Steffen Hahn (President of Weber EMEA). In addition, the discussion below contains information regarding Hans-Jürgen Herr (Senior Vice President-Global Brand and Consumer Experience), who served as an executive officer of the Company during the fiscal year ended September 30, 2022.

In addition to the individuals identified above, the following individuals served as executive officers of the Company during the fiscal year ended September 30, 2022: Chris M. Scherzinger (Former Chief Executive Officer and Director); Mary A. Sagripanti (Former Chief Marketing Officer); Troy J. Shay (Former Chief Executive Officer of 1952 Ventures and Former Chief Growth Officer); and Ryan B. Warren (Former President of Weber Americas) (collectively, the “Former Executives”).

Treatment of Company Equity Awards

For information regarding beneficial ownership of Class A Shares generally by each of the Company’s directors and named executive officers and all directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [●] of this Information Statement. Each of the Company’s directors and executive officers, each of the Former Executives and Mr. Herr will be entitled to receive, for each Class A Share, the Merger Consideration in the same manner as other Company stockholders.

Pursuant to the Merger Agreement, at the Effective Time, all outstanding Company Equity Awards, whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that any Director RSU Award will instead accelerate in full and be cancelled, with the holder thereof being entitled to receive, in respect of such cancellation, without interest, an amount in cash equal to (i) the number of Class A Shares subject to such Director RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration. As of the date of this Information Statement, none of the Company’s directors and executive officers, the Former Executives or Mr. Herr has entered into an agreement with BDT, Parent or any of their affiliates to provide for different treatment with respect to his or her Company Equity Awards. The following table sets forth, for each non-employee director, (a) the number of Class A Shares subject to unvested Director RSU Awards as of January 10, 2023 and (b) the estimated value of such Director RSU Awards in connection with the Merger. The values in the table below have been determined (i) based on the Merger Consideration of $8.05 per share and (ii) assuming that the individuals identified below do not receive any additional grants of Director RSU Awards or forfeit any Director RSU Awards after January 10, 2023.

Treatment of Company Equity Awards—Directors

Name	Number of Unvested Director RSU Awards		Estimated Value of Unvested Director RSU Awards
Kelly Rainko	—	(1)	$—
Susan T. Congalton	11,292		$90,901
Elliott Hill	11,292		$90,901
Martin McCourt	11,292		$90,901
Melinda R. Rich	11,292		$90,901
James C. Stephen	11,292		$90,901
Magesvaran Suranjan	11,292		$90,901

(1)	Ms. Rainko has been granted the same number of Director RSU Awards as other non-employee directors, but these awards were automatically assigned to BDT upon grant.

The following table sets forth, for each executive officer, Mr. Herr and each Former Executive, (a) the number of Company Options held by such individual and their applicable exercise price, (b) the number of Company RSU Awards held by such individual and (c) the number of Company Profit Unit Awards held by such individual. The numbers in the table below assume that the individuals identified below do not receive any additional grants of Company Equity Awards or forfeit any Company Equity Awards after January 10, 2023.

Treatment of Company Equity Awards—Executive Officers

Name	Number of Unexercised Company Options	Company Option Exercise Price	Number of Company RSU Awards	Number of Company Profit Unit Awards
Alan D. Matula	70,227	$18.05	421,667	1,239,478.70	(a)
William J. Horton	69,774	$18.05	221,996	1,277,050.82	(b)
Michael G. Jacobs	62,317	$18.05	290,101	1,239,478.10	(c)
Erik Chalut	58,651	$18.05	132,616	—
Jennifer Bonuso	45,457	$18.05	202,260	—
Steffen Hahn	65,000	$18.05	172,037	—
Hans-Jürgen Herr	87,610	$18.05	481,823	—
Chris M. Scherzinger	—	—	—	1,381,064.93	(d)
Mary A. Sagripanti	—	—	—	413,159.50	(e)
Troy J. Shay	—	—	—	1,450,101.40	(f)
Ryan B. Warren	—	—	28,492	—

(a)

Of Mr. Matula’s Company Profit Unit Awards, 310,664 have a distribution threshold of $6.12 each, 310,664 have a distribution threshold of $7.91 each, 310,664 have a distribution threshold of $9.70 each, and 307,486.7 have a distribution threshold of $9.71 each.

(b)

Of Mr. Horton’s Company Profit Unit Awards, 224,424.47 have a distribution threshold of $5.79 each, 224,424.47 have a distribution threshold of $7.50 each, 673,273.40 have a distribution threshold of $9.21 each, and 154,928.50 have a distribution threshold of $9.71 each.

(c)

Of Mr. Jacobs’s Company Profit Unit Awards, 361,516.70 have a distribution threshold of $6.13 each, 361,516.70 have a distribution threshold of $7.92 each, and 516,444.70 have a distribution threshold of $9.71 each.

(d)	Mr. Scherzinger’s Company Profit Unit Awards have a distribution threshold of $9.23 each.
(e)	Of Ms. Sagripanti’s Company Profit Unit Awards, 275,439.67 have a distribution threshold of $8.99 each, and 137,719.83 have a distribution threshold of $9.67 each.

(f)

Of Mr. Shay’s Company Profit Unit Awards, 483,367.13 have a distribution threshold of $5.79 each, 483,367.13 have a distribution threshold of $7.50 each, and 483,367.13 have a distribution threshold of $9.21 each.

Severance Entitlements

Each of the Company’s executive officers, as well as Mr. Herr, is a party to an employment agreement with the Company (the “Employment Agreements”), which provides severance benefits as follows upon a termination of such individual’s employment by the Company without “cause” or, for each executive officer other than Messrs. Hahn and Herr, by such executive officer for “good reason” (each, as defined in the applicable Employment Agreement) or if the Company does not renew the applicable Employment Agreement, subject to their execution of a general release of claims:

•

For each of our executive officers (other than Mr. Hahn), (i) 12 months (18 months for Mr. Matula) of salary continuation, (ii) a lump sum pro rata target annual bonus for the year of termination and (iii) 12 months of continued participation in the Company’s health plan at active employee rates;

•

For Mr. Hahn, the difference between his monthly income paid by the Company at the time of his termination and the (lower) income he earns or could have earned from other employment or business, not to exceed 60% of his monthly income at the time of his termination (calculated as his average monthly base salary plus cash bonus, if any, which he has received during the 12 months preceding his termination of employment), which is only payable for the period during which his nine-month post-termination non-compete restriction is in force and observed by him. There is also a required six-month notice period prior to termination.

•

For Mr. Herr, upon a termination of his employment by the Company without cause only, a lump sum payment equal to two times his base salary and bonus, calculated on the basis of the average of salary and bonus payments made in the last three calendar years prior to the delivery of the notice of termination. There is also a required twelve-month notice period prior to termination.

For our executive officer who is not a named executive officer, the aggregate value of the severance payments and benefits he may be eligible to receive is $470,916.

The Employment Agreements (other than the agreement with Mr. Herr) contain certain enhanced severance benefits in the event the employee is terminated by the Company without cause or by such executive officer for good reason within 24 months following a “change in control”. The Merger will not constitute a “change in control” for purposes of the Employment Agreements and thus the Company’s executive officers will not be entitled to enhanced severance benefits in the event they experience a qualifying termination within 24 months following the Merger.

As disclosed in a Form 8-K filed with the SEC on December 16, 2022, Mr. Horton informed the Company of his decision to retire from his position as Chief Financial Officer of the Company. In connection with his retirement, in exchange for his agreement to remain employed through January 31, 2023 and subject to his execution of a general release of claims, Mr. Horton will be entitled to receive (i) subject to providing services in a reasonably satisfactory manner through January 31, 2023, a cash lump-sum payment of $375,000, payable on the later of (x) February 15, 2023 and (y) the date upon which his general release of claims becomes effective and (ii) reimbursement for up to $10,000 in attorney’s fees related to the negotiation and execution of his transition agreement. Mr. Horton will not be eligible to receive the severance benefits under his Employment Agreement, which are described above.

Each of the Former Executives will continue to receive the severance benefits provided to them pursuant to the terms of their existing Confidential Separation and General Release Agreements, which were entered into at the time of their applicable termination of employment. The Former Executives will not be eligible to receive any additional severance benefits as a result of the Merger.

Other Arrangements

Prior to the Effective Time, BDT, Parent or their affiliates may, in their discretion, initiate negotiations of agreements, arrangements and understandings with any of the Company’s directors and executive officer, the Former Executives or Mr. Herr regarding their employment or other future service or compensation or benefits and may enter into definitive agreements with such individuals regarding the foregoing. To the Company’s knowledge, as of the date of this Information Statement, none of BDT, Parent or their affiliates has initiated any such negotiations or entered into any such new agreements, arrangements or understandings. Current agreements, arrangements and understandings between BDT, Parent or their affiliates and any of the Company’s directors and executive officers, the Former Executives or Mr. Herr are described below in the section entitled “— Other Interests”.

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below shows the compensation that is based on or relates to the Merger and could become payable to each of the Company’s Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers for the Company’s fiscal year ended September 30, 2022, whom we refer to as “named executive officers”. Chris M. Scherzinger, Hans-Jürgen Herr and Ryan B. Warren, whom are Former Executives of the Company, are also among the Company’s named executive officers for the fiscal year ended September 30, 2022 in accordance with applicable SEC rules. Messrs. Scherzinger and Warren are not included in the table below, because no amounts could become payable to them in connection with the Merger. The compensation in the table below is referred to as “golden parachute” compensation by the applicable SEC rules.

The table below summarizes the potential severance benefits that each named executive officer could be entitled to receive from the Company if such named executive officer incurs a qualifying termination of employment, as described above in “—Severance Entitlements”, irrespective of whether the Merger is consummated. The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below. No final decisions have been made regarding the Company’s named executive officers’ continued employment with the Company after the completion of the Merger.

As described above in “—Treatment of Company Equity Awards”, Company Options, Company RSU Awards and Company Profit Unit Awards, whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement (other than Director RSU Awards). As no Company Equity Awards (other than Director RSU Awards) will accelerate or be cancelled in the Merger upon a qualifying termination of employment, the table below excludes, in accordance with SEC rules, the potential value of Company Equity Awards held by our named executive officers.

For purposes of calculating the amounts set forth in the table below, we have assumed that the Merger occurs on January 10, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure) and each applicable named executive officer experiences a qualifying termination of employment on that date.

Potential Change of Control Payments to Named Executive Officers

Name	Cash Severance(1)	Perquisites/ Benefits(2)	Total(3)
Alan D. Matula	$1,643,459	$—	$1,643,459
William J. Horton(4)	$670,274	$16,669	$686,943
Michael G. Jacobs	$606,438	$16,669	$623,107
Steffen Hahn(5)	$376,474	$—	$376,474
Jennifer Bonuso	$537,353	$16,669	$554,022
Hans-Jürgen Herr(6)	$1,777,714	$—	$1,777,714

(1)

These amounts represent the cash severance benefits (including any applicable pay in lieu of notice) payable to the applicable individual upon a qualifying termination of employment, as described above in “—Severance Entitlements”, regardless of whether such termination occurs prior to, in connection with, or following the Merger. As described above in “—Severance Entitlements”, the Merger will not constitute a “change in control” under the Employment Agreements and, as a result, the individuals will not be eligible to receive enhanced severance benefits as a result of the Merger. For purposes of this table, we consider these payments to be “double-trigger”, as they will only be payable in the event of a qualifying termination of employment. The amounts in this column include, (i) for Mr. Matula, $1,387,500 in salary continuation and a pro rata target bonus of $255,959, (ii) for Mr. Horton, $525,000 in salary continuation and a pro rata target bonus of $145,274, (iii) for Mr. Jacobs, $475,000 in salary continuation and a pro rata target bonus of $131,438, (iv) for Mr. Hahn, $198,144 in pay in lieu of notice and $178,330 in partial compensation continuation, (v) for Ms. Bonuso, $445,000 in salary continuation and a pro rata target bonus of $92,353 and (vi) for Mr. Herr, $552,043 in pay in lieu of notice and $1,225,671 in lump sum severance.

(2)

These amounts represent the current estimated cost of 12 months of continued participation in the Company’s health plan at active employee rates, which is payable to the applicable individuals upon a qualifying termination of employment, as described above in “—Severance Entitlements”, regardless of whether such termination occurs prior to, in connection with, or following the Merger. For purposes of this table, we consider these payments to be “double-trigger”, as they will only be payable in the event of a qualifying termination of employment. Mr. Matula does not participate in the Company’s health plan.

(3)

In connection with the Merger, none of the named executive officers are entitled to any (i) accelerated payment or vesting of unvested equity awards, including upon a qualifying termination of employment, or payments in cancellation of outstanding equity awards, (ii) pension or nonqualified deferred compensation enhancements or (iii) tax reimbursements.

(4)

The amounts in this table represent the amounts that Mr. Horton would have been eligible to receive under his Employment Agreement, assuming a qualifying termination of employment on January 10, 2023. As described above, it is currently expected that Mr. Horton’s employment will cease on January 31, 2023 and, subject to his execution of a general release of claims, Mr. Horton will receive (x) a $375,000 cash lump-sum payment and (y) reimbursement for up to $10,000 in legal fees.

(5)

Mr. Hahn is paid in Swedish Krona (“SEK”). For purposes of this table, his compensation has been converted from SEK to US Dollars (“USD”) by using an exchange rate of 0.096, which was in effect as of January 10, 2023.

(6)	Mr. Herr is paid in Euros (“EUR”). For purposes of this table, his compensation has been converted from EUR to USD by using an exchange rate of 1.074, which was in effect as of January 10, 2023.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the Merger, including negotiating the terms and conditions of the Merger Agreement, the Board determined that each member of the Special Committee would receive as compensation a monthly retainer of $20,000. The compensation was approved by the Compensation Committee of the Board and was not, and is not,

contingent upon the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.

Directors’ and Officers’ Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s current and former directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement—Indemnification and Insurance” beginning on page [●] for a description of such ongoing arrangements.

Other Interests

The following Company’s directors currently have, or have previously had, employment relationships or other compensation arrangements with BDT and its majority owned companies:

•	Kelly Rainko serves as a Partner of BDT & MSD Holdings, L.P., which she joined at the founding of its predecessor in 2009;

•	Melinda Rich and Elliot Hill serve as advisors to BDT Capital Partners; and

•	Martin McCourt serves as a BDT Operating Partner.

Delisting and Deregistration of Class A Shares

If the Merger is completed, the Class A Shares will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file periodic reports with the SEC on account of the Class A Shares.

Upon completion of the Merger, Merger Sub will merge with and into the Company, with the Company surviving the Merger. The Class A Shares are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the Class A Shares and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Class A Shares will be delisted from the NYSE and deregistered under the Exchange Act.

Plans for the Company After the Merger

The Company and Parent each anticipate that the Company’s operations will, after the Effective Time, be conducted substantially as they are currently being conducted, except that the Class A Shares will cease to be publicly traded. Additionally, following the Effective Time and the delisting and deregistration of the Company, certain of the BDT Entities expect to recapitalize the Company and HoldCo. Such recapitalization is expected to include the investment of cash into the Company or HoldCo and the conversion of the Class A Shares acquired by Parent in the Merger into long-dated preferred equity securities of the Company. Such recapitalization may also include, among other things, the issuance of additional preferred or common securities of the Company or HoldCo, the investment of additional cash in the Company or HoldCo, the refinancing of certain indebtedness or a combination of the foregoing. The BDT Entities expect to use the proceeds of such recapitalization investment to repay the existing BDT Shareholder Loan Agreement and any funded portion of the BDT Bridge Loan Agreement. The remaining proceeds are expected to be used to fund cash to the balance sheet or to make additional debt repayments. In connection with such recapitalization, the BDT Entities expect to offer other unitholders of HoldCo the opportunity to participate in such recapitalization, subject to certain terms and conditions, as well as to reorganize the Company and HoldCo to simplify the corporate structure and governance consistent with the Company no longer being a public company, including the conversion of the Company into a Delaware limited liability company.

After the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company in office immediately prior to the Effective Time will become the officers of the Surviving Corporation, in each case until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

Except as described above or elsewhere in this Information Statement, the BDT Entities have advised the Company that they do not have any current intentions, plans or proposals to cause the Company to engage in any of the following:

•	an extraordinary corporate transaction following the consummation of the Merger involving the Company’s corporate structure;

•	the purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; or

•	any other material changes to the Company’s corporate structure or business.

Notwithstanding the foregoing, following the Effective Time, as part of the BDT Entities’ long-term corporate goal of optimizing value, the BDT Entities intend to conduct a review of the Company and its assets, capital allocation, corporate and capital structure, tax position, capitalization, operations, business, properties and policies to determine what changes, if any, may be desirable following the Merger to enhance the business and operations of the Company. In connection with this review, the BDT Entities may consider a range of alternatives including the types of transactions set forth above as well as other strategic transactions and other structural and balance sheet optimization activities if the BDT Entities decide that such transactions or other activities are desirable upon such review. Except as otherwise disclosed in this Information Statement (including in the Company’s filings with the SEC incorporated by reference into this Information Statement), as of the date hereof, no agreements, understandings or decisions have been reached and there is no assurance that the BDT Entities will or will not decide to undertake any such alternatives. The BDT Entities expressly reserve the right to make any changes to the Company operations after consummation of the Merger that they deem appropriate in light of such review or in light of future developments.

Transaction Litigation

As of the filing of this Information Statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Fees and Expenses

The estimated maximum amount of fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$	[	●]
Legal, accounting and other professional fees and expenses	$	[	●]
SEC filing fees	$	[	●]
Printing and mailing costs	$	[	●]
Miscellaneous	$	[	●]
Total	$	[	●]

It is also expected that Merger Sub and/or Parent will incur approximately $[●] of legal, other advisory and financing fees in connection with the Merger.

The estimate for legal fees set forth in this Information Statement does not include any amounts attributable to any existing or future litigation challenging the Merger. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the Transactions, including the Merger, will be paid by the party incurring such expense.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to holders of Class A Shares who exchange their Class A Shares for cash pursuant to the Merger. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements, all of which are subject to change, possibly with retroactive effect. The discussion applies only to holders whose Class A Shares are held as capital assets (generally, property held for investment), and does not address the tax consequences that may be relevant to holders of Class A Shares that are subject to special tax rules, such as insurance companies, United States expatriates, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, broker-dealers, financial institutions, cooperatives, traders in securities that elect to mark to market, United States Holders (as defined below) whose functional currency is not the United States dollar, holders who hold Class A Shares through pass-through entities for United States federal income tax purposes or as part of a straddle or conversion transaction, holders deemed to sell Class A Shares under the constructive sale provisions of the Code, holders who exercise appraisal rights, or holders who acquired Class A Shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address any Medicare tax or alternative minimum tax considerations or any aspect of state, local or non-United States taxation, and does not address any United States federal taxation other than income taxation.

For purposes of this Information Statement, a “United States Holder” means a beneficial owner of Class A Shares that is:

•	a citizen or individual resident of the United States,

•

a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate, the income of which is subject to United States federal income tax regardless of its source, or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a United States person.

The term “Non-United States Holder” refers to any beneficial owner of Class A Shares, other than a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes, that is not a United States Holder.

If a partnership or any other entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of Class A Shares, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships owning Class A Shares and partners in such partnerships should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.

The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. Because individual circumstances may differ, each holder of Class A Shares should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of U.S. federal, state, local and non-U.S. tax laws.

United States Holders. The receipt of the Merger Consideration by a United States Holder in exchange for Class A Shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a United States Holder who receives the Merger Consideration will recognize gain or loss in an amount equal to the difference between (x) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (y) the adjusted tax basis of the surrendered shares of Class A Shares. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares. Gain or loss will be calculated separately for each block of Class A Shares exchanged in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Class A Shares have been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is limited.

Non-United States Holders. Subject to the discussion below regarding backup withholding, a Non-United States Holder that receives cash for Class A Shares pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Class A Shares at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Class A Shares, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Class A Shares. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.

If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses.

If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

Information Reporting and Backup Withholding. Cash consideration received by a United States Holder or a Non-United States Holder in the Merger may be subject to information reporting and backup withholding. To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should complete and return to the applicable paying agent an Internal Revenue Service (“IRS”) Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

Regulatory Approvals

Under the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has agreed to cooperate with the other parties and use (and to cause its respective subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for in the Merger Agreement) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to cause the conditions to closing set forth in the Merger Agreement applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, (ii) satisfy the requirements of the HSR Act and obtain all consents from any governmental authority or third party necessary, proper or advisable to consummate the Transactions, (iii) take all steps that are necessary, proper or advisable to avoid any actions by any governmental authorities with respect to the Merger Agreement or the Transactions and (iv) defend or contest in good faith any action by any third party (excluding any governmental authority), whether judicial or administrative, challenging the Merger Agreement or that otherwise would reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.

Under the Merger Agreement and subject to the terms thereof, each of the parties to the Merger Agreement has also agreed to (i) give the other parties prompt notice of the making or commencement of any request or proceeding by or before any governmental authority with respect to the Transactions; (ii) keep the other parties hereto informed as to the status of any such request or proceeding; (iii) give the other parties hereto notice and an opportunity to participate in any substantive communication made to any governmental authority regarding the Transactions; and (iv) promptly notify the other parties of any communication from any governmental authority regarding the Transactions. Subject to applicable laws relating to the exchange of information and the terms of the Merger Agreement, Parent and the Company have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to, any governmental authority in connection with the Transactions.

Under the Merger Agreement, the respective obligations of the Company, Parent and Merger Sub to effect the Merger is subject to the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act.

However, following the execution of the Merger Agreement, the Company, Parent and Merger Sub determined that no filing is required by the HSR Act in connection with the Transactions. Accordingly, the Company, Parent and Merger Sub entered into the HSR Waiver Letter, whereby each party confirmed the waiver of:

•

any inaccuracies in the representations and warranties of the Company or Parent and Merger Sub as they may relate to compliance with the requirements of the HSR Act and references to such requirements in the definition of “Governmental Approvals” in the Merger Agreement and certain conditions and termination rights set forth in the Merger Agreement to the extent such conditions are not satisfied or such rights arise, as applicable, due to such inaccuracies;

•

the obligation of each party to the Merger Agreement to, pursuant to the Merger Agreement, prepare and file promptly the notification and related materials required by the HSR Act and certain conditions and termination rights set forth in the Merger Agreement to the extent such conditions are not satisfied or such rights arise, as applicable, due to the nonperformance or noncompliance with such obligation; and

•

the condition that the respective obligations of the Company, Parent and Merger Sub to effect the Merger is subject to the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act.

Alternatives to the Merger

In response to the proposed offer from BDT, the Special Committee reviewed, with the assistance of Centerview, the desirability for the Special Committee to initiate a process to solicit alternative change of control proposals from third parties. In this regard, the Special Committee took into account the fact that BDT stated in its October 24, 2022 offer letter and repeated thereafter that BDT was not interested in selling its stake in the Company to a third party and would not vote in favor of any alternative sale, merger or similar transaction involving the Company.

Prior to the delivery of the Written Consent, the Company and its representatives were allowed, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited takeover proposal that would reasonably be expected to lead to a superior proposal. However, the Company’s rights to engage in negotiations or discussions with third parties ceased by virtue of the delivery of the Written Consent following the execution of the Merger Agreement.

For more information on the alternatives to the Merger, see the sections of this Information Statement entitled “—Background of the Merger” beginning on page [●], “—Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board” beginning on page [●] and “—Position of the Company on the Fairness of the Merger” beginning on page [●].

THE MERGER AGREEMENT

This section describes the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this Information Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this Information Statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with factual information about the Company. Such information can be found elsewhere in this Information Statement and in the public filings the Company makes with the SEC, which may be obtained by following the instructions set forth in the section entitled “Where You Can Find More Information” beginning on page [●].

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and the description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party for the purposes of allocating contractual risk between the parties. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is contained in, or incorporated by reference into, this Information Statement, the Schedule 13E-3, the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other documents that will be filed with the SEC in connection with the Merger Agreement and Transactions. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses. The description of the Merger Agreement and the Transactions does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.

Form of Merger

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Company will continue as the Surviving Corporation.

Consummation and Effectiveness of the Merger

The Merger will become effective at the Effective Time, which will be when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or to the extent permitted by applicable law, at such time as is agreed to by Parent and the Company prior to the filing of the certificate of merger and specified in the certificate of merger. The closing of the Merger will take place at 8:00 a.m., New York City time, on the second business day following the satisfaction or waiver (to the extent waiver is permitted in the Merger Agreement and by applicable law) of the conditions to the consummation of the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent waiver is permitted in the Merger Agreement and by applicable law) of those conditions) unless another date or time is agreed to in writing by Parent and the Company.

Consideration to be Received in the Merger

At the Effective Time, by virtue of the occurrence of the Merger, the following will occur:

•

each Class A Share and each Class B Share that are owned by the Company as treasury shares and each Class A Share and each Class B Share that are owned by any direct or indirect wholly owned subsidiary of the Company, in each case issued and outstanding immediately prior to the Effective Time, will automatically be canceled without payment of any consideration therefor and cease to exist;

•

each Class A Share and each Class B Share for which the holder thereof is not a Specified Holder and is entitled to and properly demands appraisal pursuant to the DGCL, and does not withdraw or otherwise lose the right to appraisal pursuant to the DGCL, will automatically be canceled (subject to the appraisal rights of such holders);

•

each Holdings Share and each Class B Share (other than the Canceled Common Shares and any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time will be unaffected by the Merger and continue to exist and remain outstanding as a Class A Share and a Class B Share, respectively, of the Surviving Corporation;

•	each Class A Share (other than (i) the Holdings Shares, (ii) any Canceled Common Shares and (iii) any applicable Dissenting Shares) issued and outstanding immediately prior to the Effective Time:

•	will automatically be canceled and converted into the right to receive $8.05 per share in cash, without interest;

•	will no longer be outstanding and cease to exist; and

•	each Certificate or Book-Entry Share will thereafter represent only the right to receive the Merger Consideration in accordance with the Merger Agreement; and

•

each Merger Sub Share issued and outstanding immediately prior to the Effective Time will automatically be converted into and become a number of authorized, validly issued, fully paid and nonassessable Class A Shares of the Surviving Corporation equal to (i) the number of Class A Shares issued and outstanding immediately prior to the Effective Time (other than the Holdings Shares or the Canceled Common Shares) divided by (ii) the number of Merger Sub Shares issued and outstanding as of immediately prior to the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each Company Equity Award, whether vested or unvested, will remain outstanding and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that any Director RSU Award will instead accelerate in full and be canceled, with the holder thereof being entitled to receive, in respect of such cancelation, without interest, an amount in cash equal to (i) the number of Class A Shares subject to such Director RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

As promptly as reasonably practicable after the Effective Time (but in any event no later than three business days after the Effective Time), the Surviving Corporation will pay or cause to be paid to the holders of the Director RSU Awards amounts payable, except that, with respect to any Director RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a tax or penalty under Section 409A of the Code, such payment will be made at the earliest time permitted under the applicable Company equity plan and award agreement that will not trigger a tax or penalty under Section 409A of the Code.

The Merger Agreement also provides for the Board’s obligations with respect to the Company ESPP. On December 9, 2022, prior to the execution of the Merger Agreement, the Compensation Committee of the Board took all necessary actions to terminate the Company ESPP, and as a result, the provisions regarding the Company ESPP are no longer applicable, all accumulated contributions to the Company ESPP were refunded to participants and the participants no longer have any right to receive Class A Shares pursuant to the Company ESPP.

Dissenting Shares

At the Effective Time, each Dissenting Share will automatically be canceled (but will not entitle its holder to receive the applicable consideration in respect of such canceled Dissenting Share) and, without any further action on the part of the Company, Merger Sub or the holder of such Dissenting Share, automatically be converted into the right to receive the appraised fair value of such Dissenting Share in accordance with the provisions of Section 262 of the DGCL unless and until such holder fails to comply with the procedures described in Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262 of the DGCL. In the event that a holder of Dissenting Shares fails to comply with the procedures described in Section 262 of the DGCL or effectively withdraws or loses such holder’s rights to receive payment under Section 262 of the DGCL, then such Dissenting Shares will no longer be Dissenting Shares for purposes of the Merger Agreement and instead will be treated as the applicable class of Common Shares, and such holder will have no rights with respect to such Dissenting Shares, and instead will have the rights with respect to such Common Shares contemplated by the Merger Agreement.

The Company will give Parent prompt written notice of any written demands for appraisal of Dissenting Shares and any other written instruments, notices, petitions or other communications received by the Company or its representatives with respect to the Dissenting Shares. The Company will also give Parent the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. The Company will not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands, or agree to do any of the foregoing.

Procedures for Receiving Merger Consideration

Not less than 10 business days prior to the anticipated closing date, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the paying agent for the payment and delivery of the aggregate Merger Consideration in accordance with the Merger Agreement, and Parent and the Company will enter into an agreement with the paying agent prior to the closing date in a form reasonably acceptable to Parent and the Company. At or prior to the Effective Time, Parent or Merger Sub will deposit or cause to be deposited with the paying agent an amount in cash sufficient to pay the aggregate Merger Consideration (the “Exchange Fund”).

Pending its disbursement in accordance with the Merger Agreement, the Exchange Fund will be invested by the paying agent as directed by Parent in:

•	short-term direct obligations of the United States;

•	short-term obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest;

•	short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services; or

•	certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion.

Any and all interest earned on the funds in the Exchange Fund will be paid by the paying agent to Parent. No investment losses resulting from investment of the funds deposited with the paying agent will diminish the rights of any former holder of Converted Shares to receive the Merger Consideration in accordance with the Merger Agreement. To the extent that there are investment losses or the Exchange Fund otherwise diminishes below the level necessary for the payment and delivery of the aggregate Merger Consideration, Parent will promptly deposit or cause to be deposited additional amounts in cash in immediately available funds with the paying agent for the Exchange Fund as necessary to ensure that the Exchange Fund is at all relevant times at the level necessary for the payment and delivery of the aggregate Merger Consideration. Except as directed by Parent, the Exchange Fund will not be used for any purpose other than the payment to former holders of Converted Shares of the Merger Consideration or payment to the Surviving Corporation as contemplated by the Merger Agreement.

As soon as practicable after the Effective Time (but in no event later than three business days thereafter), the Surviving Corporation or Parent will cause the paying agent to mail to each holder of record of a Certificate a form of letter of transmittal (which (i) will specify that delivery of a Certificate will be effected, and risk of loss and title to such Certificate will pass, only upon delivery of such Certificate to the paying agent and (ii) will be in such form and have such other customary provisions as the Surviving Corporation may specify, subject to Parent’s consent (which will not be unreasonably withheld, conditioned or delayed)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates may receive the applicable Merger Consideration and any dividends or other distributions to which they are entitled pursuant to the Merger Agreement.

Upon the completion of such applicable procedures by a holder and surrender of such holder’s Certificate, and without any action by any holder of record of Book-Entry Shares, the paying agent will deliver to such holder (other than to any holder in respect of Dissenting Shares) (i) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (ii) cash in an amount (after giving effect to any required tax withholdings) equal to the number of Converted Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration to which such holder is entitled, and such Certificates or Book-Entry Shares will be canceled.

If payment of the applicable Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered is registered, it will be a condition of payment that the Certificate surrendered must be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment must have established to the reasonable satisfaction of the Surviving Corporation and Parent that any transfer and other taxes required by reason of the payment of the applicable Merger Consideration to a person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by the Merger Agreement and subject to the Common Shares of Dissenting Holders, each Certificate or Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration and any dividends or other distributions pertaining to Converted Shares formerly represented by such Certificate or Book-Entry Share. No interest will be paid or will accrue on the Merger Consideration payable with respect to Converted Shares.

If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such customary amount as the paying agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate. The Surviving Corporation will cause the paying agent to pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration.

At any time following the date that is 180 days after the closing date, the Surviving Corporation will be entitled to require the paying agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the paying agent and which has not been dispersed to former holders of Converted Shares, and thereafter such former holders will be entitled to look only to the Surviving Corporation for, and the Surviving Corporation will remain liable for, payment of their claims of the applicable Merger Consideration and any dividends or other distributions pertaining to their former Converted Shares that such former holders have the right to receive. To the extent permitted by applicable law, any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become the property of any governmental authority will become the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto.

The Merger Consideration paid in respect of Converted Shares upon surrender of Certificates or Book-Entry Shares in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to such Converted Shares previously represented by such Certificates or Book-Entry Shares, subject to Dissenting Shares and the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared by the Company on Converted Shares not in violation of the terms of the Merger Agreement or prior to the date of the Merger Agreement which remain unpaid at the Effective Time. At the Effective Time, the share transfer books of the Company will be closed and thereafter there will be no further transfers on the share transfer books of the Surviving Corporation of Converted Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the former holders of Converted Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time will cease to have any rights with respect to such underlying Converted Shares, except as otherwise provided for therein or by applicable law. Subject to the termination of the Exchange Fund, if after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they will be canceled and exchanged for the cash amount in immediately available funds to which the holder is entitled to receive as a result of the Merger.

Tax Withholding

Merger Sub, the Surviving Corporation and the paying agent (without duplication) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of other applicable tax law. To the extent amounts are so withheld, such withheld amounts will be (i) timely remitted to the appropriate governmental authority and (ii) treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made. The parties to the Merger Agreement agreed to use their respective reasonable best efforts to cooperate to eliminate or reduce to the greatest extent possible any such deduction or withholding.

Charter; Bylaws

At the Effective Time, (i) the Company Charter, as in effect immediately prior to the Effective Time, will be amended and restated to be in the form attached as Annex A to the Merger Agreement attached to this Information Statement, and (ii) the Company Bylaws, as in effect immediately prior to the Effective Time, will be amended and restated to be in the form of the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, and will be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until thereafter amended, as provided therein or by applicable law, consistent with the obligations set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains representations and warranties of Parent, Merger Sub and the Company, including representations and warranties relating to, among other things:

•	organization, good standing, qualification and similar matters;

•	corporate power and authority and approval and fairness;

•	due authorization, execution, delivery and enforceability of the Merger Agreement;

•	governmental and regulatory authority filings;

•	absence of conflicts with the parties’ governing documents, applicable laws and contracts;

•	litigation; and

•	absence of brokers’, finders’ and investment bankers’ fees or commissions.

In addition, the Merger Agreement contains the following representations and warranties of the Company relating to, among other things:

•	capital structure;

•	SEC filings;

•	maintenance of disclosure controls and procedures;

•	Company financial statements and the absence of certain undisclosed liabilities;

•

the conduct by the Company and each of its subsidiaries of its business in all material respects in the ordinary course of business since June 30, 2022, and the absence of a Material Adverse Effect (as defined below) since such date;

•	compliance with laws, including compliance with anti-corruption, sanctions and anti-money laundering;

•	possession of and compliance with permits, licenses and consents;

•	filing of tax returns, payment of taxes and other tax matters;

•	employee benefits matters;

•	labor matters;

•	environmental matters;

•	ownership and use of intellectual property;

•	cybersecurity and data privacy matters;

•	inapplicability of certain takeover laws;

•	material contracts;

•	insurance;

•	the receipt of a fairness opinion from Centerview; and

•	real property.

The Merger Agreement also contains the following representations and warranties of Parent and Merger Sub relating to, among other things:

•	ownership and operations of Merger Sub;

•	financing and the availability of funds to consummate the Merger;

•	solvency;

•	non-reliance on Company estimates, projections, forecasts, forward-looking statements and business plans;

•	ownership of Common Shares; and

•	the absence of certain arrangements related to the Merger.

Certain of the representations and warranties in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect.” The Merger Agreement provides that a Material Adverse Effect means, with respect to the Company and its subsidiaries, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, with all other facts, circumstances, effects, changes, events or developments, (i) would prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions or (ii) has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, excluding, for purposes of clause (ii), any fact, circumstance, effect, change, event or development to the extent it results from or arises out of:

•

any change or condition affecting the industries in which the Company and its subsidiaries operate, including any event, change, development, circumstance or fact in or with respect to prices for commodities, raw material inputs or end products;

•

any economic, legislative or political condition, including any government shutdown or the results of any election, or any securities, credit, financial or other capital markets condition, in each case in the United States or in any non-U.S. jurisdiction, including changes in interest or exchange rates;

•	any change after the date of the Merger Agreement in applicable law or generally accepted accounting practices in the United States (“GAAP”) (or authoritative interpretation thereof);

•

riots, protests, geopolitical conditions, the outbreak or escalation of hostilities, any act of war, cyberattack, sabotage or terrorism, or any escalation or worsening of any such act of war, cyberattack, sabotage or terrorism threatened or underway as of the date of the Merger Agreement (except that any damage or destruction of any property or assets of the Company and its subsidiaries may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent that losses resulting therefrom are not covered by insurance);

•	the occurrence or worsening of any pandemic, epidemic, public health emergency or disease outbreak (including COVID-19);

•	any hurricane, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development;

•

any failure in and of itself by the Company or any of its subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings, cash flow or other financial or operating metrics for any period or any change to the liquidity profile of the Company or any of its subsidiaries, except that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences are not otherwise excluded from the definition of Material Adverse Effect;

•

the announcement, execution or delivery of the Merger Agreement or the pendency of the Merger, except that this exception will not apply with respect to references to Material Adverse Effect in those portions of certain representations and warranties of the Company the purpose of which are to address the consequences resulting from the execution, delivery and performance by the Company of the Merger Agreement or consummation of the Transactions;

•

the identity of Parent or any of its affiliates or the failure of Parent to perform its obligations under the unsecured revolving credit facility and delayed draw term loan facility (including the loans made thereunder) pursuant to the BDT Bridge Loan Agreement;

•

any change in and of itself in the market price or trading volume of Class A Shares on the NYSE, any change in the credit ratings or the ratings outlook for the Company or any of its subsidiaries or any of their respective securities or any going concern disclosure in any reports, schedules, forms, statements and other documents filed by the Company with the SEC (except that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences would not otherwise be excluded from the definition of Material Adverse Effect);

•

any action of the Company or any of its subsidiaries expressly required to be taken by the Company or its subsidiaries pursuant to the Merger Agreement (excluding the restrictions on the Company’s conduct of business prior to consummation of the Merger); or

•	the departure or termination of any director, employee (including any officer) or independent contractor of the Company or its subsidiaries;

except that, in the case of the first six bullets above, any fact, circumstance, effect, change, event or development may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such fact, circumstance, effect, change, event or development has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and the subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect).

Conduct of Business by the Company Prior to Consummation of the Merger

Except (i) as required by applicable law or injunction, order, judgment, ruling, decree or writ of any governmental authority, (ii) as expressly required by the Merger Agreement, (iii) to the extent undertaken in connection with any COVID-19 measures or (iv) as described in the confidential company disclosure letter, in each case, during the period from the date of the Merger Agreement until the Effective Time (or such earlier date on which the Merger Agreement is validly terminated pursuant to the Merger Agreement), unless Parent otherwise expressly consents in writing (such consent not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its subsidiaries to, use its and their reasonable best efforts to (A) carry on its business in all material respects in the ordinary course of business and (B) preserve intact in all material respects its and each of its subsidiaries’ business organizations and existing relations with key customers, suppliers and other persons with whom the Company or its subsidiaries have significant business relationships and the goodwill and reputation of the Company’s and its subsidiaries’ respective businesses. No action by the Company or its subsidiaries with respect to the matters specifically addressed in the next paragraph will be deemed a breach of this paragraph unless such action would constitute a breach of the next paragraph.

In addition, without limiting the generality of the foregoing, except (i) as required by applicable law or injunction, order, judgment, ruling, decree or writ of any governmental authority, (ii) as expressly required by the Merger Agreement, (iii) to the extent undertaken in connection with any COVID-19 measures or (iv) as described in in the confidential company disclosure letter, in each case, during the period from the date of the Merger Agreement until the Effective Time (or such earlier date on which the Merger Agreement is validly terminated pursuant to the Merger Agreement), unless Parent otherwise expressly consents in writing (such consent not be unreasonably withheld, conditioned or delayed), the Company will not, and will cause its subsidiaries not to:

•

issue, sell, transfer, pledge, dispose of, grant or authorize the issuance, sale, transfer, pledge, disposition or grant of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, except any issuance of Common Shares or other securities as required pursuant to (i) the vesting, settlement or exercise of Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of the Merger Agreement in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of the Merger Agreement, or (ii) the Holdco LLC Agreement (including, for the avoidance of doubt, any issuance of Common Shares upon a redemption of interests in HoldCo, which interests in HoldCo are issued as a result of a redemption of corresponding interests in Weber-Stephen Management Pool LLC);

•

redeem, purchase or otherwise acquire, directly or indirectly, any outstanding Common Shares or other equity or voting interests of the Company or its subsidiaries or any rights, warrants or options to acquire any Common Shares or other equity or voting interests of the Company or its subsidiaries, except (i) pursuant to the Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of the Merger Agreement and in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of the Merger Agreement, (ii) in connection with the satisfaction of tax withholding obligations with respect to Company Equity Awards or (iii) as contemplated by, and pursuant to, the HoldCo LLC Agreement;

•

establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, except for dividends or distributions from wholly owned subsidiaries of the Company to other wholly owned subsidiaries of the Company or to the Company;

•	split, combine, subdivide or reclassify any Common Shares or other equity or voting interests of the Company or any non-wholly owned subsidiaries of the Company;

•

amend the Company Charter or the Company Bylaws or amend in any material respect the comparable organizational documents of any of the subsidiaries of the Company in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions;

•

adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

•

except as required by the terms of any employee compensation or benefit or other plan or collective bargaining agreement, in each case, as in effect on the date of the Merger Agreement: (i) increase the compensation or other benefits payable or provided to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries; (ii) increase or accelerate or commit to accelerate the funding, payment or vesting of compensation or benefits provided under any employee benefit or other plan; (iii) grant or announce any cash or equity or equity-based incentive awards, bonus, change of control, severance or retention award to any current or former employee, officer, director or independent contractor of the Company or any of its subsidiaries; (iv) establish, adopt, enter into, terminate or materially amend any collective bargaining agreement or any employee compensation or benefit or other plan; (v) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative of any employees of the Company or its subsidiaries or (vi) hire or terminate (other than for “cause”) the employment of any employee of the Company or any of its subsidiaries whose title is “Vice President” or above (other than hiring to replace a departed employee in the ordinary course of business consistent with past practice);

•

sell, pledge, dispose of, transfer, lease, sublease, license, guarantee or encumber any material asset (other than intellectual property), except in the ordinary course of business consistent with past practice;

•	make or authorize capital expenditures or commitments therefor other than in the ordinary course of business not exceeding $5 million in the aggregate;

•

sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to renew or maintain any material Company intellectual property, other than non-exclusive licenses in the ordinary course of business, or disclose any material trade secrets or other material confidential information of the Company or any of its subsidiaries, other than pursuant to a written confidentiality and non-disclosure contract entered into in the ordinary course of business;

•

other than in the ordinary course of business and in all material respects consistent with past practice, enter into or become bound by, or permit any of the assets owned by or used by it to become bound by, any material contract or materially amend, terminate or waive any material right or remedy under any material contract;

•

other than transactions solely between the Company and its wholly owned subsidiaries or solely between its wholly owned subsidiaries, acquire any business, assets or capital stock of any person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice;

•

create or incur any lien that would be material in scope and amount to the Company and its subsidiaries taken as a whole, other than permitted liens or liens securing indebtedness permitted pursuant to the Merger Agreement;

•

incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under any existing credit facility (including the unsecured term loan facility (including the initial loans and any incremental loans thereunder) pursuant to the BDT Shareholder Loan Agreement or the BDT Bridge Loan Agreement) or borrowings from any trade creditor in the ordinary course of business consistent with past practice, or enter into any contract related to the foregoing, including any company financing agreement;

•

other than with respect to any action commenced or, to the Company’s knowledge, threatened against the Company or its directors which relates to the Merger Agreement or the Transactions, settle any action for an amount in excess of $1 million individually or $5 million in the aggregate other than (i) any settlement or compromise where the amount paid or to be paid by the Company or any of its subsidiaries is fully covered by insurance coverage (subject to any applicable retentions or deductibles) or retention amounts maintained by the Company or any of its subsidiaries and (ii) settlements or compromises of any action for an amount not materially in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company included in the Company’s financial statements filed with the SEC (with materiality measured relative to the amount so reflected or reserved, if any); provided that, in the case of each of the foregoing, the settlement or compromise of such action does not impose any material restriction on the business or operations of the Company or any of its subsidiaries (or Parent or any of its subsidiaries after the closing) and does not include any non-monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its subsidiaries or any of their respective officers or directors;

•

make any material changes with respect to financial accounting policies or procedures, except as required by law or by GAAP or official interpretations thereof or by any governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization); or

•	authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

Additionally, except as expressly required by the Merger Agreement, during the period December 11, 2022 until the Effective Time (or such earlier date on which the Merger Agreement is validly terminated), neither Parent or any of its affiliates shall acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any person, if doing so would reasonably be expected to (i) prevent, materially delay or materially impair the obtaining of, or adversely affect in any material respect the ability of Parent or any of its affiliates to procure, any consents of any governmental authority necessary for the consummation of the Transactions or (ii) materially increase the risk of any governmental authority enacting, promulgating, issuing, entering, amending or enforcing any injunction, order, judgment, ruling, decree, writ of any government authority or law enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.

Regulatory Filings; Efforts

On the terms and subject to the conditions of the Merger Agreement, each of the parties thereto will cooperate with the other parties thereto and use (and cause their respective subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly:

•

take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions precedent to closing applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly the notification and related materials required by the HSR Act (such filing to occur no later than 10 business days following the date hereof) and any other documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents or instruments necessary to consummate the transactions contemplated by the Merger Agreement;

•

satisfy the requirements of the HSR Act and obtain all consents from any governmental authority or third party necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including any such consents required under any applicable antitrust laws, including the HSR Act;

•	take all steps that are necessary, proper or advisable to avoid any actions by any governmental authorities with respect to the Merger Agreement or the transactions contemplated thereby; and

•

defend or contest in good faith any action by any third party (excluding any governmental authority), whether judicial or administrative, challenging the Merger Agreement or that otherwise would reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions;

except that, notwithstanding anything in the Merger Agreement to the contrary, nothing will require Parent or Merger Sub to take or agree to take any action with respect to any of its affiliates (including any person in which any of its affiliates has any debt or equity investment and any affiliated or commonly advised investment fund) or any direct or indirect portfolio companies (as such term is understood in the private equity industry) thereof.

Parent and the Company will both:

•	give the other parties to the Merger Agreement prompt notice of the making or commencement of any request or proceeding before any governmental authority with respect to the Transactions;

•	keep the other parties to the Merger Agreement informed as to the status of any such request or proceeding;

•	give the other parties to the Merger Agreement notice and an opportunity to participate in any substantive communication made to any governmental authority regarding the Transactions; and

•	promptly notify the other parties to the Merger Agreement of any communication from any governmental authority regarding the Transactions.

Subject to applicable laws relating to the exchange of information, Parent and Company will have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to, any governmental authority in connection with the Transactions (other than the Information Statement and the Schedule 13E-3). In addition, except as may be prohibited by any governmental authority or by any applicable law, each party to the Merger Agreement will permit authorized representatives of the other parties thereto to be present at each non-ministerial meeting, conference, videoconference, or telephone call and to have access to and be consulted in connection with any presentation, letter, or proposal made or submitted to any governmental authority in connection with any such request or proceeding. In exercising the foregoing rights, each of the Company and Parent will act reasonably and as promptly as practicable. The Company, Parent and Merger Sub may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as “outside counsel only.” Such materials and the information contained therein will be given only to outside legal counsel of the recipient, will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company, Parent or Merger Sub, as the case may be) and may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual obligations and (iii) as necessary to address reasonable privilege concerns.

However, following the execution of the Merger Agreement, the Company, Parent and Merger Sub determined that no filing is required by the HSR Act in connection with the Transactions. Accordingly, the Company, Parent and Merger Sub entered into the HSR Waiver Letter, whereby each party confirmed the waiver of:

•

any inaccuracies in the representations and warranties of the Company or Parent and Merger Sub as they may relate to compliance with the requirements of the HSR Act and references to such requirements in the definition of “Governmental Approvals” in the Merger Agreement and certain conditions and termination rights set forth in the Merger Agreement to the extent such conditions are not satisfied or such rights arise, as applicable, due to such inaccuracies;

•

the obligation of each party to the Merger Agreement to, pursuant to the Merger Agreement, prepare and file promptly the notification and related materials required by the HSR Act and certain conditions and termination rights set forth in the Merger Agreement to the extent such conditions are not satisfied or such rights arise, as applicable, due to the nonperformance or noncompliance with such obligation; and

•

the condition that the respective obligations of the Company, Parent and Merger Sub to effect the Merger is subject to the expiration or early termination of the waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act.

Subject to and upon the terms and conditions of the Merger Agreement, the Company, Parent and Merger Sub will each use its reasonable best efforts to (i) take all action necessary to ensure that no takeover law is or becomes applicable to the Merger Agreement or any of the Transactions and refrain from taking any actions that would cause the applicability of such laws and (ii) if the restrictions of any takeover law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise lawfully minimize the effect of such takeover law on the Transactions.

Written Consent; Merger Sub Shareholder Consent

In accordance with the terms of the Merger Agreement, Parent was required to use its reasonable best efforts to obtain from the Specified Holders and deliver to the Company a duly executed written consent of the Company’s stockholders. The Written Consent was delivered following the execution of the Merger Agreement.

As promptly as practicable (and in any event within 24 hours) following the execution of the Merger Agreement, Parent was required to execute and deliver, in accordance with the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting and approving the Merger Agreement and the Transactions, including the Merger (the “Merger Sub Shareholder Approval”). The Merger Sub Shareholder Approval was delivered to the Company following the execution of the Merger Agreement.

No Solicitation; Superior Proposal and Adverse Recommendation Change

The Company has agreed that it will and will cause each of its subsidiaries and its and their officers, employees and directors to, and will instruct and direct its other representatives to:

•	immediately cease any discussions or negotiations with any persons that may be ongoing with respect to a takeover proposal or a financing proposal;

•	from the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement) not, directly or indirectly,

•	solicit, initiate or knowingly encourage or knowingly facilitate the making of a takeover proposal or a financing proposal;

•

engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or access to its properties or assets for the purpose of encouraging or facilitating, a takeover proposal or a financing proposal; or

•

enter into any definitive agreement with respect to any takeover proposal or a financing proposal, except that, if the closing has not occurred on or prior to the date that is 30 days prior to June 11, 2023, the Company and any of its subsidiaries and its and their officers, employees, directors and representatives may, with the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Parent, solicit, initiate and knowingly encourage and knowingly facilitate the making of a financing proposal and engage in or otherwise participate in any discussions and negotiations regarding, and furnish to any other person any information and access to its properties and assets for the purpose of encouraging or facilitating, a financing proposal; and

•

not terminate, waive, amend, release or modify any provision of any existing standstill or similar agreement to which it or one of its subsidiaries is a party, except that prior to the delivery and effectiveness of the Written Consent, if after consultation with, and taking into account the advice of, outside legal counsel, the Board or the Special Committee determined that the failure to take such action would have been inconsistent with the directors’ fiduciary duties under applicable law, the Company was permitted to waive any such standstill provision.

The Company was required to promptly request that each person (other than Parent, Merger Sub and their representatives) that had, on or prior to the date of the Merger Agreement, executed a confidentiality agreement in connection with its consideration of a takeover proposal (or, if requested by Parent, financing proposal) promptly return or destroy all confidential information furnished by or on behalf of the Company or any of its subsidiaries or representatives and was required to promptly terminate access to all data rooms furnished in connection therewith.

By virtue of the delivery of the Written Consent following the execution of the Merger Agreement, the provisions of the Merger Agreement with respect to the Board or the Special Committee’s ability to (i) withhold, withdraw or modify in a manner adverse to Parent its recommendation, (ii) recommend, approve or adopt any alternative acquisition proposal or (iii) terminate the Merger Agreement in connection with a material event, change or circumstance with respect to the Company are no longer applicable.

Indemnification and Insurance

During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent will cause the Surviving Corporation to indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, all past and present officers and directors (or equivalent) of the Company and each subsidiary thereof (the “Indemnified Parties”), in each case when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another Person, including a Company Plan, at the request or for the benefit of the Company, against any costs or expenses (including attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged action, in connection with, arising out of or otherwise related to matters existing or occurring or alleged to have occurred prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and Parent will also cause the Surviving Corporation to advance expenses as incurred in respect of the foregoing to the fullest extent permitted under applicable law. In the event of any such actual or alleged action, Parent and the Surviving Corporation will cooperate with the Indemnified Party in the defense of any such actual or alleged action. During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent will cause the Surviving Corporation to maintain in effect exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company Charter and Company Bylaws as in effect as of the date thereof, and all rights to indemnification in respect of any claim made for indemnification within such period will continue until the disposition of the action underlying such claim or resolution of such claim. During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent will cause the Surviving Corporation to honor all indemnification contracts between any Indemnified Party in effect prior to the date of the Merger Agreement and to not amend, repeal or otherwise modify any such contracts in any manner that would adversely affect the rights thereunder of the applicable Indemnified Parties.

Following the Effective Time, the Surviving Corporation will purchase a prepaid “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance tower, with an extended reporting period ending on the sixth anniversary of the date on which the Effective Time occurs, from the Company’s current directors’ and officers’ liability insurance carriers or insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers. In satisfying such obligations, the maximum amount that the Surviving Corporation will be required to pay to obtain any such “tail” policy will not exceed 350% of the amount paid by the Company for coverage in the last twelve-month period ending on September 30, 2022 (the “Maximum Annual Premium”). If such amount would exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a “tail” policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers. The Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

The obligations described above will survive the consummation of the Merger indefinitely. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall expressly assume and be bound by the obligations set forth above. Further, the obligations of Parent and the Surviving Corporation outlined above shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this obligation applies without the written consent of such affected Indemnified Party, unless such termination or modification is required by applicable law.

Financing of the Merger

Parent has delivered to the Company a true and complete copy of the fully executed Equity Commitment Letter to Parent and Merger Sub providing for an equity investment in Parent, subject to the terms and conditions therein, in the aggregate amount set forth therein (the “Equity Financing”). As of the date of the Merger Agreement, the Equity Commitment Letter in the form delivered to the Company was not amended or modified, no such amendment or modification was contemplated and none of the obligations and commitments contained in such Equity Commitment Letter had been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission was contemplated. Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter and the satisfaction of the conditions to the consummation of the Merger, the net proceeds contemplated by the Equity Commitment Letter will in the aggregate be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and any other amount required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to the Merger Agreement.

As of the date of the Merger Agreement, the Equity Commitment Letter was in full force and effect and is the legal, valid, binding and enforceable obligation of Parent and each of the other parties thereto, except as enforcement may be limited by and subject to certain exceptions. As of the date of the Merger Agreement, no event had occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any party to the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby being unavailable or delayed. As of the date of the Merger Agreement, and assuming the satisfaction of the conditions to the consummation of the Merger, Parent did not have any reason to believe that any party to the Equity Commitment Letter will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it, that the conditions to the Equity Financing in the Equity Commitment Letter will not otherwise be satisfied or that the full amount of the Equity Financing will not be available on the closing date. The only conditions precedent or other contingencies related to the obligations of the BDT Fund 3 Parties to fund the full amount of the Equity Financing are those expressly set forth in the Equity Commitment Letter as of the date thereof. As of the date of the Merger Agreement, there were no side letters or other contracts, arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into side letters or other contracts, arrangements or understandings (whether oral or written and whether or not legally binding) to which Parent or any of its affiliates is a party related to the Equity Financing other than as expressly contained in the Equity Commitment Letter and delivered to the Company prior to the date of the Merger Agreement. For the avoidance of doubt, in no event will the receipt or availability of any funds or financing by or to Parent or any affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations under the Merger Agreement. Each of the BDT Fund 3 Parties have uncalled capital commitments or otherwise have available funds in excess of the sum of the subscription commitment in the Equity Commitment Letter of such BDT Fund 3 Party plus the aggregate amount of all other binding commitments and obligations such BDT Fund 3 Party currently has outstanding. The Company will have the right to seek specific performance to cause each BDT Fund 3 Party to fund its such subscription commitment.

The Equity Commitment Letter also includes a limited guarantee by the BDT Fund 3 Parties, subject to a cap of $11 million, of Parent and Merger Sub’s payment obligations in respect of any monetary damages required to be paid to the Company in accordance with the Merger Agreement.

The Company and the Surviving Corporation will use their reasonable best efforts to, and will cause their subsidiaries and their respective representatives to use their reasonable best efforts to, provide such cooperation in connection with the arrangement of any debt financing for the Surviving Corporation or any of its subsidiaries as may be reasonably requested by Parent, including participating in a reasonable number of meetings, presentations and sessions with prospective financing sources and investors, including direct contact between appropriate members of senior management of the Company, on the one hand, and the prospective debt financing sources and investors to the Surviving Corporation, their affiliates and each of their respective representatives, on the other hand. Notwithstanding anything in the Merger Agreement to the contrary, (i) the Company will be deemed to have complied with this covenant for all purposes of the Merger Agreement unless the failure to obtain such debt financing results from the Company’s willful breach of its obligations and any action taken by the Company or any of its subsidiaries or their respective representatives at the request of Parent pursuant to this will be deemed to be permitted by the Merger Agreement.

Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including:

•

Publicity: Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and will not (and will not cause or permit their respective subsidiaries or representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system or to the extent related to any actual or contemplated litigation between or among the parties thereto. The parties to the Merger Agreement agreed that the initial press release issued with respect to the Transactions following execution of the Merger Agreement would be in a form reasonably acceptable to each party thereto. Parent and the Company agreed that they may make any oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly disclosed and previously subject to the foregoing requirements, and Parent, Merger Sub and their respective affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers or investors of such person or any affiliate of such person, in each case who are subject to customary confidentiality restrictions;

•

Access: Subject to applicable law and any applicable judgment, between the date of the Merger Agreement, and the earlier of the Effective Time and the valid termination of the Merger Agreement, upon reasonable notice, the Company will (i) afford to Parent and Parent’s representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, contracts and records and (ii) furnish to Parent and Parent’s representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request. Parent and its representatives must conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company, and the Company will not be obligated to provide such access or information if the Company determines, in its reasonable judgment after consultation with Parent, that doing so would reasonably be expected to (A) violate applicable law, (B) waive the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (C) be adverse to the interests of the Company or any of its subsidiaries in any pending or threatened action against Parent or any of its affiliates or (D) involve documents or information relating to the evaluation or negotiation of the Merger Agreement or the Transactions. In the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it will provide notice to Parent that it is withholding such access or information and the basis for such withholding and will use its reasonable best efforts to make appropriate substitute arrangements under circumstances in which the harms described by the foregoing would not apply or, to the extent such arrangements are not feasible, to provide, to the extent feasible, the applicable access or information in a way that would not result in such harms, except the Company would not be required to provide such substitute arrangements or access or information to the extent the Company would incur third-party fees or expenses in connection;

•

Litigation: During the period from the date of the Merger Agreement through the earlier of the Effective Time and the valid termination of this Agreement, except for any action between the Company or its subsidiaries, on the one hand, and Parent, Merger Sub or its affiliates, on the other hand, (i) the Company will give prompt notice to Parent of any action commenced or, to the Company’s knowledge, threatened against the Company or its directors which relates to the Merger Agreement or the Transactions, and the Company will keep Parent reasonably informed regarding any such action and (ii) the Company will give Parent the opportunity to participate in (but not to control), at Parent’s sole cost and expense, the defense and settlement of any litigation against the Company relating to the Merger Agreement or the Transactions, including the opportunity to review and comment on all filings related to such litigation, and no such settlement will be proposed or agreed to without Parent’s prior written consent; and

•

Stock Exchange De-listing: The Surviving Corporation will use its reasonable best efforts to cause the Class A Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

Conditions to Consummation of the Merger

The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable law) at or prior to the closing, of the following conditions:

•	the Required Stockholder Approval having been obtained in accordance with applicable law and the Company Charter and the Company Bylaws;

•

no judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction that is in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger;

•

at least 20 calendar days have elapsed since the Company mailed to the stockholders of the Company this Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated thereunder); and

•	the waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act has expired or early termination thereof has been granted.

The Written Consent was delivered to the Company following the execution of the Merger Agreement, and as a result, the first closing condition listed above has been satisfied. Additionally, as described in the section entitled “The Special Factors—Regulatory Approvals” beginning on page [●], following the execution of the Merger Agreement, the Company, Parent and Merger Sub entered into the HSR Waiver Letter, dated January 10, 2023, whereby each party confirmed the waiver of certain closing conditions, including the fourth closing condition listed above.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or written waiver by Parent, if permissible under applicable law, at or prior to the closing of the following conditions:

•

the representations and warranties of the Company related to required stockholder approval, the absence of a Material Adverse Effect since June 30, 2022 and Centerview’s fairness opinion must be true and correct as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

certain representations and warranties of the Company related to capitalization must be true and correct in all respects (except for any inaccuracies that would not adversely affect the validity or enforceability of the Written Consent or increase the aggregate number of Common Shares issued and outstanding as of the time specified in such representations and warranties on a fully diluted basis by more than 150,000 Common Shares) as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the representations and warranties of the Company related to organization and standing, capitalization (except for those representations and warranties referenced in the bullet above) and brokers and other advisors and certain representations and warranties of the Company related to the Company’s authority, noncontravention and voting requirements must be true and correct in all material respects as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

the other representations and warranties of the Company set forth in the Merger Agreement must be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

•

the Company having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and

•

the receipt by Parent of a certificate signed on behalf of the Company by an executive officer of the Company (in such executive officer’s capacity as such and without personal liability) certifying that each of the conditions specified above has been satisfied.

The obligation of the Company to effect the Merger is also subject to satisfaction or waiver by the Company at or prior to the closing of the following conditions:

•

the representations and warranties of Parent and Merger Sub related to organization and standing, financing and no other representations or warranties and certain representations and warranties of Parent and Merger Sub related to authority, noncontravention and voting requirements must be true and correct as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•

the other representations and warranties of Parent and Merger Sub set forth in the Merger Agreement must be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent material adverse effect;

•

each of Parent and Merger Sub having performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Date; and

•

the receipt by the Company of a certificate signed on behalf of Parent by an executive officer of Parent (in such executive officer’s capacity as such and without personal liability) certifying that each of the conditions specified above have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the mutual written consent of Parent and the Company.

In addition, the Merger Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by either Parent or the Company if:

•

the Merger is not consummated on or prior to the Outside Date, except that this right will not be available to any party if the failure of such party to perform in all material respects any of its obligations under the Merger Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms of the Merger Agreement, was the primary cause of or primarily resulted in the failure of the Merger to be consummated on or prior to such date, unless such obligations have been waived; or

•

any judgment or law enacted, promulgated, issued, entered, amended or enforced by any governmental authority of competent jurisdiction enjoining, restraining or otherwise making illegal, preventing or prohibiting consummation of the Merger is in effect and has become final and nonappealable, except if the party seeking to terminate the Merger Agreement has performed in all material respects its obligations under the Merger Agreement and used its reasonable best efforts to prevent the entry of and to remove such judgment or law in accordance with its obligations under the Merger Agreement.

The Merger Agreement also provides that Parent may terminate the Merger Agreement if the Company breaches any of its representations, warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition precedent to closing and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that Parent will not have the right to terminate the Merger Agreement if Parent or Merger Sub is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to consummation of the Merger.

The Merger Agreement also provides that the Company may terminate the Merger Agreement if:

•	Parent or Merger Sub breaches any of its representations or warranties or failed to perform any of its obligations or agreements set forth in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to consummation of the Merger and is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (i) 30 days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate the Merger Agreement and the basis for such termination and (ii) one business day prior to the Outside Date, except that the Company will not have the right to terminate the Merger Agreement if the Company is then in breach of any of its representations, warranties, obligations or agreements under the Merger Agreement, which breach would give rise to a failure of a condition to consummation of the Merger; or

•

(i) the conditions to Parent’s and Merger Sub’s obligations to effect the Merger have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of termination of the Merger Agreement), (ii) the Company has confirmed by written irrevocable notice to Parent that all conditions to the Company’s obligations to effect the Merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing so long as such conditions would be satisfied if the closing date were the date of such notice) or that it is willing to waive any unsatisfied conditions, (iii) the Merger is required to be consummated pursuant to the Merger Agreement and (iv) Parent and Merger Sub fail to consummate the Merger within five business days after the later of (A) receipt by Parent of the notice referred to in the foregoing clause (ii) and (B) the date the Merger was required to be consummated pursuant to the Merger Agreement; except that no party will be permitted to terminate the Merger Agreement during such five-business-day period contemplated by the foregoing clause (iv).

The Merger Agreement also provides a termination right for (i) Parent if, prior to the delivery of the Written Consent, an adverse recommendation change occurred, and (ii) the Company (A) if the duly executed Written Consent is not received by the Company or the Merger Sub Shareholder Approval is not received by the Company, in each case, within 24 hours of signing the Merger Agreement or (B) prior to the delivery of the Written Consent, in connection with entering into an agreement relating to any alternative acquisition proposal, if prior to or concurrently with such termination, the Company pays or causes to be paid a termination fee. These termination rights are no longer exercisable because the Written Consent and Merger Sub Shareholder Approval were delivered to the Company following the execution of the Merger Agreement. Additionally, as described in the section entitled “The Special Factors—Regulatory Approvals” beginning on page [●], following the execution of the Merger Agreement, the Company, Parent and Merger Sub entered into the HSR Waiver Letter, whereby each party confirmed the waiver of certain termination rights.

Termination Fees and Expenses

Fees Payable by Company. The Company was required to pay Parent a termination fee under certain circumstances prior to delivery of the Written Consent. The Written Consent was delivered to the Company following the execution of the Merger Agreement, and as a result, the provisions regarding the termination fee are no longer applicable.

Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with the Merger Agreement and the Transactions, including the Merger, will be paid by the party incurring or required to incur such fees or expenses, except as otherwise set forth in the Merger Agreement.

Amendment and Waiver

Subject to compliance with applicable law, at any time prior to the Effective Time, the Merger Agreement may be amended, modified or supplemented in any or all respects only by written agreement of the parties thereto. However, following delivery of the Written Consent, which was delivered to the Company following the execution of the Merger Agreement, there may be no amendment, modification or supplement of the Merger Agreement which by applicable law would require further approval by the Company’s stockholders without such approval having first been obtained. The Company will not amend, modify or supplement this Agreement in any material respect without the recommendation of the Special Committee.

Jurisdiction; Specific Performance

By entering into the Merger Agreement, each party thereto (i) expressly submitted to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction over any such claim, cause of action or other action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or other action involving the parties thereto (whether in contract, tort or otherwise) based upon, relating to or arising out of the Merger Agreement or the Transactions (ii) expressly waived any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or other action and (iii) agreed that it will not bring any claim, cause of action or other action against any other parties thereto based upon, relating to or arising out of the Merger Agreement or the Transactions in any court other than the Designated Courts. Each party thereto thereby irrevocably consented to the service of process with respect to the Designated Courts in any such claim, cause of action or other action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in the Merger Agreement.

The parties to the Merger Agreement agreed that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties thereto fail to take any action required of them thereunder to consummate the Merger Agreement and the Transactions, on the terms and subject to the conditions of the Merger Agreement. The parties acknowledged and agreed that the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including, for the avoidance of doubt, the right of the parties to cause the Merger to be consummated on the terms and subject to the conditions of the Merger Agreement) in the Designated Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the Merger Agreement and the right of specific enforcement is an integral part of the Transactions and, without that right, neither the Company nor Parent or Merger Sub would have entered into the Merger Agreement.

Each party to the Merger Agreement agreed that, prior to the valid termination of the Merger Agreement, it will not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and not assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties thereto acknowledged and agreed that any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Governing Law

The Merger Agreement and any claim, cause of action or other action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of the Merger Agreement or the Transactions, or the negotiation, execution or performance of the Merger Agreement, will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

MARKET INFORMATION, DIVIDENDS AND CERTAIN TRANSACTIONS IN THE CLASS A SHARES

On August 4, 2021, the Company consummated its IPO, and on August 9, 2021, the Company closed its IPO of 17,857,143 Class A Shares at a price of $14.00 per share, generating aggregate net proceeds of approximately $250 million. The Class A Shares began trading on the NYSE under the symbol “WEBR” on August 5, 2021. Prior to that, there was no public market for Class A Shares. As of December 11, 2022, 53,738,392 Class A Shares were issued and outstanding. The Company’s book value per Class A Share as of September 30, 2022 was $(7.76), calculated by dividing total equity (deficit) of $(411,936) by the total number of Class A Shares outstanding on September 30, 2022, of 53,102,598 Class A Shares.

On July 25, 2022, the Company announced that the Board suspended the quarterly cash dividend. The Company paid a dividend of $0.04 per share to holders of Class A Shares on December 17, 2021, March 18, 2022 and June 17, 2022. The terms of the Merger Agreement do not allow us to declare or pay a dividend between December 11, 2022 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for the Class A Shares and the Class A Shares will be delisted from the NYSE and de-registered under the Exchange Act.

The following table sets forth, for the periods indicated, the high and low sales price of Class A Shares on the NYSE:

Fiscal Year	High	Low	Dividend Paid
Ended September 30, 2020
First Quarter	N/A	N/A	—
Second Quarter	N/A	N/A	—
Third Quarter	N/A	N/A	—
Fourth Quarter	N/A	N/A	—
Ended September 30, 2021
First Quarter	N/A	N/A	—
Second Quarter	N/A	N/A	—
Third Quarter	N/A	N/A	—
Fourth Quarter	$19.55	$13.92	—
Ended September 30, 2022
First Quarter	$18.05	$11.29	$0.04
Second Quarter	$12.61	$9.83	$0.04
Third Quarter	$10.41	$6.86	$0.04
Fourth Quarter	$10.00	$6.02	—
Ended September 30, 2023
First Quarter	$8.14	$5.03	—

Other than the Merger Agreement, as discussed in the section of this Information Statement entitled “The Merger Agreement” beginning on page [●], the Company, the BDT Entities and their respective affiliates have not executed any transactions with respect to the Class A Shares during the past 60 days.

The following table sets forth the amount of the Class A Shares purchased by the Company and the BDT Entities during the past two years:

Fiscal Year	Total Number of Shares Purchased		Range of Prices Paid per Share	Average Price Paid per Share
Ended September 30, 2021
First Quarter	—		—	—
Second Quarter	—		—	—
Third Quarter	—		—	—
Fourth Quarter	1,000,000	(1)	$14.00	$14.00
	3,828,734	(2)	$14.00	$14.00
Ended September 30, 2022
First Quarter	—		—	—
Second Quarter	—		—	—
Third Quarter	—		—	—
Fourth Quarter	—		—	—
Ended September 30, 2023
First Quarter	—		—	—

(1)	Represents 1,000,000 Class A Shares purchased by Byron D. Trott at a price per Class A Share of $14.00 on August 9, 2021. The BDT Entities have not made any other purchase of Class A Shares.
(2)

Represents 3,828,734 Class A Shares repurchased by the Company from the equityholders of BDT WSP Blocker, LLC in connection with the reorganization pursuant to the IPO. The Company received proceeds of $35.6 million from the Greenshoe option, which were used to repurchase $35.6 million of Class A Shares and units of HoldCo in connection with the IPO.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (i) to grant the unaffiliated stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.

APPRAISAL RIGHTS

If the Merger is consummated, beneficial holders and holders of record of Common Shares other than the Specified Holders who do not wish to accept the Merger Consideration have the right to seek appraisal of their Common Shares under Section 262 of the DGCL (“Section 262”) and, if all procedures described in Section 262 are strictly complied with and the Delaware Court of Chancery so determines, to receive payment in cash for the fair value of their Common Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your Common Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the applicable portion of the Merger Consideration that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as “appraisal rights.”

The following description of appraisal rights is not a complete statement of Section 262 and is qualified in its entirety by reference to Section 262, which is attached as Annex E to this Information Statement and incorporated herein by reference.

Strict compliance with the procedures set forth in Section 262 is required. This description and Section 262 should be reviewed carefully by any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so, as failure to follow precisely any of the statutory requirements will result in the withdrawal, loss or waiver of your appraisal rights. The following is a summary of appraisal rights under Section 262, the full text of which is incorporated herein by reference. The summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 and to any amendments to such section after the date of this Information Statement (please note that the 20-day period described below for a beneficial holder or holder of record of Common Shares to demand appraisal will begin to run on the date of mailing this Information Statement, as described more fully below). Holders of Common Shares should assume that the Company will take no action to perfect any appraisal rights of any holder of Common Shares. Any beneficial holder or holder of record of Common Shares who desires to exercise such holder’s appraisal rights should review carefully Section 262 and is urged to consult such holder’s legal advisor before electing or attempting to exercise such rights. The following summary neither constitutes legal or other advice nor a recommendation that holders of Common Shares seek to exercise their appraisal rights under Section 262. A beneficial holder or holder of record of Common Shares who loses, waives or otherwise fails to properly exercise such holder’s appraisal rights will be entitled to receive the applicable portion of the Merger Consideration under the Merger Agreement.

Either a beneficial holder or holder of record of Common Shares who (i) continuously holds such Common Shares through the Effective Time, (ii) has not consented to or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived such holder’s appraisal rights, (iii) strictly complies with the applicable statutory procedures under Section 262 and (iv) does not thereafter withdraw such holder’s demand for appraisal of such Common Shares will be entitled to receive the fair value of such holder’s Common Shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. In addition to the foregoing requirements, a demand made by such beneficial holder must reasonably identify the holder of record of the shares for which the demand is made, and must be accompanied by documentary evidence of such beneficial holder’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial holder consents to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of the DGCL.

When a merger agreement is approved by written consent without a meeting pursuant to Section 228 of the DGCL, as is the case with the Merger Agreement, Section 262 requires that either a constituent corporation before, or the surviving corporation within 10 days after, the effective date of the merger notify each of its stockholders who is entitled to appraisal rights, that appraisal rights are so available and must include in each such notice a copy of Section 262 of the DGCL or information directing stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. A copy of the applicable statutory provisions is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Such notice, if given on or after the effective date of the merger, must also notify the stockholders of the effective date of the merger.

THIS INFORMATION STATEMENT CONSTITUTES THE OFFICIAL NOTICE OF APPRAISAL RIGHTS UNDER SECTION 262. COMPANY STOCKHOLDERS SHOULD NOT EXPECT TO RECEIVE ANY ADDITIONAL NOTICE WITH RESPECT TO THE DEADLINE FOR DEMANDING APPRAISAL RIGHTS.

Any beneficial holder or holder of record of Common Shares entitled to exercise appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company or the Surviving Corporation, as applicable, an appraisal of such holder’s Common Shares. With respect to holders of record, such demand will be sufficient if it reasonably informs the Company or the Surviving Corporation, as applicable, of the identity of the holder of the Common Shares making such demand and that such holder intends thereby to demand an appraisal of the fair value of such holder’s Common Shares. With respect to beneficial owners, such demand will be sufficient if it reasonably informs the Company or the Surviving Corporation, as applicable, of the identity of the holder of Common Shares making such demand and is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provides an address at which such beneficial holder consents to receive notices given by the Surviving Corporation. Failure to make such a demand on or before the expiration of such 20-day period will result in the loss of the holder’s appraisal rights. For clarity, such 20-day period will begin to run on the date of mailing of this Information Statement.

A holder of Common Shares who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to the following address:

Weber Inc.

1415 S. Roselle Road

Palatine, Illinois 60067

Attention: General Counsel

The demand for appraisal by or for a holder of record must state fully and correctly, as such holder’s name appears on such holder’s certificates evidencing the Common Shares, and must state that such person intends thereby to demand appraisal of such person’s Common Shares. If the Common Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the Common Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the authorized agent is acting as agent for the record owner or owners of such Common Shares. A record holder such as a broker, bank or other nominee who holds Common Shares as a nominee for several beneficial owners may exercise appraisal rights on behalf of one or more beneficial owners with respect to the Common Shares held for such beneficial owner or owners while not exercising such rights with respect to the Common Shares held for other beneficial owners. In such case, the written demand for appraisal should set forth the number and class of Common Shares covered by such demand. Unless a demand for appraisal specifies a number and class of Common Shares, such demand will be presumed to cover all Common Shares held in the name of such record holder.

Within 10 days following the Effective Time, the Company, as the Surviving Corporation, must notify each beneficial holder and holder of record of Common Shares who is entitled to appraisal rights of the date that the Merger has become effective; provided, however, that if such notice is sent more than 20 days following the sending of this Information Statement, such notice need only be sent to each holder, either beneficial or of record, who is entitled to appraisal rights and who has demanded appraisal of such holder’s Common Shares in accordance with Section 262.

At any time within 60 days after the Effective Time, any beneficial holder or holder of record of Common Shares who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such holder’s demand for appraisal and accept the applicable portion of the Merger Consideration under the Merger Agreement by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal.

Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing shall not affect the right of any holder of Common Shares who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such holder’s demand for appraisal and accept the applicable portion of the Merger Consideration under the Merger Agreement within 60 days after the Effective Time.

Within 120 days after the Effective Time, but not thereafter, the Company through the Surviving Corporation and any beneficial holder or holder of record of Common Shares who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Common Shares held by all holders of Common Shares that have demanded appraisal. A beneficial holder or holder of record of Common Shares demanding appraisal must serve a copy of the petition on the Surviving Corporation. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any holder of Common Shares that previously demanded appraisal will become entitled only to applicable Merger Consideration under the Merger Agreement. The Company is not obligated and does not currently intend to file a petition. It is the obligation of the holders, either beneficial or of record, of Common Shares to initiate all necessary petitions to perfect their appraisal with respect to their Common Shares within the time prescribed in Section 262 and the failure of a holder of Common Shares to file such a petition within the period specified in Section 262 could nullify such holder’s previous written demand for appraisal.

In addition, any beneficial holder or holder of record of Common Shares entitled to appraisal rights that has made a demand for appraisal in accordance with Section 262 is entitled, within 120 days after the Effective Time and upon written request to the Company in writing, to receive from the Company a statement setting forth the aggregate number of Common Shares not consented in writing in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of record or beneficial owners holding or owning such Common Shares. The statement must be given 10 days after such written request has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

Upon the filing of a petition by a beneficial holder or holder of record of Common Shares, service of a copy of such a petition shall be made upon the Surviving Corporation. The Surviving Corporation shall be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all persons who have demanded appraisal of their Common Shares and with whom the Surviving Corporation has not reached agreements as to the value of such Common Shares. The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to all persons set forth on such verified list. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation.

If a hearing on the petition is held, the Delaware Court of Chancery will determine those persons who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require that the persons who have demanded an appraisal and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court of Chancery may dismiss the proceedings as to any holder of Common Shares who does not comply with such direction.

Upon application by the Company or any beneficial holder or holder of record entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the beneficial holders or holders of record entitled to appraisal. Any stockholder whose name appears on the verified list mentioned above and who has submitted such holder’s stock certificates to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such holder is not entitled to appraisal rights under Section 262.

The Delaware Court of Chancery shall then determine the fair value of the applicable Common Shares as of the Effective Time, taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with any interest from the Effective Date, to be paid, if any, upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its sole discretion, determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each beneficial holder and holder of record of Common Shares entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the Common Shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the beneficial holder and holder of record of Common Shares.

When the fair value of the applicable Common Shares is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the beneficial holders and holders of record entitled to receive the same, forthwith in the case of uncertificated holders of Common Shares or upon surrender by certificated holders of Common Shares of their stock certificates.

Beneficial holders and holders of record of Common Shares should be aware that no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and beneficial holders and holders of record of Common Shares should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the applicable Merger Consideration that they are otherwise entitled to receive under the terms of the Merger Agreement. The Company does not anticipate offering more than the per share portion of the Merger Consideration to any holder of Common Shares exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant Common Shares is less than the applicable Merger Consideration.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Delaware Court of Chancery may also (i) assess costs of the proceeding (which exclude attorneys’ fees and fees and expenses of experts) among the parties as the Delaware Court of Chancery deems equitable, and (ii) upon application of a beneficial holder or holder of record of Common Shares, order all or a portion of the expenses incurred by any beneficial holder or holder of record in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all Common Shares entitled to appraisal. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

If no petition for appraisal is filed within 120 days after the Effective Time, or if the beneficial holder or holder of record of Common Shares otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of such holder of Common Shares to appraisal will cease and such holder’s shares will be deemed to have been converted at the Effective Time into the right to receive the applicable Merger Consideration. In addition, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any beneficial holder or holder of record of Common Shares absent court approval.

From and after the Effective Time, no holder of Common Shares who has demanded appraisal rights under Section 262 will be entitled to vote such Company Stockholder’s Common Shares for any purpose or to receive payment of dividends or other distributions in respect of such Common Shares (except dividends or other distributions payable to holders of Common Shares of record at a date which is prior to the Effective Time).

BENEFICIAL HOLDERS AND HOLDERS OF RECORD OF COMMON SHARES CONSIDERING SEEKING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR COMMON SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER IF THEY DID NOT SEEK APPRAISAL OF THEIR COMMON SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN A LOSS OF STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, AND IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262, ANY BENEFICIAL HOLDER OR HOLDER OF RECORD OF COMMON SHARES WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT THEIR LEGAL AND FINANCIAL ADVISORS BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262, SECTION 262 WILL GOVERN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information known to the Company with respect to the beneficial ownership of Common Shares as of January 10, 2023 unless otherwise indicated below, by:

•	each person known by us to beneficially own more than 5% of our outstanding Common Shares;

•	each of our directors;

•	each of our named executive officers; and

•	our directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days of January 10, 2023. The percent of Common Shares calculations are based on the 53,738,392, Class A Shares outstanding and 235,126,987 Class B Shares outstanding as of January 10, 2023.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to their beneficially owned Common Shares. The address of each of the Named Executive Officers and Directors and all Executive Officers and Directors as a Group (13 Persons) in the table below is 1415 S. Roselle Road, Palatine, Illinois 60067.

Five Percent Holders

	Beneficial Ownership
Name and Address of Beneficial Owner	Class A Shares	Percentage of Class A Shares	Class B Shares	Percent of Class B	Combined Voting Power
Byron D. Trott(1) c/o BDT Capital Partners, LLC 401 North Michigan Avenue, Suite 3100 Chicago IL 60611	3,236,875	6.0%	12,281,255	5.2%	5.4%
BDT Capital Partners, LLC(2) 401 North Michigan Avenue, Suite 3100 Chicago, IL 60611	25,569,010	47.5%	152,711,756	65.0%	61.7%
WSP Investment, LLC(3) 14 North Peoria Street, Suite 2E Chicago, IL 60607	—	—	38,799,120	16.5%	13.4%
MAD Private Family Trust Company LLC(4) 8805 Tamiami Trail N STE 356 Naples, FL 34108	2,581,126	4.8%	14,171,312	6.0%	5.8%

(1)

Based on information contained in the Schedule 13D/A filed by BDT Capital Partners, LLC, BDT WSP Holdings, LLC, BDT Capital Partners I-A Holdings, LLC, BDTCP GP I, LLC, BDT GP, LLC, and Byron D. Trott on December 12, 2022. Represents shares owned by Mr. Trott and his spouse Tina Trott.

(2)

Based on information contained in the Schedule 13D/A filed by BDT Capital Partners, LLC, BDT WSP Holdings, LLC, BDT Capital Partners I-A Holdings, LLC, BDTCP GP I, LLC, BDT GP, LLC, and Mr. Trott on December 12, 2022. Represents shares owned by funds managed by BDT Capital Partners, LLC, (the “BDTCP Funds”) of which Mr. Trott is the Co-CEO and Chairman. The managing member of BDT Capital Partners, LLC is BDTP GP, LLC, of which Mr. Trott is the sole member. Each of BDTP GP,

LLC and Mr. Trott may be deemed to have indirect voting and investment control over the shares held by the BDTCP Funds. Each of BDTP GP, LLC and Mr. Trott disclaims beneficial ownership of the such shares except to the extent of his or its pecuniary interests therein.
(3)

Based on information contained in the Schedule 13G filed by WSP Investment, LLC on February 11, 2022. Voting and dispositive power over shares held by the WSP Investment, LLC is exercised by an investment committee consisting of three members. Each member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.

(4)

Based on information contained in the Schedule 13G filed by MAD Private Family Trust Co LLC on February 14, 2022. Represents shares owned indirectly by certain trusts for the benefit of charity and members of Mr. Trott’s family for which MAD Private Family Trust Company LLC holds voting and dispositive power. MAD Private Family Trust Company LLC exercises such voting and dispositive power through an investment committee consisting of three members. Each member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.

Officer and Director Stock Ownership

	Beneficial Ownership
Name of Beneficial Owner	Class A Shares	Class B Shares	Options(1)	Restricted Stock Units(2)	Percent of Class A	Percent of Class B	Combined Voting Power
Non-Employee Directors
Kelly D. Rainko	151,681	832,785	—	—	*	*	*
Susan T. Congalton(3)	18,929	—	—	—	*	*	*
Elliott Hill(3)	8,929	—	—	—	*	*	*
Martin McCourt(3)	6,250	—	—	—	*	*	*
Melinda R. Rich	8,929	—	—	—	*	*	*
James C. Stephen	8,929	—	—	—	*	*	*
Magesvaran Suranjan	8,929	—	—	—	*	*	*
Named Executive Officers
Alan D. Matula(3)	23,529	—	23,409	32,592	*	*	*
William J. Horton(3)	23,706	—	23,258	—	*	*	*
Michael G. Jacobs(3)	18,713	—	20,772	74,979	*	*	*
Steffen Hahn	23,265	—	21,667	—	*	*	*
Jennifer Bonuso	9,933	—	15,152	34,249	*	*	*
Chris M. Scherzinger(3)	—	—	—	—	*	*	*
Hans-Jürgen Herr(3)	33,535	—	29,203	235,338	*	*	*
Ryan B. Warren	5,676	—	—	28,492	*	*	*
All Executive Officers and Directors as a Group (13 Persons)(4)	317,215	832,785	123,808	141,820	1%	*	*

*	Less than 1%.
(1)	Represents options that were exercisable on January 10, 2023 and options that become exercisable within 60 days of January 10, 2023.
(2)	Represents Company RSU Awards that were vested on January 10, 2023 and Company RSU Awards that vest within 60 days of January 10, 2023.

(3)

Excludes shares held indirectly through Weber-Stephen Management Pool LLC, an entity owned by certain current and former members of our management and certain of our current and former directors. Voting and dispositive power over shares held Weber-Stephen Management Pool, LLC is exercised by an investment committee consisting of Alan D. Matula, Michael G. Jacobs and William J. Horton. Each member has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. The address of Weber-Stephen Management Pool, LLC is 1415 S. Roselle Road, Palatine, IL 60067.

(4)	None of the shares listed have been pledged as collateral

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other documents with the SEC. These reports contain additional information about the Company. Stockholders may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov. Stockholders can also obtain free copies of our SEC filings through the “SEC Filings” section of the Company’s website at https://investors.weber.com. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this Information Statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this Information Statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this Information Statement.

The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this Information Statement and before the Effective Time. The Company also incorporates by reference in this Information Statement the following documents filed by it with the SEC under the Exchange Act:

Company Filings:	Periods:
Annual Report on Form 10-K	Fiscal Year ended September 30, 2022

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may request a copy of these filings by telephone at (847) 934-5700 or by writing to us at:

Investor Relations

1415 S. Roselle Road

Palatine, Illinois 60067

e-mail: investors@weber.com

Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this Information Statement relating to Parent and Merger Sub.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this Information Statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this Information Statement. This Information Statement is dated                  , 2023. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

WEBER INC.,

RIBEYE PARENT, LLC

and

RIBEYE MERGER SUB, INC.

Dated as of December 11, 2022

i

ii

Exhibit A	Form of Surviving Company Certificate of Incorporation
Exhibit B	Form of Stockholder Consent

iii

ANNEX A

The Merger Agreement

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of December 11, 2022, among Weber Inc., a Delaware corporation (the “Company”), Ribeye Parent, LLC, a Delaware limited liability company (“Parent”), and Ribeye Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined elsewhere in this Agreement shall have the meanings set forth in Section 8.12.

WHEREAS the parties hereto intend that, on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned Subsidiary of Parent (the “Merger”);

WHEREAS the Board of Directors of the Company (the “Company Board”) established a special committee of the Company Board consisting only of independent and disinterested directors of the Company (the “Special Committee”) to, among other things, review, evaluate and negotiate this Agreement and the Transactions and make a recommendation to the Company Board as to whether the Company should enter into this Agreement;

WHEREAS the Special Committee has unanimously (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and the Public Shareholders and (b) recommended that the Company Board (i) approve this Agreement and the Transactions, including the Merger, and (ii) recommend adoption and approval of this Agreement and the Transactions, including the Merger, to the stockholders of the Company (such recommendation, the “Special Committee Recommendation”);

WHEREAS the Company Board, acting upon the Special Committee Recommendation, has (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders, (b) declared this Agreement and the Transactions, including the Merger, advisable, (c) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein and (d) resolved to recommend adoption and approval of this Agreement and the Transactions, including the Merger, to the stockholders of the Company (such recommendation, the “Company Board Recommendation”);

WHEREAS the managing member of Parent (the “Parent Managing Member”) has (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of Parent, (b) declared this Agreement and the Transactions, including the Merger, advisable and (c) approved this Agreement, the execution and delivery by Parent of this Agreement, the performance by Parent of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein;

WHEREAS the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of Parent (in its capacity as the sole stockholder of Merger Sub) and Merger Sub, (b) declared this Agreement and the Transactions, including the Merger, advisable, (c) approved this Agreement, the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of the covenants and agreements contained herein and the consummation of the

Transactions, including the Merger, on the terms and subject to the conditions contained herein and (d) resolved to recommend adoption and approval of this Agreement and the Transactions, including the Merger, to Parent (in its capacity as the sole stockholder of Merger Sub);

WHEREAS as promptly as practicable following the execution of this Agreement (and in any event within 24 hours), Parent will execute and deliver, in its capacity as the sole stockholder of Merger Sub, a written consent adopting and approving this Agreement and the Transactions, including the Merger (the “Merger Sub Shareholder Approval”); and

WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

ARTICLE I

The Merger

SECTION 1.01.    Merger. On the terms and subject to the conditions set forth in this Agreement, and pursuant to and in accordance with the provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).

SECTION 1.02.    Merger Effective Time. As soon as practicable on the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company, Parent and Merger Sub will cause the Merger to be consummated by filing a certificate of merger executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “Certificate of Merger”) and shall deliver and tender, or cause to be delivered or tendered, as applicable, any Taxes and fees and make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the “Secretary of State”) or, to the extent permitted by applicable Law, at such later time as is agreed to by Parent and the Company prior to the filing of the Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.03.    Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

SECTION 1.04.    Charter and Bylaws of the Surviving Company. At the Effective Time, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the certificate of incorporation attached as Exhibit A and the bylaws of Merger Sub as in effect immediately prior to the Effective Time (collectively, the “Surviving Company Organizational Documents”), respectively, and as so amended and restated shall be the certificate of incorporation and bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law and in each case consistent with the obligations set forth in Section 5.13.

SECTION 1.05.    Board of Directors and Officers of Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal, in each case in accordance with the Surviving Company Organizational Documents and applicable Law. The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until their respective successors are elected or appointed and qualified or their earlier death, resignation or removal, in each case in accordance with the Surviving Company Organizational Documents and applicable Law.

SECTION 1.06.    Closing. The closing of the Merger (the “Closing”) shall take place at 8:00 a.m. (New York City time) on the second business day following the satisfaction or waiver (to the extent such waiver is permitted herein and by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent such waiver is permitted herein and by applicable Law) of those conditions at such time), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 or remotely by exchange of documents and signatures (or their electronic counterparts), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

ARTICLE II

Effect on the Share Capital of the Constituent Entities;

Payment of Consideration

SECTION 2.01.    Effect of Merger on the Share Capital of Merger Sub and the Company. At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any equity thereof:

(a)    Conversion of Merger Sub Shares. Each common share, par value $0.001 per share, of Merger Sub (each, a “Merger Sub Share”) issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become a number of authorized, validly issued, fully paid and nonassessable Class A common shares, par value $0.001 per share, of the Surviving Company (each, a “Surviving Company Class A Share”) equal to (i) the number of shares of Class A common stock, par value $0.001 per share, of the Company (each, a “Class A Share”) issued and outstanding immediately prior to the Effective Time (other than any Class A Shares held by Holdings or BDT WSP Holdings, LLC (such Class A Shares, the “Holdings Shares”) or canceled pursuant to Section 2.01(b)) divided by (ii) the number of Merger Sub Shares issued and outstanding as of immediately prior to the Effective Time.

(b)    Cancelation of Certain Shares. Each Class A Share and each share of Class B common stock, par value $0.00001 per share, of the Company (each, a “Class B Share” and, together with the Class A Shares, the “Common Shares”) issued and outstanding immediately prior to the Effective Time and owned by the Company as treasury shares shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor. Each Common Share issued and outstanding immediately prior to the Effective Time and owned by any direct or indirect wholly owned Subsidiary of the Company shall automatically be canceled and shall cease to exist and be outstanding and no consideration shall be delivered in exchange therefor.

(c)    Conversion of Certain Class A Shares.

(i)    Each Class A Share that is issued and outstanding immediately prior to the Effective Time (other than (A) the Holdings Shares, (B) any Common Shares canceled pursuant to Section 2.01(b) and (C) any Dissenting Shares) (such Class A Shares, “Converted Shares”) shall automatically be canceled and converted into and shall thereafter represent the right to receive an amount in cash equal to $8.05, without interest (the “Merger Consideration”).

(ii)    As of the Effective Time, all Converted Shares shall no longer be issued and outstanding and shall automatically be canceled and shall cease to exist, and each holder of (A) a certificate that immediately prior to the Effective Time evidenced any Converted Shares (each, a “Certificate”) or (B) any Converted Shares that were uncertificated and represented by book-entry immediately prior to the Effective Time

(each, a “Book-Entry Share”), in each case of clauses (A) and (B), shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (less any applicable withholding Taxes pursuant to Section 2.02(g)) pertaining to the Converted Shares represented by such Certificate or Book-Entry Share, as applicable, to be paid in consideration therefor in accordance with Section 2.02(b), and the right to receive dividends and other distributions in accordance with this Article II, in each case without interest.

(d)    Continuing Common Shares. Notwithstanding anything to the contrary herein, (i) each Holdings Share that is issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, be unaffected by the Merger and continue to exist and remain outstanding as a Surviving Company Class A Share and (ii) except as provided in Section 2.01(b) each Class B Share that is issued and outstanding immediately prior to the Effective Time shall, as of the Effective Time, be unaffected by the Merger and continue to exist and remain outstanding as a Class B common share, par value $0.00001 per share, of the Surviving Company.

SECTION 2.02.    Exchange Fund. (a) Paying Agent. Not less than 10 business days prior to the anticipated Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II and, in connection therewith, Parent and the Company shall enter into an agreement with the Paying Agent prior to the Closing Date in a form reasonably acceptable to Parent and the Company. At or prior to the Effective Time, Parent or Merger Sub shall deposit or cause to be deposited with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration (the “Exchange Fund”). Pending its disbursement in accordance with this Section 2.02, the Exchange Fund shall be invested by the Paying Agent as directed by Parent in (i) short-term direct obligations of the United States, (ii) short-term obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5 billion. Any and all interest earned on the funds in the Exchange Fund shall be paid by the Paying Agent to Parent. No investment losses resulting from investment of the funds deposited with the Paying Agent shall diminish the rights of any former holder of Converted Shares to receive the Merger Consideration in accordance with this Article II. To the extent that there are investment losses or the Exchange Fund otherwise diminishes below the level necessary for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II, Parent shall promptly deposit or cause to be deposited additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund as necessary to ensure that the Exchange Fund is at all relevant times at the level necessary for the payment and delivery of the aggregate Merger Consideration in accordance with this Article II. Except as directed by Parent, the Exchange Fund shall not be used for any purpose other than the payment to former holders of Converted Shares of the Merger Consideration or payment to the Surviving Company as contemplated in this Section 2.02.

(b)    Letter of Transmittal; Exchange of Class A Shares. As soon as practicable after the Effective Time (but in no event later than three business days after the Effective Time), the Surviving Company or Parent shall cause the Paying Agent to mail to each holder of record of a Certificate a form of letter of transmittal (which (i) shall specify that delivery of a Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Paying Agent and (ii) shall be in such form and have such other customary provisions as the Surviving Company may specify, subject to Parent’s consent (such consent not to be unreasonably withheld, conditioned or delayed)), together with instructions thereto, setting forth, inter alia, the procedures by which holders of Certificates may receive the applicable Merger Consideration and any dividends or other distributions to which they are entitled pursuant to this Article II. Upon the completion of such applicable procedures by a holder and the surrender of such holder’s Certificate, and without any action by any holder of record of Book-Entry Shares, the Paying Agent shall deliver to such holder (other than to any holder in respect of Dissenting Shares), (A) in the case of Book-Entry Shares, a notice of the effectiveness of the Merger and (B) cash in an amount (subject to Section 2.02(g)) equal to the number of Converted Shares represented by such Certificate or Book-Entry Shares immediately prior to the Effective Time multiplied by the Merger Consideration to which such holder is entitled under this Article II, and such Certificates or Book-Entry Shares shall forthwith be canceled. If payment of the applicable Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (x) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (y) the Person requesting such payment shall have established to the reasonable satisfaction of the Surviving Company and Parent that any transfer and other Taxes required by reason of the payment of the applicable Merger Consideration to a Person other than the registered holder either has been paid or is not applicable. Until satisfaction of the applicable procedures contemplated by this Section 2.02 and subject to Section 2.04, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration and any dividends or other distributions pertaining to Converted Shares formerly represented by such Certificate or Book-Entry Share as contemplated by this Article II. No interest shall be paid or shall accrue on the Merger Consideration payable with respect to Converted Shares pursuant to this Article II.

(c)    Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company or Parent, the posting by such Person of a bond, in such customary amount as the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Surviving Company shall cause the Paying Agent to pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration as contemplated by this Article II.

(d)    Termination of Exchange Fund. At any time following the date that is 180 days after the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) that had been delivered to the Paying Agent and which has not been disbursed to former holders of Converted Shares, and thereafter such former holders shall be entitled to look only to the Surviving Company for, and the Surviving Company shall remain liable for, payment of their claims of the applicable Merger Consideration and any dividends or other distributions pertaining to their former Converted Shares that such former holders have the right to receive pursuant to the provisions of this Article II. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Company or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(e)    No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Company or the Paying Agent shall be liable to any Person for Merger Consideration delivered to any Governmental Authority pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.

(f)    Transfer Books; No Further Ownership Rights in Common Shares. The Merger Consideration paid in respect of Converted Shares upon surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Converted Shares previously represented by such Certificates or Book-Entry Shares, subject, however, to (i) Section 2.04 and (ii) the Surviving Company’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared by the Company on Converted Shares not in violation of the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the share transfer books of the Surviving Company of Converted Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the former holders of Converted Shares formerly represented by Certificates or Book-Entry Shares immediately prior to the Effective Time shall cease to have any rights with respect to such underlying Converted Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of

Section 2.02(d), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

(g)    Withholding Taxes. Merger Sub, the Surviving Company and the Paying Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the U.S. Internal Revenue Code of 1986 (the “Code”), or under any provision of other applicable Tax Law. To the extent amounts are so withheld, such withheld amounts shall be (i) timely remitted to the appropriate Governmental Authority and (ii) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The parties hereto hereby agree to use their respective reasonable best efforts to cooperate to eliminate or reduce to the greatest extent possible any such deduction or withholding.

(h)    Other Matters. The Company, Parent and Merger Sub shall reasonably cooperate to comply with the second sentence of Section 6.1 of the Company Charter and clause (i) of Section  4.01(a) of the HoldCo LLC Agreement.

SECTION 2.03.    Company Awards. (a) At the Effective Time, each Company Option, whether vested or unvested, that is issued and outstanding immediately prior to the Effective Time shall continue to exist and remain an issued and outstanding Company Option and continue to be subject to the same terms and conditions as of immediately prior to the Effective Time, as set forth in the Company Stock Plan and applicable award agreement.

(b)    At the Effective Time, (1) any vesting conditions applicable to each Company RSU Award held by any director of the Company who is not an employee of the Company, Parent or any of their respective Affiliates (a “Director RSU Award”) shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and (2) each Director RSU Award shall, automatically and without any required action on the part of the holder thereof, be canceled and shall only entitle the holder of such Director RSU Award to receive (without interest) an amount in cash equal to (x) the number of Class A Shares subject to such Director RSU Award immediately prior to the Effective Time multiplied by (y) the Merger Consideration. As promptly as reasonably practicable after the Effective Time (but in any event no later than three business days after the Effective Time), the Surviving Company shall pay (or cause to be paid through such other method as the Company utilizes for payments to such Persons) to the holders of the Director RSU Awards the amounts contemplated by this Section 2.03(b); provided that, with respect to any Director RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the Company Stock Plan and applicable award agreement that will not trigger a Tax or penalty under Section 409A of the Code.

(c)    At the Effective Time, each Company RSU Award (other than a Director RSU Award), whether vested or unvested, that is issued and outstanding immediately prior to the Effective Time shall continue to exist and remain an issued and outstanding Company RSU Award and continue to be subject to the same terms and conditions as of immediately prior to the Effective Time, as set forth in the Company Stock Plan and applicable award agreement.

(d)    At the Effective Time, each Company Profits Unit Award, whether vested or unvested, that is issued and outstanding immediately prior to the Effective Time shall continue to exist and remain an issued and outstanding Company Profits Unit Award and continue to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the Holdco LLC Agreement, the Company Stock Plan and the applicable award agreement.

(e)    Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company ESPP) shall take all actions as it deems necessary or appropriate to ensure that (i) no Purchase

Period (as defined in the Company ESPP) under the Company ESPP shall be commenced on or after the date of this Agreement, (ii) beginning on the date of this Agreement, no new participants may join the Company ESPP during the Purchase Period in existence under the Company ESPP as of the date of this Agreement (such purchase period, the “Existing Purchase Period”), (iii) beginning on the date of this Agreement, no participant may increase the amount of such participant’s payroll deductions with respect to the Existing Purchase Period and (iv) the Company ESPP shall terminate on the earliest of (A) immediately following the purchase date for the Existing Purchase Period, (B) two business days prior to the Effective Time, in which case all participant contributions under the Company ESPP shall be used to purchase Class A Shares on such date in accordance with the terms of the Company ESPP as if such date was the last day of the Existing Purchase Period (such earlier date, the “ESPP Purchase Date”) and (C) the date that the Company otherwise terminates the Company ESPP.

(f)    At or prior to the Effective Time, the Company or the Company Board (or, if appropriate, any committee administering the Company Stock Plan or the Company ESPP), as applicable, shall adopt any resolutions and take any other actions that are necessary to effectuate the treatment of the Company Equity Awards and the Company ESPP pursuant to this Section 2.03.

SECTION 2.04.    Shares of Dissenting Holders. (a) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, each Dissenting Share shall automatically be canceled (but shall not entitle its holder to receive the applicable consideration in respect of such canceled Dissenting Share contemplated by Section 2.01) and, without any further action on the part of the Company, Merger Sub or the holder of such Dissenting Share, automatically be converted into the right to receive the appraised fair value of such Dissenting Share in accordance with the provisions of Section 262 of the DGCL unless and until such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262 of the DGCL.

(b)    In the event that a holder of Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such holder’s rights to receive payment under Section 262 of the DGCL, then such Dissenting Shares will no longer be Dissenting Shares for purposes of this Agreement and instead will be treated as the applicable class of Common Shares, and such holder shall have no rights with respect to such Dissenting Shares, and instead shall have the rights with respect to such Common Shares contemplated by Section 2.01.

(c)    The Company shall (i) give Parent prompt written notice of any written demands for appraisal of Dissenting Shares and any other written instruments, notices, petitions or other communications received by the Company or its Representatives in connection with the foregoing and (ii) give Parent the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal pursuant to the DGCL in respect of such Dissenting Shares. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands, or agree to do any of the foregoing.

SECTION 2.05.    Adjustments. Notwithstanding any provision of this Article II to the contrary, if between the date of this Agreement and the Effective Time the issued and outstanding Common Shares shall have been changed into a different number of Common Shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to Parent and Merger Sub that, except as (A) set forth in the confidential disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC prior to the date of this Agreement by the Company and publicly available prior to the date of this Agreement (the “Filed SEC Documents”), other than, in the case of clause (B), disclosure contained in any such Filed SEC Documents under the headings “Risk Factors” or “Cautionary Statements About Forward Looking Statements” or similar headings, or disclosure of any risks generally faced by participants in the industries in which the Company operates, in each case without disclosure of specific facts and circumstances (it being understood that clause (B) shall not be applicable to the representations and warranties set forth in Sections 3.02, 3.03(a), 3.03(b), 3.03(c) and 3.03(e)).

SECTION 3.01.    Organization; Standing. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. A true and complete copy of each of the Company Organizational Documents in effect as of the date hereof is included in the Filed SEC Documents.

(b)    Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by such Subsidiary or the character or location of the properties and assets owned or leased by such Subsidiary makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.    Capitalization. (a) The authorized share capital of the Company consists of 6,000,000,000 shares, consisting of (x) 4,500,000,000 shares of common stock, divided into 3,000,000,000 Class A Shares and 1,500,000,000 Class B Shares and (y) 1,500,000,000 shares of preferred stock, with the par value of $0.001 per share (the “Preferred Stock”). At the close of business on December 7, 2022 (the “Capitalization Date”), (i) 53,738,392 Class A Shares were issued and outstanding, (ii) 234,476,377 Class B Shares were issued and outstanding, (iii) no shares of Preferred Stock were issued and outstanding, (iv) no Class A Shares were held by the Company as treasury shares or held by its Subsidiaries, (v) no Class B Shares were held by the Company as treasury shares or held by its Subsidiaries, (vi) 534,021 Class A Shares were issuable in respect of outstanding Company

Options, (vii) 7,836,433 Class A Shares were issuable in respect of outstanding Company RSU Awards, (viii) 1,052,634 Class A Shares were issuable in respect of outstanding Company Profits Unit Awards (assuming an intervening exchange into common units of HoldCo and achievement of applicable performance goals at maximum performance levels and that the price of a Class A Share used for purposes of calculating such intervening exchange is equal to the Merger Consideration), (ix) 12,966,567 Class A Shares were reserved for future issuance under the Company Stock Plan and (x) 8,892,777 Class A Shares could be acquired with accumulated payroll deductions under the Company ESPP as of the ESPP Purchase Date (assuming that (A) the market price of a Class A Share as of the ESPP Purchase Date is equal to the Merger Consideration and (B) payroll deductions continue at the rate in effect as of the Capitalization Date). Since the Capitalization Date through the date of this Agreement, other than (A) in connection with the settlement or exercise, as applicable, of Company Equity Awards or purchase rights under the Company ESPP that were outstanding on the Capitalization Date and included in the preceding sentence, (B) as required pursuant to the HoldCo LLC Agreement, or (C) as would be permitted by this Agreement (including Section 5.01) had such issuance occurred during the period from the date of this Agreement until the Effective Time, neither the Company nor any of its Subsidiaries has issued any Company Securities.

(b)    Except as set forth in, or as contemplated by, Section 3.02(a), as of the date of this Agreement, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding subscriptions, options, warrants, calls, phantom equity rights, profits interests or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as “Company Securities”) and (iv) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities or dividends paid thereon. Other than in connection with the Company Equity Awards or purchase rights under the Company ESPP or the HoldCo Documents, there are no outstanding agreements or instruments of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities) or that grant any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as described in this Section 3.02(b), no direct or indirect Subsidiary of the Company owns any Common Shares. Other than the HoldCo Documents, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition or voting with respect to any Company Securities. Except as set forth in Section 3.02(b) of the Company Disclosure Letter or pursuant to the Registration Rights Agreement, no holder of Company Securities has any right to have such Company Securities registered by the Company. All issued and outstanding Common Shares have been authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Class A Shares are the only issued and outstanding classes of equity securities of the Company registered under the Exchange Act.

(c)    Except as set forth in the HoldCo Documents, all of the issued and outstanding share capital or shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company are owned, directly or indirectly, beneficially and of record, by the Company, free and clear of all Liens, except for Permitted Liens, and transfer restrictions, other than transfer restrictions of general applicability, as may be provided under the Securities Act of 1933 (collectively, the “Securities Act”) or other applicable securities Laws. Except as set forth in the HoldCo Documents, each issued and outstanding share capital or share of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscription rights, options, warrants, anti-dilutive rights, rights of first refusal or similar rights, calls, contracts or other commitments that obligate the Company or any Subsidiary of the Company to issue (other than to the Company or any Subsidiary of the Company) any share capital or shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights (to Persons other than the Company or any Subsidiary of the Company) with respect to any securities of any Subsidiary of the Company.

(d)    All grants of Company Equity Awards and purchase rights under the Company ESPP were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with the Company Stock Plan, the Company ESPP and applicable Law. The Company has provided Parent with a complete and correct list, as of the date of this Agreement, of (i) each outstanding Company Option, including the date of grant, exercise price, vesting schedule and number of shares of Class A Shares subject thereto, (ii) each Company RSU Award, including the date of grant, vesting schedule and number of Class A Shares subject thereto and (iii) each outstanding Company Profits Unit Award, including the date of grant, vesting conditions and applicable participation threshold.

SECTION 3.03.    Authority; Noncontravention. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the Required Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions, have been unanimously authorized and approved by the Company Board (acting upon the Special Committee Recommendation), and, except for obtaining the Required Stockholder Approval and Governmental Approvals, and filing the Certificate of Merger with the Secretary of State pursuant to the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, rehabilitation, conservatorship, liquidation, receivership and other similar Laws, now or hereafter in effect, of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exception”).

(b)    The Special Committee, at a meeting duly called and held, has unanimously (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and the Public Shareholders and (ii) resolved, subject to Section 5.02, to make the Special Committee Recommendation, and, as of the date of this Agreement, such Special Committee Recommendation has not been subsequently rescinded, modified or withdrawn in any way.

(c)    The Company Board (upon the unanimous recommendation of the Special Committee) has (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) declared this Agreement and the Transactions, including the Merger, advisable, (iii) approved this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained herein and (iv) resolved, subject to Section 5.02, to make the Company Board Recommendation, and, as of the date of this Agreement, such Company Board Recommendation has not been subsequently rescinded, modified or withdrawn in any way.

(d)    Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof, will (i) subject to the receipt of the Required Stockholder Approval, conflict with or violate any provision of (A) the Company Organizational Documents, (B) the similar organizational documents of any of the Company’s Subsidiaries or (C) any of the HoldCo Documents or (ii) assuming that the Governmental

Approvals and the Required Stockholder Approval are obtained, the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired, in each case prior to the Effective Time, (A) violate any Law or Judgment applicable to the Company or any of its Subsidiaries, (B) violate or constitute a default under (with or without notice or lapse of time or both) any of the terms, conditions or provisions of any Contract to which the Company or its Subsidiaries, as applicable, are bound or give rise to any right to terminate, cancel, amend, modify or accelerate the Company’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Contract, (C) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which the Company or any of its Subsidiaries is bound or (D) result in the creation of any Lien (other than Permitted Liens) on any properties or assets of the Company or any of its Subsidiaries, except, in the case of clauses (i)(B), (i)(C) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)    The Required Stockholder Approval may be satisfied by the execution and delivery of a written consent to approve and adopt this Agreement and the Transactions, including the Merger, in accordance with Section 228 and Section 251(c) of the DGCL by stockholders of the Company holding, as of the effective date of such written consent, (i) a majority of the Class A Shares outstanding as of such time, (ii) a majority of (A) the Class B Shares outstanding as of such time and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement as of such time and (iii) a majority of the Common Shares outstanding as of such time. Other than the Required Stockholder Approval, no vote, consent or approval by the stockholders of the Company is required to adopt and approve this Agreement and the Transactions, including the Merger.

SECTION 3.04.    Governmental Approvals. Except for (a) compliance with the applicable requirements of the Securities Act, (b) compliance with the applicable requirements of the Securities Exchange Act of 1934 (collectively, the “Exchange Act”), including the filing with the Securities and Exchange Commission (the “SEC”) of the Information Statement and Schedule 13E-3, (c) compliance with the rules and regulations of the New York Stock Exchange, (d) the filing of the Certificate of Merger with the Secretary of State pursuant to the DGCL, (e) compliance with any applicable requirements of the HSR Act and making or obtaining any Consents, filings, declarations or registrations required to be made or obtained under any applicable other Antitrust Laws and (f) compliance with any applicable state securities or blue sky laws (collectively, the “Governmental Approvals”), no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.    Company SEC Documents; Internal Controls. (a) The Company has timely filed with the SEC all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) or their respective SEC filing dates or, if amended or supplemented prior to the date hereof, the date of the filing of such amendment or supplement, with respect to the portions that are amended or supplemented (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended or supplemented prior to the date of this Agreement, the date of the filing of such amendment or supplement, with respect to the disclosures that are amended or supplemented) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding written comments from the SEC with respect to the Company SEC Documents. Notwithstanding anything to the contrary herein, none of the representation and warranties contained in this Section 3.05(a) are made with respect to the Information Statement or the Schedule 13E-3 or any other report, schedule, form, statement or other document required to be filed or furnished with the SEC in connection with the Transactions.

(b)    The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (collectively, the “Company Financial Statements”), as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended or supplemented prior to the date hereof, the date of the filing of such amendment or supplement, with respect to the consolidated financial statements that are amended, supplemented or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)    Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of June 30, 2022 (the “Balance Sheet Date”) included in the Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) as related to Taxes or (v) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are applicable to the Company. With respect to each Company SEC Document, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Section 302 or 906 of the Sarbanes-Oxley Act with respect to such Company SEC Documents. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange (taking into account that the Company qualifies for certain “controlled company” exemptions to such rules and regulations).

(e)    The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. As of the date hereof, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(f)    Since August 9, 2021, neither the Company nor any director, officer or accountant (to the extent communicated to the Company) thereof, has received any material complaint, allegation, assertion or claim, whether written or oral, that (i) the Company has engaged in illegal or fraudulent accounting practices, (ii) there are any significant deficiencies or material weaknesses in the design or operation of the internal controls of the Company which have materially and adversely affected the ability of the Company to record, process, summarize and report financial data or (iii) there is any fraud, whether or not material, involving management or other employees that was reported to the Company Board or management of the Company.

(g)    Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

SECTION 3.06.    Absence of Certain Changes. (a) From June 30, 2022 through the date of this Agreement, except for the execution and delivery of this Agreement and the discussions and negotiations related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (b) since June  30, 2022, there has not been any Material Adverse Effect.

SECTION 3.07.     Legal Proceedings. Except (a) for any Action commenced or threatened against the Company or its directors which relates to this Agreement or the Transactions or (b) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (x) pending or, to the Knowledge of the Company, threatened in writing, Action or, to the Knowledge of the Company, investigation against the Company or any of its Subsidiaries or (y) outstanding injunction, order, judgment, ruling, decree or writ of any Governmental Authority (a “Judgment”) imposed upon the Company or any of its Subsidiaries or any director or officer of the Company or any of its Subsidiaries (in their capacity as such) or, to the Knowledge of the Company, any other Person for whom the Company or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

SECTION 3.08.    Compliance with Laws; Permits. (a) The Company and each of its Subsidiaries (i) are, and have been since August 9, 2021, in compliance with all state, federal or foreign laws, statutes, common laws, ordinances, codes, rules and regulations (collectively, “Laws”) and Judgments, in each case, applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not since August 9, 2021 received from any Governmental Authority any written, or to the Knowledge of the Company, oral, notice or communication asserting any noncompliance with any such Laws, except for any such noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    The Company and each of its Subsidiaries hold all valid licenses, franchises, permits, certificates, approvals, authorizations and registrations from Governmental Authorities necessary for the lawful conduct of their respective businesses as each such business is currently conducted (collectively, “Permits”), except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The operation of the business of the Company and each of its Subsidiaries as currently conducted is not, and has not been since August 9, 2021, in violation of, nor are the Company or any of its Subsidiaries in default or violation under, any Permits and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any terms, conditions or provisions of any Permit, except where such default or violation of such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.09.    Anti-Corruption; Sanctions; Anti-Money Laundering. (a) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are in violation, or since August 9, 2021, have been in violation, of any Anti-Bribery Laws, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, since August 9, 2021, neither the Company nor any of its Subsidiaries, their respective directors or officers, nor, to the Knowledge of the Company, any of their respective employees or agents, acting on behalf of the Company or any of its Subsidiaries, has made or caused to be made any Payments, (i) to or for the use or benefit of any Government Official, (ii) to any other Person either for an advance or reimbursement, if it knows or has reason to know that any part of such Payment will be directly or indirectly given or paid by such other Person, or will reimburse such other Person for Payments previously made, to any Government Official or (iii) to any other Person, to obtain or keep business or to secure some other improper advantage, in violation of Anti-Bribery Laws, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has policies, procedures and controls that are reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.

(b)    Neither the Company nor any of its Subsidiaries, nor any of their respective officers or directors, nor, to the Knowledge of the Company, any of their respective employees, agents or other Persons acting on behalf of any of them, is the subject or target of any sanctions or trade embargoes imposed, enforced or administered by the Office of Foreign Assets Control of the United States Treasury Department, the U.S. Department of State, and the U.S. Department of Commerce, the United Nations Security Council, the European Union, and the United Kingdom (collectively, “Economic Sanctions”), and does not make any sales to or engage in business activities with or for the benefit of any Persons or jurisdictions that are the subject or target of any Economic Sanctions that would cause any Person to be in violation of any Economic Sanctions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since August 9, 2021, none of the Company or any of its Subsidiaries has taken any action that would constitute a material violation of any Economic Sanctions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Action or, to the Knowledge of the Company, investigation, by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to Money Laundering Laws, Anti-Bribery Laws or Economic Sanctions is pending or, to the Knowledge of the Company, threatened.

SECTION 3.10.    Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)    Each of the Company and its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them. All such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, and all Taxes owed by the Company and each of its Subsidiaries that are due have been timely and fully paid (whether or not showed to be due on a Tax Return), other than any such Taxes that are being contested in good faith or have been adequately reserved against in accordance with GAAP.

(b)    As of the date of this Agreement, the Company has not received written notice of any pending or, to the Knowledge of the Company, threatened audits, examinations, investigations, claims or other proceedings in respect of any Taxes of the Company or any of its Subsidiaries. No deficiency with respect to any amount of Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction in which the Company or any of its Subsidiaries currently does not file Tax Returns that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any Tax Return in such jurisdiction.

(c)    There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(d)    Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of U.S. Treasury Regulations Section  1.6011-4(b)(2).

SECTION 3.11.    Employee Benefits. (a) Each Company Plan has been administered in compliance with its terms and applicable Laws and the Company and its Subsidiaries have complied with all Laws related to compensation and benefit plans, programs, agreements or arrangements, in each case, other than instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no material pending or, to the Knowledge of the Company, threatened Action relating to the Company Plans, other than routine claims for benefits.

(b)    Each Company Plan that, as of the date of this Agreement, is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to cause the loss of any such qualification status of any such Company Plan, except where such loss of qualification status would not, individually or in the aggregate, reasonably be material to the Company and its Subsidiaries.

(c)    Neither the Company nor any of its ERISA Affiliates has ever maintained or contributed to a plan subject to Title IV of ERISA or Section 412 of the Code, including any “single employer” defined benefit plan (as defined in Section 4001 of ERISA), any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), any “multiple employer plan” (as defined in C.F.R. Section 4001.02) or a plan subject to Section 413(c) of the Code, any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or applicable state Law or any “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits. “ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliate service group” with the Company or any of its Subsidiaries as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

(d)    Except as required under applicable Law or where the costs are borne solely by the participant (or such participant’s dependents or beneficiaries), no Company Plan provides health, medical, dental or life insurance benefits following retirement or other termination of employment.

(e)    Except as otherwise provided in Section 2.03(b), neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement, nor the consummation of the Transactions may, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to any compensation or benefits (including any termination, severance, change of control or similar benefit or otherwise), (ii) accelerate the time of payment or vesting, or increase the amount of compensation or other amounts due to any director, officer or employee of the Company or any of its Subsidiaries (whether by virtue of any termination, severance, change of control or similar benefit or otherwise), (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any benefits under any Company Plan, (iv) limit or restrict the right to amend, terminate or transfer the assets of any Company Plan on or following the Effective Time or (v) result in the payment of any amount or any benefits that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(f)    No current or former employee, director or other service provider of or to the Company or any of its Subsidiaries is entitled to any gross-up, make-whole or other additional payment from the Company or any other Person in respect of any Tax (including under Section 4999 or 409A of the Code) or interest or penalty related thereto.

(g)    All Company Plans that are maintained outside of the United States that provide benefits in respect of any employee of the Company or any of its Subsidiaries who is primarily based outside of the United States (i) have been maintained in accordance with all applicable Laws, (ii) if they are intended to qualify for special tax treatment, meet all the requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.12.    Labor Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, (a) to the Knowledge of the Company, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of its Subsidiaries ongoing, pending or threatened against the Company or any of its Subsidiaries and no demand for recognition as the exclusive bargaining representative of any such employees has been made by or on behalf of any labor or similar organization, (b) no approvals of any works council, labor union or similar organization are required under applicable Law or any Collective Bargaining Agreement in connection with the execution or delivery of this Agreement or any of the other Transaction Agreements, or the consummation of the Transactions, (c) there is no ongoing, pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown or work stoppage by or with respect to the employees of the Company or any of its Subsidiaries and (d) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding ongoing, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable Laws regarding labor and unfair labor practices, employment and employment practices and terms and conditions of employment, including Laws relating to discrimination, paying and withholding of Taxes, hours of work, the classification of service providers and the payment of wages or overtime wages, except for instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no investigation, review, complaint or proceeding by or before any Governmental Authority or otherwise with respect to the Company or any of its Subsidiaries in relation to the employment or alleged employment of any individual is ongoing, pending or, to the Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries received any notice indicating an intention to conduct the same.

(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since August 9, 2021 the Company and its Subsidiaries have not received or been subject to any complaints, claims or actions alleging sexual harassment, sexual misconduct, bullying or discrimination committed by any director, officer or other managerial employee of the Company or any of its Subsidiaries or alleging a workplace culture that would encourage or be conducive to the foregoing.

SECTION 3.13.    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries is, and has been since August 9, 2021, in compliance with all applicable Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written notice of violation, claim, settlement or order since August 9, 2021 (or that otherwise remains unresolved) alleging that the Company or any of its Subsidiaries is in violation of or has any liability under any Environmental Law, (b) the Company and each of its Subsidiaries possesses and is, and has been since August 9, 2021, in compliance with all Permits required under Environmental Laws for the operation of their respective businesses as currently conducted (“Environmental Permits”), (c) to the Knowledge of the Company, there has been no Release of or exposure to any Hazardous Materials that would reasonably be expected to result in any Action under any Environmental Law against the Company or any of its Subsidiaries, (d) there are no Liens or Actions under or pursuant to any Environmental Law or Environmental Permit that are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (e) neither the Company nor any of its Subsidiaries is subject to any Judgment imposed by any Governmental Authority under which there are outstanding obligations on the part of the Company or its Subsidiaries arising under Environmental Laws and (f) the Company made available to Parent and its Representatives copies of any written environmental reports, audits, and site assessments completed since August 9, 2021 in the possession of the Company or any of its Subsidiaries pertaining to (i) any unresolved liabilities under Environmental Law, (ii) any Release of Hazardous Materials by the Company or any of its Subsidiaries or at any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

SECTION 3.14.    Intellectual Property. (a) The Company and its Subsidiaries own all Company Intellectual Property, and hold all right, title and interest in and to the Company Intellectual Property, in each case, free and clear of all Liens other than Permitted Liens. The Company and its Subsidiaries own or have sufficient rights to use all material Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted; provided that nothing in this Section 3.14(a) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any Intellectual Property, which is the subject of Section 3.14(b). All material Company Intellectual Property that is registered or issued is subsisting and, to the Knowledge of the Company, valid and enforceable.

(b)    To the Knowledge of the Company, (i) no Person is misappropriating, violating or infringing, and, since August 9, 2021, no Person has misappropriated, violated or infringed, the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property and (ii) the operation of the business of the Company and its Subsidiaries as currently conducted does not violate, misappropriate or infringe and, since August 9, 2021, has not misappropriated, violated or infringed the Intellectual Property rights of any other Person, except in each case of clauses (i)  and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.15.    IT Assets, Data Privacy and Cybersecurity. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries is, and has been since August 9, 2021, in compliance with all Privacy Requirements. Since August 9, 2021, neither the Company nor any Company Subsidiary has (i) been the subject of any Action regarding its collection, storage, transfer, maintenance, processing or use of any Personal Data and there are no such Actions, governmental investigations or claims pending, threatened in writing, or, to the Knowledge of the Company, otherwise threatened related to any applicable Privacy Requirements, or (ii) notified, or been legally required to provide any notices to any Governmental Authority, data subjects or individuals in connection with a Sensitive Information Breach, except in each case of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    The IT Assets operate and perform materially in accordance with their documentation and functional specifications and are adequate and sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company, none of the IT Assets contain any virus, “trojan horse”, worm or other code, software routine or instructions designed to permit unauthorized access to or to disable, erase or otherwise harm the IT Assets or Sensitive Information, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    Since August 9, 2021, none of the Company or its Subsidiaries has experienced any failures, crashes or similar incidents with respect to its IT Assets or any Sensitive Information Breaches, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintain commercially reasonable administrative, technical, and physical safeguards reasonably designed to protect the security, confidentiality, integrity, and availability of IT Assets and Sensitive Information from unauthorized processing, disclosure, use, access or unlawful destruction, loss or alteration, taking into account the risks to and sensitivity of the data processed by the Company and its Subsidiaries.

SECTION 3.16.    Anti-Takeover Provisions. No (i) “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws (each a “Takeover Law”), (ii) stockholder rights agreement, “poison pill” or similar anti-takeover agreement or (iii) anti-takeover provision in the Company Organizational Documents applies or will apply to the Company with respect to this Agreement or the Transactions, including the Merger.

SECTION 3.17.    Contracts. (a) For purposes of this Agreement, “Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its

Subsidiaries or any of their respective properties or assets is bound (other than Company Plans and Collective Bargaining Agreements, any Contracts solely between the Company and one or more of its Subsidiaries or solely between the Company’s Subsidiaries, any Contracts to which BDT Capital Partners, LLC or any of its Affiliates are a party or any Contracts related to the Transactions (including the Merger)), whether or not scheduled and including any such Contract entered into after the date hereof that:

(i)    is or would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)    relates to the formation or management of any joint venture, partnership or other similar arrangement that is material to the business of the Company and its Subsidiaries, taken as a whole, but excluding any Subsidiaries;

(iii)    under which the Company or any of its Subsidiaries has directly or indirectly incurred or guaranteed or assumed indebtedness for borrowed money of another Person (other than any wholly owned Subsidiary of the Company), in each case having an outstanding or committed amount in excess of $2,000,000 individually or $10,000,000 in the aggregate;

(iv)    has been entered into since August 9, 2022, and involves the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business or any assets, in each case, for aggregate consideration under such Contract in excess of $5,000,000 (excluding, for the avoidance of doubt, acquisitions or dispositions of supplies, equipment, products, properties or other assets in the ordinary course of business or dispositions of supplies, equipment, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any of its Subsidiaries);

(v)    would reasonably be expected to provide for the payment by the Company of more than $5,000,000 for the fiscal year ending September 30, 2023 that is not terminable at will by the Company or any of its Subsidiaries (or by Parent and the Surviving Company following the Closing Date) on less than 60 days’ notice without payment by the Company or any Subsidiary of the Company of any penalty; or

(vi)    requires capital expenditures in excess of $2,000,000 individually or $10,000,000 in the aggregate.

(b)    Each Material Contract is valid and binding on the Company or its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect and is enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries, as applicable, and, to the Knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Material Contract and is not in breach of or default under such Material Contract, (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Material Contract and (iii) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract. From August 9, 2021 to the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice or, to the Knowledge of the Company, any other notice, from any other party to any Material Contract that it intends to (A) terminate such Material Contract or (B) seek to change, materially and adversely, the terms and conditions of such Material Contract.

SECTION 3.18.    Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or hold policies of insurance with financially sound and reputable insurers, or are self-insured, in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the Company and its Subsidiaries. All such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof, no written notice of cancelation or modification has been received other than in connection with ordinary renewals, all premiums due have been paid in full, no insurance claim has been disputed or denied by the applicable insurer, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a material breach or a material default by any insured thereunder.

SECTION 3.19.    Opinion of Financial Advisor. The Special Committee (in such capacity) has received the written opinion of Centerview Partners LLC (“Centerview”), as financial advisor to the Special Committee, on or prior to the date of this Agreement, that, as of the date of such written opinion, and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such written opinion, the Merger Consideration to be paid to the Public Shareholders (except as set forth in such written opinion) in the Merger is fair, from a financial point of view, to the Public Shareholders, as of the date of such written opinion. It is agreed and understood that such opinion is for the benefit of the Special Committee and may not be relied on by Parent or Merger Sub for any purpose. The Company shall provide to Parent, solely for informational purposes, a copy of such written opinion promptly following the execution of this Agreement.

SECTION 3.20.    Brokers and Other Advisors. Except for Centerview, the fees (the aggregate amount of which have been disclosed to Parent or its legal counsel on or prior to the date hereof) and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.21.    Title to Properties and Assets. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have good and valid fee simple title in all parcels of Owned Real Property, free and clear of all Liens, except Permitted Liens, (ii) neither the Company nor any of its Subsidiaries have leased, licensed, or otherwise granted any Person the right to use or occupy any Owned Real Property or any portion thereof except pursuant to any Permitted Liens, and (iii) there are no outstanding options or rights of first refusal or offer granted by the Company or any of its Subsidiaries for the benefit of a third party to purchase any Owned Real Property or portion thereof.

(b)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have valid leasehold, subleasehold or license interests in all Leased Real Property, free and clear of all Liens, except Permitted Liens, and (ii) there exists no default or event of default under any of the Real Property Leases (or any event that with notice or lapse of time or both would become a default) on the part of the Company or any of its Subsidiaries (as applicable) or, to the Knowledge of the Company, as of the date of this Agreement, any other party to the Real Property Leases.

SECTION 3.22.    No Other Representations or Warranties. (a) Except for the representations and warranties expressly made by the Company in this Article III and the certificate delivered by the Company pursuant to Section 6.02(a), neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives or Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing, and each of Parent and Merger Sub acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties expressly made by the Company in this Article III and the certificate delivered by the Company pursuant to Section 6.02(a), neither the Company nor any other Person makes or has made any express or implied representation or warranty to

Parent, Merger Sub or any of their respective Representatives or Affiliates with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses or (ii) any oral, written or other information presented or provided to Parent, Merger Sub or any of their respective Representatives or Affiliates in the course of their due diligence investigation of the Company and its Subsidiaries, the negotiation of this Agreement or the course of the Transactions.

(b)    Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that neither Parent nor Merger Sub, nor any Affiliate or Representative of either of them, has made or is making any representation or warranty relating to Parent, any of its Subsidiaries or Merger Sub, whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in Article IV and the certificate delivered by the Parent and Merger Sub pursuant to Section 6.03(a), including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent and its Subsidiaries furnished or made available to the Company or any of its Representatives, and that the Company has not relied on any such other representation or warranty not set forth in Article IV and the certificate delivered by the Parent and Merger Sub pursuant to Section 6.03(a).

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection):

SECTION 4.01.    Organization; Standing. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate or limited liability company power and authority, as applicable, necessary to carry on its business as it is now being conducted and to own, lease and operate its assets and properties, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

SECTION 4.02.    Authority; Noncontravention; Voting Requirements. (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to obtaining the Merger Sub Shareholder Approval, to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, have been unanimously authorized and approved by each of the Parent Managing Member and the Merger Sub Board, as applicable, and, except for filing the Certificate of Merger with the Secretary of State pursuant to the DGCL and obtaining the Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Parent as promptly as practicable following the execution of this Agreement (and in any event within 24 hours)) and Governmental Approvals, no other action (including any stockholder vote or other action) on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by and is subject to the Bankruptcy and Equity Exception.

(b)    The Parent Managing Member has, and the Merger Sub Board has unanimously, (i) determined that this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interest of, Parent and Merger Sub and (ii) adopted resolutions that have approved and declared advisable this Agreement and the Transactions, and, as of the date of this Agreement, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c)    Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor performance or compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificates or articles of incorporation, memorandum of association, by-laws or other comparable charter or organizational documents of (A) Parent or Merger Sub or (B) any of Parent’s other Subsidiaries or (ii) assuming that the Governmental Approvals and, in the case of Merger Sub, the Merger Sub Shareholder Approval are obtained, the filings referred to in Section 4.03 are made and any waiting periods thereunder have terminated or expired, in each case prior to the Effective Time, (A) violate any Law applicable to Parent or Merger Sub, (B) violate or constitute a default under (with or without notice, lapse of time or both) any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries, as applicable, are bound or give rise to any right to terminate, cancel, amend, modify or accelerate Parent’s or, if applicable, any of its Subsidiaries’, rights or obligations under any such Contract, (C) give rise to any right of first refusal, preemptive right, tag-along right, transfer right or other similar right of any other party to a Contract to which Parent or any of its Subsidiaries is bound or (D) result in the creation of any Lien on any properties or assets of Parent or any of its Subsidiaries, except, in the case of clauses (i)(B), (i)(C) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(d)    The Merger Sub Shareholder Approval (which approval shall be provided by the written consent of Parent as contemplated by Section 5.11) is the only vote or approval of the holders of any class or series of shares of Merger Sub that is necessary to approve this Agreement and the Merger.

(e)    Assuming the accuracy of the representations and warranties of the Company set forth in Section 3.02, as of the date of the delivery of the Stockholder Consent, (i) the Specified Holders own a majority of the Class A Shares outstanding as of such time, (ii) the Specified Holders own a majority of (A) the Class B Shares outstanding as of such time and (B) the Class B Shares held by the stockholders party to the Stockholders Agreement as of such time and (iii) the Specified Holders own a majority of the Common Shares outstanding as of such time.

SECTION 4.03.    Governmental Approvals. Except for the Governmental Approvals, no Consent of, or filing, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their obligations hereunder and the consummation by Parent and Merger Sub of the Transactions, other than such other Consents, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No Person that (i) is an Affiliate of Parent or Merger Sub and (ii) is not a party to the Equity Commitment Letter or this Agreement is required under applicable Law to make or obtain any Consent, filing, declaration or registration in connection with the Transactions. For purposes of the HSR Act, BDT Capital Partners Fund 3, L.P. is the “ultimate parent entity” of Parent and Merger Sub.

SECTION 4.04.    Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the issued and outstanding shares of Merger Sub, free and clear of all Liens. Merger Sub was formed solely for the purpose of engaging in the Transactions, has no assets, liabilities or obligations of any nature other than those incidental to its formation and those in furtherance of the Transactions, and prior to the Effective Time, will not have engaged in any business activities other than those relating to the Transactions.

SECTION 4.05.    Financing. (a) Parent has delivered to the Company a true and complete copy of a fully executed equity commitment letter dated as of the date hereof, together with all schedules, exhibits, annexes and term sheets attached thereto (the “Equity Commitment Letter”), from BDT Capital Partners Fund 3, L.P., BDT Capital Partners Fund 3 (TE), L.P., BDT Capital Partners Fund 3 (Del), L.P. and BDT Capital Partners Fund 3 (Lux) SCSp (collectively, the “Equity Commitment Parties”) to Parent and Merger Sub providing for an equity investment in Parent, subject to the terms and conditions therein, in the aggregate amount set forth therein (the “Equity Financing”). As of the date of this Agreement, the Equity Commitment Letter in the form delivered to the Company has not been amended or modified, no such amendment or modification is contemplated and none of the obligations and commitments contained in such Equity Commitment Letter have been withdrawn, terminated or rescinded in any respect and no such withdrawal, termination or rescission is contemplated. Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter and the satisfaction of the conditions set forth in Article VI, the net proceeds contemplated by the Equity Commitment Letter will in the aggregate be sufficient for Parent and Merger Sub to pay the aggregate Merger Consideration and any other amount required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions, including any fees and expenses payable by Parent or Merger Sub pursuant to this Agreement.

(b)    The Equity Commitment Letter is in full force and effect and is the legal, valid, binding and enforceable obligation of Parent and each of the other parties thereto, except as enforcement may be limited by and subject to the Bankruptcy and Equity Exception. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of any party to the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated hereby being unavailable or delayed. As of the date of this Agreement, and assuming the satisfaction of the conditions set forth in Article VI, Parent does not have any reason to believe that any party to the Equity Commitment Letter will be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it, that the conditions to the Equity Financing in the Equity Commitment Letter will not otherwise be satisfied or that the full amount of the Equity Financing will not be available on the Closing Date. The only conditions precedent or other contingencies related to the obligations of the Equity Commitment Parties to fund the full amount of the Equity Financing are those expressly set forth in the Equity Commitment Letter as of the date hereof. As of the date of this Agreement, there are no side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) or commitments to enter into side letters or other Contracts, arrangements or understandings (whether oral or written and whether or not legally binding) to which Parent or any of its Affiliates is a party related to the Equity Financing other than as expressly contained in the Equity Commitment Letter and delivered to the Company prior to the date of this Agreement. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or Merger Sub’s obligations hereunder. Each of the Equity Commitment Parties have uncalled capital commitments or otherwise have available funds in excess of the sum of the Subscription Commitment (as defined in the Equity Commitment Letter) of such Equity Commitment Party plus the aggregate amount of all other binding commitments and obligations such Equity Commitment Party currently has outstanding.

SECTION 4.06.    Certain Arrangements. None of Parent, Merger Sub or any of their respective Affiliates (including any Specified Holder) has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any holder of any Class A Shares (other than the Holdings Shares) issued and outstanding immediately prior to the Effective Time would be entitled to receive consideration of a different amount or nature than as set forth in this Agreement. As of the date of this

Agreement, there are no Contracts or other arrangements or understandings (whether oral or written) or commitments to enter into Contracts or other arrangements or understandings (whether oral or written) between Parent, Merger Sub, the Specified Holders, the Equity Commitment Parties or any of their respective Affiliates, on the one hand, and any of the Company’s directors, officers, employees or Affiliates, on the other hand, the subject of which relates to the Transactions, including the Merger.

SECTION 4.07.    Solvency. After giving effect to the Merger, the Surviving Company will be able to pay its debts as they become due and will own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the Merger, the Surviving Company will not have unreasonably small capital to carry on its businesses. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Surviving Company.

SECTION 4.08.    Brokers and Other Advisors. No broker, investment banker, financial advisor or other similar Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

SECTION 4.09.    No Other Representations or Warranties. (a) Parent and Merger Sub each acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company which it and its Representatives have desired or requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Except for the representations and warranties expressly set forth in Article III and the certificate delivered by the Company pursuant to Section 6.02(a), Parent and Merger Sub hereby agree and acknowledge that (i) neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making, and Parent and Merger Sub are not relying on, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information made available to Parent, Merger Sub or any of their respective Representatives or Affiliates or any information developed by Parent, Merger Sub or any of their respective Representatives or Affiliates based thereon and (ii) neither the Company nor any of its Subsidiaries, nor any other Person, will have or be subject to any liability to Parent or Merger Sub resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any of their respective Representatives or Affiliates, or the use by Parent, Merger Sub or any of their respective Representatives or Affiliates, of any information made available to Parent, Merger Sub or any of their respective Representatives or Affiliates, including in any “data rooms” or management presentations, in anticipation or contemplation of any of the Transactions. Parent and Merger Sub hereby acknowledge (each for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions, each of Parent, Merger Sub and their respective Affiliates and Representatives have relied on the results of their own independent investigation and have not relied on any express or implied representations or warranties regarding the Company, its Subsidiaries other than those expressly set forth in Article III and the certificate delivered by the Company pursuant to Section 6.02(a).

(b)    Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV and the certificate delivered by Parent and Merger Sub pursuant to Section 6.03(a), neither Parent, Merger Sub nor any other Person makes any other express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.

SECTION 4.10.    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business and strategic plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business and strategic plans, (b) Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forward-looking information or business plans), and (c) Parent and Merger Sub have not relied on such information and will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto or any rights hereunder with respect thereto, except in respect of the representations and warranties expressly set forth in Article III or the certificate delivered by the Company pursuant to Section 6.02(a) or for intentional fraud.

SECTION 4.11.    Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of Parent and Merger Sub, threatened in writing, legal or administrative proceeding, suit, arbitration or action or, to the Knowledge of Parent and Merger Sub, investigation against Parent or any of its Subsidiaries or (b) outstanding Judgment imposed upon Parent or any of its Subsidiaries or any director or officer of Parent or any of its Subsidiaries (in their capacity as such) or, to the Knowledge of Parent, any other Person for whom Parent or any of its Subsidiaries may be liable as an indemnifying party or otherwise, in each case, by or before any Governmental Authority.

SECTION 4.12.    Ownership of Common Shares. Except as set forth in Section 4.12 of the Parent Disclosure Letter, as of the date of this Agreement, none of Parent, Merger Sub or any of their Affiliates (other than the Specified Holders) beneficially owns (within the meaning of Section 13 of the Exchange Act) or is a party to any Contract, other arrangement or understanding (whether written or oral) (other than this Agreement and between or among any of the Specified Holders or as otherwise disclosed in any Schedule 13D filing with the SEC made by any of the Specified Holders) for the purpose of acquiring, holding, voting or disposing of any Common Shares.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.01.    Conduct of Business. (a) Except (i) as required by applicable Law or Judgment, (ii) as expressly required by this Agreement, (iii) to the extent undertaken in connection with any COVID-19 Measures or (iv) as described in Section 5.01 of the Company Disclosure Letter, in each case, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), unless Parent otherwise expressly consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use its and their reasonable best efforts to (i) carry on its business in all material respects in the ordinary course of business and (ii) preserve intact in all material respects its and each of its Subsidiaries’ business organizations and existing relations with key customers, suppliers and other Persons with whom the Company or its Subsidiaries have significant business relationships and the goodwill and reputation of the Company’s and its Subsidiaries’ respective businesses; provided, however, that no action by the Company or its Subsidiaries with respect to the matters specifically addressed by any provision of Section 5.01(b) shall be deemed a breach of this Section 5.01(a) unless such action would constitute a breach of Section 5.01(b).

(b)    Except (i) as required by applicable Law or Judgment, (ii) as expressly required by this Agreement, (iii) to the extent undertaken in connection with any COVID-19 Measures or (iv) as described in Section 5.01 of the Company Disclosure Letter, in each case, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), unless Parent otherwise expressly consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries not to:

(i)    issue, sell, transfer, pledge, dispose of, grant or authorize the issuance, sale, transfer, pledge, disposition or grant of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, except any issuance of Common Shares or other securities as required pursuant to (A) the vesting, settlement or exercise of Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of this Agreement, or (B) the HoldCo LLC Agreement (including, for the avoidance of doubt, any issuance of Common Shares upon a redemption of interests in HoldCo, which interests in HoldCo are issued as a result of a redemption of corresponding interests in Weber-Stephen Management Pool LLC);

(ii)    redeem, purchase or otherwise acquire, directly or indirectly, any outstanding Common Shares or other equity or voting interests of the Company or its Subsidiaries or any rights, warrants or options to acquire any Common Shares or other equity or voting interests of the Company or its Subsidiaries, except (A) pursuant to the Company Equity Awards or purchase rights under the Company ESPP, in each case outstanding on the date of this Agreement and in accordance with the terms of the applicable Company Equity Award or the Company ESPP, in each case in effect on the date of this Agreement, (B) in connection with the satisfaction of Tax withholding obligations with respect to Company Equity Awards or (C) as contemplated by, and pursuant to, Section 10.05(d) of the HoldCo LLC Agreement;

(iii)    establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, except dividends or distributions from wholly owned Subsidiaries of the Company to other wholly owned Subsidiaries of the Company or to the Company;

(iv)    split, combine, subdivide or reclassify any Common Shares or other equity or voting interests of the Company or any non-wholly owned Subsidiaries of the Company;

(v)    (A) amend the Company Organizational Documents or (B) amend in any material respect the comparable organizational documents of any of the Subsidiaries of the Company in a manner that would reasonably be expected to prevent or to impede, interfere with, hinder or delay in any material respect the consummation of the Transactions;

(vi)    adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(vii)    except as required by the terms of any Company Plan or Collective Bargaining Agreement, in each case, as in effect on the date hereof: (A) increase the compensation or other benefits payable or provided to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries; (B) increase or accelerate or commit to accelerate the funding, payment or vesting of compensation or benefits provided under any Company Plan; (C) grant or announce any cash or equity or equity-based incentive awards, bonus, change of control, severance or retention award to any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries;

(D) establish, adopt, enter into, terminate or materially amend any Collective Bargaining Agreement or Company Plan (or any plan, program, agreement or arrangement that would be a Company Plan if in effect on the date hereof); (E) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative of any employees of the Company or its Subsidiaries or (F) hire or terminate (other than for “cause”) the employment of any employee of the Company or any of its Subsidiaries whose title is “Vice President” or above (other than hiring to replace a departed employee in the ordinary course of business consistent with past practice);

(viii)    sell, pledge, dispose of, transfer, lease, sublease, license, guarantee or encumber any material asset (other than Intellectual Property), except in the ordinary course of business consistent with past practice;

(ix)    make or authorize capital expenditures or commitments therefor other than in the ordinary course of business not exceeding $5,000,000 million in the aggregate;

(x)    sell, assign, transfer, license, sublicense, abandon, cancel, terminate or dispose of, permit to lapse or fail to renew or maintain any material Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business, or disclose any material Trade Secrets or other material confidential information of the Company or any of its Subsidiaries, other than pursuant to a written confidentiality and non-disclosure Contract entered into in the ordinary course of business;

(xi)    other than in the ordinary course of business and in all material respects consistent with past practice, (A) enter into or become bound by, or permit any of the assets owned by or used by it to become bound by, any Material Contract or (B) materially amend, terminate or waive any material right or remedy under any Material Contract;

(xii)    other than transactions solely between the Company and its wholly owned Subsidiaries or solely between its wholly owned Subsidiaries, acquire any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation or otherwise), other than the acquisition of assets from vendors or suppliers of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

(xiii)    create or incur any Lien that would be material in scope and amount to the Company and its Subsidiaries taken as a whole, other than Permitted Liens or Liens securing indebtedness permitted pursuant to clause (xiv) below;

(xiv)    (A) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than borrowings under any existing credit facility (including the Shareholder Loan Facility or the Bridge Loan Facility) or borrowings from any trade creditor in the ordinary course of business consistent with past practice or (B) enter into any Contract related to the foregoing, including any Company Financing Agreement;

(xv)    other than with respect to any Action commenced or, to the Company’s Knowledge, threatened against the Company or its directors which relates to this Agreement or the Transactions, which shall be subject to Section 5.09, settle any Action for an amount in excess of $1,000,000 individually or $5,000,000 in the aggregate other than (A) any settlement or compromise where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered by insurance coverage (subject to any applicable retentions or deductibles) or retention amounts maintained by the Company or any of its Subsidiaries and (B) settlements or compromises of any Action for an amount not materially in excess of the amount, if any, reflected or specifically reserved in the balance sheet (or the notes thereto) of the Company included in the Company Financial Statements (with materiality measured relative to the amount so reflected or reserved, if any); provided that, in the case of each of the foregoing clauses (A) and (B), the settlement or compromise of such Action (x) does not impose any material restriction on the business or operations of the Company or any of its Subsidiaries (or Parent or any of its Subsidiaries after the Closing) and (y) does not include any non-monetary or injunctive relief, or the admission of wrongdoing, by the Company or any of its Subsidiaries or any of their respective officers or directors;

(xvi)    make any material changes with respect to financial accounting policies or procedures, except as required by Law or by GAAP or official interpretations thereof or by any Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization); or

(xvii)    authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

(c)    Except as expressly required by this Agreement, during the period from the date of this Agreement until the Effective Time (or such earlier date on which this Agreement is validly terminated pursuant to Section 7.01), neither Parent nor its Affiliates shall acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets of or equity in, any Person, if doing so would reasonably be expected to (i) prevent, materially delay or materially impair the obtaining of, or adversely affect in any material respect the ability of Parent or any of its Affiliates to procure, any Consents of any Governmental Authority necessary for the consummation of the Transactions or (ii) materially increase the risk of any Governmental Authority enacting, promulgating, issuing, entering, amending or enforcing any Judgment or Law enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.

SECTION 5.02.    No Solicitation by the Company; Change in Recommendation. (a) Except as permitted by this Section 5.02, the Company shall and shall cause each of its Subsidiaries and its and their officers, employees and directors to, and shall instruct and direct its other Representatives to, (i) immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to a Takeover Proposal or a Financing Proposal and (ii) from the date hereof until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with Article VII), not, directly or indirectly, (A) solicit, initiate or knowingly encourage or knowingly facilitate the making of a Takeover Proposal or a Financing Proposal, (B) engage in or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information or access to its properties or assets for the purpose of encouraging or facilitating, a Takeover Proposal or a Financing Proposal or (C) enter into any Company Acquisition Agreement or Company Financing Agreement; provided that, if the Closing has not occurred on or prior to the date that is 30 days prior to the Outside Date, the Company and any of its Subsidiaries and its and their officers, employees, directors and Representatives may, with the prior written consent (not to be unreasonably withheld, conditioned or delayed) of Parent, solicit, initiate and knowingly encourage and knowingly facilitate the making of a Financing Proposal and engage in or otherwise participate in any discussions and negotiations regarding, and furnish to any other Person any information and access to its properties and assets for the purpose of encouraging or facilitating, a Financing Proposal. The Company shall promptly request that each Person (other than Parent, Merger Sub and their Representatives) that has, on or prior to the date hereof, executed a confidentiality agreement in connection with its consideration of a Takeover Proposal (or, if requested by Parent, Financing Proposal) to promptly return or destroy all confidential information furnished to such Person by or on behalf of the Company or any of its Subsidiaries or Representatives and shall promptly terminate access to all data rooms furnished in connection therewith. The Company agrees that neither it nor any of its Subsidiaries shall terminate, waive, amend, release or modify any provision of any existing standstill or similar agreement to which it or one of its Subsidiaries is a party, except that prior to the delivery and effectiveness of the Stockholder Consent, if after consultation with, and taking into account the advice of, outside legal counsel, the Company Board or the Special Committee determines that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company may waive any such standstill provision.

(b)    Notwithstanding anything contained in Section 5.02(a) or any other provision of this Agreement to the contrary, if at any time prior to the delivery and effectiveness of the Stockholder Consent, the Company receives a Takeover Proposal, which Takeover Proposal did not result from a breach of this Section 5.02 in any material respect, then (i) the Company and its Representatives may contact and engage in discussions with such Person or group of Persons making the Takeover Proposal or its or their Representatives to clarify the terms and conditions thereof or to request that any Takeover Proposal made orally be made in writing and (ii) if the Company Board or the Special Committee determines in good faith after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may (x) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making the Takeover Proposal and furnish pursuant thereto information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Takeover Proposal and its or their respective Representatives and financing sources; provided that the Company shall promptly provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided to any Person or group of Persons given such access or its or their Representatives or financing sources that was not previously provided or not otherwise available to Parent or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Takeover Proposal and its or their Representatives and financing sources, including to solicit the making of a revised Takeover Proposal.

(c)    The Company shall promptly (and in any event within 24 hours) notify Parent in the event that the Company or any of its Subsidiaries or its or their Representatives receives a Takeover Proposal and shall disclose to Parent the material terms and conditions of any such Takeover Proposal and copies of any written Takeover Proposal, including proposed agreements, and the identity of the Person or group of Persons making such Takeover Proposal, and the Company shall, upon the request of Parent, keep Parent reasonably informed on a prompt basis of any material developments with respect to any such Takeover Proposal (including any material changes thereto) and promptly provide to Parent after receipt or delivery thereof copies of all material correspondence and other material written materials provided to or sent by the Company or any of its Subsidiaries from or to any third party (except for the Company’s, the Company Board’s or the Special Committee’s Representatives) relating to any Takeover Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company or any of its Subsidiaries from providing any information to Parent in accordance with this Section 5.02(c). For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.02 will be subject to the terms of the Confidentiality Agreement.

(d)    Neither the Company Board, the Special Committee nor any other committee of the Company Board shall (i)(A) withhold or withdraw (or modify in a manner adverse to Parent), or publicly propose to withhold or withdraw (or modify in a manner adverse to Parent), the Company Board Recommendation, (B) recommend, approve or adopt, or publicly propose to recommend, approve or adopt, any Takeover Proposal or (C) fail to include the Company Board Recommendation in the Information Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to any Takeover Proposal, other than any Acceptable Confidentiality Agreement pursuant to Section 5.02(b) (each, a “Company Acquisition Agreement”). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, prior to the delivery of the Stockholder Consent, the Company Board or the Special Committee may, if the Company Board or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, (I) make an Adverse Recommendation Change in response to an Intervening Event or (II) if a Takeover Proposal is received by the Company that did not result from any breach of this Section 5.02 in any material respect and that the Company Board or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, constitutes a Superior Proposal, make an Adverse Recommendation Change or cause the Company to terminate this Agreement pursuant to Section 7.01(d)(ii) and enter into a Company Acquisition Agreement with respect to such Superior Proposal; provided that (A) the Company shall not be permitted to take any action set forth in clause (I) unless (1) the Company delivers to Parent a written notice (a “Company Notice”) advising Parent that the Company intends to take such action and reasonably specifying the reasons therefor and (2) during the period from the delivery of the Company Notice until 5:00 p.m. New York City time, on the fourth business day following the day on which the Company delivered the Company Notice (it being understood that for purposes of calculating such four business days, the first business day will be the first business day after the date of such delivery) (the “Notice Period”), if requested by Parent, the Company engages, or causes its Representatives to engage, in good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that such Intervening Event would cease to warrant an Adverse Recommendation Change and (B) the Company shall not be permitted to take any action set forth in clause (II) unless (1) the Company delivers to Parent a Company Notice, including (x) the material terms and conditions of such Takeover Proposal and the identity of the Person or group of Persons making such Takeover Proposal and (y) a copy of the then most current version of the Company Acquisition Agreement (if any) with respect to such Takeover Proposal, (2) during the Notice Period, if requested by Parent, the Company engages, or causes its Representatives to engage, in good faith negotiations with Parent and its Representatives regarding any changes to the terms of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal and (3) after the expiration of the Notice Period, the Company Board or the Special Committee determines in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (it being understood and agreed that any change in the financial terms or any other material amendment to the terms and conditions of such Superior Proposal will require a new Company Notice and a new two-business-day Notice Period (it being understood that any such two-business-day period will be calculated in the same manner as the initial four-business-day period and no such new Company Notice shall reduce the initial four-business-day period)). In determining whether to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.01(d)(ii) and enter into a Company Acquisition Agreement with respect to a Superior Proposal, the Company Board and the Special Committee will take into account any changes to the terms of this Agreement committed to in writing by Parent by 5:00 p.m., New York City time, on the last business day of the applicable Notice Period in response to a Company Notice.

(e)    Nothing contained in this Section 5.02 or elsewhere in this Agreement shall prohibit the Company, the Company Board, the Special Committee or any other committee of the Company Board from (i) taking and disclosing to stockholders of the Company a position or communication contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure or communication to stockholders of the Company that the Company Board, the Special Committee or any other committee of the Company Board determines in good faith, after consultation with, and taking into account the advice of, its outside legal counsel, is required by the directors’ fiduciary duties or applicable Law (provided that none of the Company, the Company Board, the Special Committee or any other committee of the Company Board may recommend a Takeover Proposal unless expressly permitted by this Section 5.02; and provided, further, that any such disclosure that has the substantive effect of withdrawing or adversely modifying the Company Board Recommendation and any such disclosure that relates to a Takeover Proposal shall in each case be deemed to be an Adverse Recommendation Change (it being understood that any “stop, look or listen” communication pursuant to Rule 14d-9(f) shall not, in and of itself, be deemed to be an Adverse Recommendation Change)).

(f)    As used in this Agreement, “Acceptable Confidentiality Agreement” means (i) any confidentiality agreement entered into by the Company from and after the date of this Agreement that contains confidentiality provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement and which does not restrict the Company or any of its Subsidiaries from providing the access, information or data required to be provided to Parent pursuant to this Agreement, including this Section 5.02, or (ii) any confidentiality agreement entered into prior to the date of this Agreement.

(g)    As used in this Agreement, “Intervening Event” means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its Subsidiaries or their respective businesses that (i) becomes actually known to the Company Board or the Special Committee after the execution and delivery of this Agreement and (ii) does not relate to any Takeover Proposal; provided that none of the foregoing shall constitute an Intervening Event: (A) the Company or any of its Subsidiaries meeting or exceeding any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the underlying facts or occurrences may be considered an Intervening Event to the extent otherwise satisfying the terms of this definition) or (B) any change in and of itself in the market price or trading volume of Class A Shares on the New York Stock Exchange or any change in the credit ratings or the ratings outlook for the Company or any of its Subsidiaries or any of their respective securities or any going concern disclosure in any reports, schedules, forms, statements and other documents filed by the Company with the SEC (it being understood that the underlying facts or occurrences giving rise to such change may be considered an Intervening Event to the extent otherwise satisfying the terms of this definition).

(h)    As used in this Agreement, “Takeover Proposal” means any inquiry, proposal or offer (whether or not in writing) from any Person or group of Persons (other than Parent and its Subsidiaries) relating to, in a single transaction or series of related transactions, any direct or indirect (i) acquisition that would result in any Person or group of Persons owning 15% or more of the assets (based on the fair market value thereof, as determined in good faith by the Company Board, the Special Committee or any other committee of the Company Board), revenues or net income of the Company and its Subsidiaries, taken as a whole, (ii) acquisition of Common Shares representing 15% or more of the outstanding Class A Shares, Class B Shares or Common Shares, (iii) tender offer or exchange offer that would result in any Person or group of Persons having beneficial ownership of Common Shares representing 15% or more of the outstanding Class A Shares, Class B Shares or Common Shares or (iv) merger, amalgamation, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which such Person or group of Persons (or the shareholders of any Person or group of Persons) would acquire, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in such transaction or the resulting direct or indirect parent of the Company or such surviving entity, in each case, other than the Transactions.

(i)    As used in this Agreement, “Superior Proposal” means any bona fide written Takeover Proposal that was not the result of a breach of this Section 5.02 in any material respect and that the Company Board or the Special Committee has determined in good faith, after consultation with, and taking into account the advice of, its financial advisor and outside legal counsel, and taking into account all relevant (in the view of the Company Board or the Special Committee) legal, regulatory, financial and other aspects, including the risk and timing of consummation of such proposal and any changes to the terms of this Agreement committed to by Parent in response to such Superior Proposal, would be more favorable to the Public Shareholders than the Merger; provided that, for purposes of this definition of “Superior Proposal”, the references to 15% in the definition of Takeover Proposal shall be deemed to be a reference to 50%.

(j)    As used in this Section 5.02, “group” has the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act.

SECTION 5.03.    Delivery of Stockholder Consent. (a) Parent shall use its reasonable best efforts to obtain from the Specified Holders and deliver to the Company as promptly as practicable following the execution and delivery of this Agreement a duly executed written consent substantially in the form attached hereto as Exhibit B (the “Stockholder Consent”) to approve and adopt this Agreement in accordance with Section 228 and Section 251(c) of the DGCL.

(b)    In connection with the Stockholder Consent, Parent, Merger Sub and the Company shall take all actions necessary or advisable to comply in all material respects, and shall comply in all material respects, with the DGCL, including Section 228 and Section 262 thereof, and the Company Organizational Documents.

SECTION 5.04.    Preparation of Schedule 13E-3. (a) As promptly as reasonably practicable after the delivery of the Stockholder Consent, the Company shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent and the Merger, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL (including all exhibits and any amendments or supplements thereto, the “Information Statement”). The Company, Parent and Merger Sub shall cooperate to, concurrently with the preparation and filing of the Information Statement, jointly prepare and file with the SEC the Rule 13E-3 transaction statement on Schedule 13E-3 with respect to the Transactions, including the Stockholder Consent and the Merger (including all exhibits and any amendments or supplements thereto, the “Schedule 13E-3”).

(b)    The Company shall use its reasonable best efforts so that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts so that the Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to respond (with the assistance of, and after consultation with, each other as provided by this Section 5.03(b)) promptly to any comments of the SEC with respect to the Information Statement and the Schedule 13E-3 and to resolve comments from the SEC. Each of the Company, Parent and Merger Sub shall furnish all information concerning such party or its Affiliates (as applicable) to the others as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement and the Schedule 13E-3 and the resolution of comments with respect thereto from the SEC. Each of the Company, Parent and Merger Sub shall promptly notify the other parties hereto upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement or the Schedule 13E-3 and shall provide such other parties with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to filing the Information Statement or the Schedule 13E-3 (including, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent and Merger Sub with a reasonable period of time to review and comment on such document or response and (ii) shall make all additions, deletions or changes reasonably proposed by Parent in good faith.

(c)    If any event, circumstance or information relating to Parent, Merger Sub or the Company, or their respective Affiliates, officers or directors, should be discovered that should be set forth in an amendment or a supplement to the Information Statement or the Schedule 13E-3 so that such document would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party discovering such event, circumstance or information shall promptly inform the other parties and an appropriate amendment or supplement describing such event, circumstance or information shall be promptly filed with the SEC and disseminated to the stockholders of the Company to the extent required by Law; provided that, prior to such filing, the Company and Parent, as the case may be, shall consult with each other with respect to such amendment or supplement and shall afford the other party hereto and its Representatives a reasonable opportunity to comment thereon.

(d)    The Company shall cause the Information Statement and the Schedule 13E-3 to be mailed to stockholders of the Company as promptly as practicable after confirmation from the SEC that it will not review, or that it has completed its review of, the Information Statement and the Schedule 13E-3, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the 10th calendar day after making the initial filing of the preliminary Information Statement and the preliminary Schedule 13E-3 that the SEC will or will not be reviewing the Information Statement or the Schedule 13E-3.

(e)    Each of Parent, Merger Sub and the Company agrees, as to itself and its respective Affiliates or Representatives, that none of the information supplied or to be supplied by Parent, Merger Sub or the Company, as applicable, expressly for inclusion or incorporation by reference in the Information Statement, the Schedule 13E-3 or any other documents filed or to be filed with the SEC in connection with the Transactions, will, as of the time such documents (or any amendment or supplement thereto) are mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation, warranty, covenant or agreement is made by Parent or Merger Sub with respect to information supplied by or on behalf of the Company or any of its Subsidiaries and no representation, warranty, covenant or agreement is made by the Company with respect to information supplied by or on behalf of Parent, Merger Sub or any of their respective Affiliates, in each case for inclusion or incorporation by reference in the Information Statement, the Schedule 13E-3 or such other document, as applicable. Each of Parent, Merger Sub and the Company further agrees that all documents that such party is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any other applicable Laws and that all information supplied by such party for inclusion or incorporation by reference in such document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)    Subject to Section 5.02, the Company Board shall make the Company Board Recommendation and shall include such recommendation in the Information Statement. For the avoidance of doubt, nothing in this Section 5.04 shall limit or preclude the ability of the Company Board or the Special Committee to effect an Adverse Recommendation Change pursuant to and in accordance with Section 5.02.

SECTION 5.05.    Reasonable Best Efforts. (a) On the terms and subject to the conditions of this Agreement, each of the parties hereto shall cooperate with the other parties hereto and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to cause the conditions to Closing set forth in Article VI applicable to such party to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly the notification and related materials required by the HSR Act (such filing to occur no later than 10 business days following the date hereof) and any other documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents or instruments necessary to consummate the Transactions, (ii) satisfy the requirements of the HSR Act and obtain all Consents from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, including any such Consents required under any applicable Antitrust Laws, including the HSR Act, (iii) take all steps that are necessary, proper or advisable to avoid any Actions by any Governmental Authorities with respect to this Agreement or the Transactions and (iv) defend or contest in good faith any Action by any third party (excluding any Governmental Authority), whether judicial or administrative, challenging this Agreement or that otherwise would reasonably be expected to prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.05 or elsewhere in this Agreement shall require Parent or Merger Sub to take or agree to take any action with respect to any of its Affiliates (including any Person in which any of its Affiliates has any debt or equity investment and any affiliated or commonly advised investment fund) or any direct or indirect portfolio companies (as such term is understood in the private equity industry) thereof.

(b)    Without limiting the generality of Section 5.05(a), each of the Company, Parent and Merger Sub shall: (i) give the other parties hereto prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the Transactions; (ii) keep the other parties hereto informed as to the status of any such request or proceeding; (iii) give the other parties hereto notice and an opportunity to participate in any substantive communication made to any Governmental Authority regarding the Transactions; and (iv) promptly notify the other parties hereto of any communication from any Governmental Authority regarding the Transactions. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or substantive written materials submitted or substantive communication made to, any Governmental Authority in connection with the

Transactions (other than the Information Statement and the Schedule 13E-3 which are the subject of Section 5.03). In addition, except as may be prohibited by any Governmental Authority or by any applicable Law, each party hereto will permit authorized representatives of the other parties hereto to be present at each non-ministerial meeting, conference, videoconference, or telephone call and to have access to and be consulted in connection with any presentation, letter, white paper or proposal made or submitted to any Governmental Authority in connection with any such request or proceeding. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. The Company, Parent and Merger Sub may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.05 as “outside counsel only”. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company, Parent or Merger Sub, as the case may be). Materials provided pursuant to this Section 5.05 may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual obligations and (iii) as necessary to address reasonable privilege concerns.

(c)    Subject to and upon the terms and conditions of this Agreement, the Company, Parent and Merger Sub shall each use its reasonable best efforts to (i) take all action necessary to ensure that no Takeover Law is or becomes applicable to any of the Transactions or this Agreement and refrain from taking any actions that would cause the applicability of such Laws and (ii) if the restrictions of any Takeover Law become applicable to any of the Transactions, take all action necessary to ensure that the Transactions, including the Merger, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise lawfully minimize the effect of such Takeover Law on the Transactions.

SECTION 5.06.    Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not (and shall not cause or permit their respective Subsidiaries or Representatives to) issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system or to the extent related to any actual or contemplated litigation between or among the parties hereto. The parties hereto agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in a form reasonably acceptable to each party hereto. Notwithstanding the foregoing, (a) Parent and the Company may make any oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly disclosed and previously subject to the foregoing requirements and (b) Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers or investors of such Person or any Affiliate of such Person, in each case who are subject to customary confidentiality restrictions.

SECTION 5.07.    Access to Information; Confidentiality. Subject to applicable Law and any applicable Judgment, between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, upon reasonable notice, the Company shall (a) afford to Parent and Parent’s Representatives reasonable access during normal business hours to the Company’s officers, employees, agents, properties, books, Contracts and records and (b) furnish to Parent and Parent’s Representatives such information concerning its business, personnel, assets, liabilities and properties as Parent may reasonably request; provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company; provided, further, however, that the Company shall not be obligated to provide such access or information if the Company determines, in its reasonable judgment after consultation with Parent, that doing so would reasonably be expected to (i) violate applicable Law, (ii) waive the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (iii) be adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened Action against Parent or any of its Affiliates or (iv) involve documents or information relating to the evaluation or negotiation of this Agreement or the Transactions. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and the basis for such withholding and shall use its reasonable best efforts to make appropriate substitute arrangements under circumstances in which the harms described in the foregoing clauses (i) through (iv) would not apply or, to the extent such arrangements are not feasible, to provide, to the extent feasible, the applicable access or information in a way that would not result in the harms described in the foregoing clauses (i) through (iv); provided that the Company shall not be required to provide such substitute arrangements or access or information to the extent the Company would incur third party fees or expenses in connection therewith. All requests for information made pursuant to this Section 5.07 shall be directed to the Person designated by the Company.

SECTION 5.08.    Equity Financing. (a) On the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub will not, without the prior written consent of the Company, effect or permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would reasonably be expected to (i) reduce the aggregate amount of the Equity Financing, (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any material respect or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Equity Commitment Parties under the Equity Commitment Letter.

(b)    On the terms and subject to the conditions set forth herein, prior to the Effective Time, Parent and Merger Sub shall each use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter that are within its control, (iii) consummate the Equity Financing at or prior to the Closing, (iv) comply with its obligations pursuant to the Equity Commitment Letter and (v) enforce its rights pursuant to the Equity Commitment Letter. Nothing in this Agreement shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, either Parent or Merger Sub to seek the Equity Financing from any source other than the Equity Commitment Parties, or in excess of the amount contemplated by, the Equity Commitment Letter. Parent and Merger Sub shall give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of, (i) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware, including the receipt of any written notice or communication with respect thereto, and (ii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or a portion of the Equity Financing at or prior to the Closing.

SECTION 5.09.    Notification of Certain Matters; Litigation. During the period from the date of this Agreement through the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, except for any Action between the Company or its Subsidiaries, on the one hand, and Parent, Merger Sub or its Affiliates, on the other hand, (a) the Company shall give prompt notice to Parent of any Action commenced or, to the Company’s Knowledge, threatened against the Company or its directors which relates to this Agreement or the Transactions, and the Company shall keep Parent reasonably informed regarding any such Action and (b) the Company shall give Parent the opportunity to participate in (but not to control), at Parent’s sole cost and expense, the defense and settlement of any litigation against the Company relating to this Agreement or the Transactions, including the opportunity to review and comment on all filings related to such litigation, and no such settlement shall be proposed or agreed to without Parent’s prior written consent.

SECTION 5.10.    Merger Sub Shareholder Approval. As promptly as practicable (and in any event within 24 hours) following the execution of this Agreement, Parent shall execute and deliver, in accordance with the DGCL and in its capacity as the sole stockholder of Merger Sub, the Merger Sub Shareholder Approval.

SECTION 5.11.    Stock Exchange De-listing. The Surviving Company shall use its reasonable best efforts to cause the Class A Shares to be de-listed from the New York Stock Exchange and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.

SECTION 5.12.    Cooperation with Debt Financing. The Company and the Surviving Company shall use their reasonable best efforts to, and shall cause their Subsidiaries and their respective Representatives to use their reasonable best efforts to, provide such cooperation in connection with the arrangement of any debt financing for the Surviving Company or any of its Subsidiaries as may be reasonably requested by Parent, including participating in a reasonable number of meetings, presentations and sessions with prospective financing sources and investors, including direct contact between appropriate members of senior management of the Company, on the one hand, and the prospective debt financing sources and investors to the Surviving Company, their Affiliates and each of their respective Representatives, on the other hand; provided that, notwithstanding anything in this Agreement to the contrary, (a) the Company shall be deemed to have complied with this Section 5.12 for all purposes of this Agreement (including Article VI) unless the failure to obtain such debt financing results from the Company’s Willful Breach of its obligations under this Section 5.12) and (b) any action taken by the Company or any of its Subsidiaries or their respective Representatives at the request of Parent pursuant to this Section 5.12 shall be deemed to be permitted by Section 5.01(b)(xiv) and Section 5.02(a).

SECTION 5.13.    Indemnification. (a) During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Company to indemnify, defend and hold harmless, to the fullest extent permitted under applicable Law, all past and present officers and directors (or equivalent) of the Company and each Subsidiary thereof (the “Indemnified Parties”), in each case when acting in such capacity or in serving as a director, officer, member, trustee or fiduciary of another Person, including a Company Plan, at the request or for the benefit of the Company, against any costs or expenses (including attorneys’ fees and expenses), amounts paid in settlement, judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged Action, in connection with, arising out of or otherwise related to matters existing or occurring or alleged to have occurred prior to or at the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including Actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and Parent shall also cause the Surviving Company to advance expenses as incurred in respect of the foregoing to the fullest extent permitted under applicable Law. In the event of any such actual or alleged Action, Parent and the Surviving Company shall cooperate with the Indemnified Party in the defense of any such actual or alleged Action. During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Company to maintain in effect exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company Organizational Documents as in effect as of the date hereof; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of the Action underlying such claim or resolution of such claim. During the period commencing at the Effective Time and ending on the sixth anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Company to honor all indemnification Contracts between any Indemnified Party in effect prior to the date of this Agreement and to not amend, repeal or otherwise modify any such Contracts in any manner that would adversely affect the rights thereunder of the applicable Indemnified Parties.

(b)    Following the Effective Time, the Surviving Company shall purchase a prepaid “tail” policy with respect to the Company’s current directors’ and officers’ liability insurance tower, with an extended reporting period ending on the sixth anniversary of the date on which the Effective Time occurs, from the Company’s current directors’ and officers’ liability insurance carriers or insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers; provided that the maximum amount that the Surviving Company shall be required to pay to obtain any such “tail” policy shall not exceed 350% of the amount paid by the Company for coverage in the last twelve-month period ending on September 30, 2022 (the “Maximum Annual Premium”); provided, further, that, if such amount would exceed the Maximum Annual Premium, then the Surviving Company shall be obligated to obtain a “tail” policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from insurance carriers with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carriers. The Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(c)    Notwithstanding anything contained in this Agreement to the contrary, this Section 5.13 shall survive the consummation of the Closing indefinitely. In the event that Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, the successors and assigns of Parent or the Surviving Company, as the case may be, shall expressly assume and be bound by the obligations set forth in this Section 5.13.

(d)    The obligations of Parent and the Surviving Company under this Section 5.13 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.13 applies without the written consent of such affected Indemnified Party, unless such termination or modification is required by applicable Law.

ARTICLE VI

Conditions Precedent

SECTION 6.01.    Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or written waiver by the Company and Parent, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Required Stockholder Approval. The Required Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Organizational Documents.

(b)    No Restraints. No Judgment or Law enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining, restraining or otherwise making illegal, preventing or prohibiting the consummation of the Merger.

(c)    Information Statement. At least 20 calendar days shall have elapsed since the Company mailed to the stockholders of the Company the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(d)    HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Transactions, including the Merger, under the HSR Act shall have expired or early termination thereof shall have been granted.

SECTION 6.02.    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or written waiver by Parent, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Company (i) set forth in Sections 3.03(e), 3.06(b) and 3.19 shall be true and correct in all respects as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.02(a) and the first sentence of Section 3.02(b) shall be true and correct in all respects (except for any inaccuracies that would not adversely affect the validity or enforceability of the Stockholder Consent or increase the aggregate number of Common Shares issued and outstanding as of the time specified in such representations and warranties on a fully diluted basis by more than 150,000 Common Shares) as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (iii) set forth in Sections 3.01, 3.02 (other than Section 3.02(a) and the first sentence of Section 3.02(b)), 3.03(a), 3.03(b), 3.03(c) and 3.20 shall be true and correct in all material respects as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) set forth in the Sections of Article III other than those Sections specifically identified in clauses (i), (ii) or (iii) of this Section 6.02(a) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company (in such executive officer’s capacity as such and without personal liability) to such effect.

(b)    Performance of Obligations and Agreements of the Company and the Rolling Shareholders. The Company shall have performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company (in such executive officer’s capacity as such and without personal liability) to such effect.

SECTION 6.03.    Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are further subject to the satisfaction (or written waiver by the Company, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Sections 4.01, 4.02(a), 4.02(b), 4.02(d), 4.05 and 4.09 shall be true and correct in all material respects as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in the Sections of Article IV other than those Sections specifically identified in clause (i) of this Section 6.03(a) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the Closing as though made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent (in such executive officer’s capacity as such and without personal liability) to such effect.

(b)    Performance of Obligations and Agreements of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied with in all material respects the obligations and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent (in such executive officer’s capacity as such and without personal liability) to such effect.

SECTION 6.04.    Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of the Company to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions, as required by and subject to the terms of this Agreement, was the primary cause of or primarily resulted in the failure of such condition to be satisfied. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if the failure of Parent or Merger Sub to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions, as required by and subject to the terms of this Agreement, was the primary cause of or primarily resulted in the failure of such condition to be satisfied.

ARTICLE VII

Termination

SECTION 7.01.    Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time (except as otherwise expressly noted):

(a)    by the mutual written consent of the Company and Parent;

(b)    by either of the Company or Parent:

(i)    if the Merger shall not have been consummated on or prior to June 11, 2023 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 7.01(b)(i) shall (A) not be available to any party if the failure of such party to perform in all material respects any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the Transactions as required by and subject to the terms of this Agreement (including Section 5.05), was the primary cause of or primarily resulted in the failure of the Merger to be consummated on or prior to such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso) and (B) be subject to the proviso set forth in Section 7.01(d)(iii); or

(ii)    if any Restraint having the effect set forth in Section 6.01(b) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have performed in all material respects its obligations under this Agreement and used its reasonable best efforts to prevent the entry of and to remove such Restraint in accordance with its obligations under this Agreement;

(c)    by Parent:

(i)    if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (1) 30 days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination and (2) one business day prior to the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in breach of any of its representations, warranties, obligations or agreements hereunder, which breach would give rise to a failure of a condition set forth in Section 6.03(a) or 6.03(b); or

(ii)    prior to the delivery of the Stockholder Consent, if an Adverse Recommendation Change shall have occurred; or

(d)    by the Company:

(i)    if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is not reasonably capable of being cured prior to the Outside Date or, if reasonably capable of being cured prior to the Outside Date, has not been cured within the earlier of (1) 30 days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination and (2) one business day prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in breach of any of its representations, warranties, obligations or agreements hereunder, which breach would give rise to a failure of a condition set forth in Section 6.02(a) or 6.02(b);

(ii)    prior to the delivery of the Stockholder Consent, in connection with entering into a Company Acquisition Agreement in accordance with clause (II) of the second sentence of Section 5.02(d); provided that, prior to or concurrently with such termination, the Company pays or causes to be paid the Company Termination Fee;

(iii)    if (A) the conditions set forth in Section 6.01 and Section 6.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of termination of this Agreement), (B) the Company has confirmed by written irrevocable notice to Parent that all conditions set forth in Section 6.03 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing so long as such conditions would be satisfied if the Closing Date were the date of such notice) or that it is willing to waive any unsatisfied conditions set forth in Section 6.03, (C) the Merger is required to be consummated pursuant to Section 1.06 and (D) Parent and Merger Sub fail to consummate the Merger within five business days after the later of (1) receipt by Parent of the notice referred to in clause (B) and (2) the date the Merger was required to be consummated pursuant to Section 1.06; provided that, notwithstanding anything in Section 7.01(b)(i) to the contrary, no party shall be permitted to terminate this Agreement pursuant to Section 7.01(b)(i) during such five-business-day period; or

(iv)    if the duly executed Stockholder Consent is not received by the Company or the Merger Sub Shareholder Approval is not received by the Company, in each case, within 24 hours following the execution and delivery of this Agreement.

SECTION 7.02.    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 7.02 and 7.03, and Article VIII), and there shall be no liability on the part of Parent, Merger Sub, the Company or their respective directors, officers and Affiliates, except as liability may exist pursuant to the provisions specified in the immediately preceding parenthetical that survive such termination; provided that no such termination shall relieve any party from liability for any Willful Breach or intentional fraud.

SECTION 7.03.    Termination Fee and Expense Reimbursement. (a)In the event that this Agreement is terminated by:

(i)    the Company pursuant to Section 7.01(d)(ii); or

(ii)    Parent pursuant to Section 7.01(c)(ii);

then, in each case, the Company shall pay or cause to be paid the Company Termination Fee to Parent or its designee by wire transfer of same-day funds (x) in the case of any such termination by Parent, within two business days after such termination, or (y) in the case of any such termination by the Company, simultaneously with such termination; it being understood that in no event shall the Company be required to pay or cause to be paid the Company Termination Fee more than once. As used herein, “Company Termination Fee” means a cash amount equal to $5,500,000.

(b)    The Company acknowledges that the agreements contained in this Section 7.03 are an integral part of the Transactions, and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement; accordingly, if the Company fails to timely pay the Company Termination Fee to Parent and, in order to obtain the Company Termination Fee, Parent commences an Action that results in a judgment against the Company for the Company Termination Fee, then the Company shall pay to Parent the Company Termination Fee, plus interest on the Company Termination Fee from the date of termination of this Agreement at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date of termination of this Agreement, plus the amount of any reasonable fees, costs and expenses (including legal fees) incurred by Parent and its Affiliates in connection with any such Action.

(c)    Each party hereto acknowledges and agrees that the Company Termination Fee, if paid, as and when required pursuant to this Section 7.03, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. Each of Parent and Merger Sub hereto acknowledges and agrees that, if the Company Termination Fee becomes payable pursuant to Section 7.03(a), the Company Termination Fee shall be the sole and exclusive remedy for damages against the Company in connection with this Agreement except in the event of the Company’s Willful Breach or intentional fraud.

ARTICLE VIII

Miscellaneous

SECTION 8.01.    No Survival of Representations, Warranties and Covenants. Except for the representations and warranties in Sections 3.22, 4.09 and 4.10, none of the representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time; provided that this Section 8.01 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

SECTION 8.02.    Amendment or Supplement. Subject to compliance with applicable Law, at any time prior to the Effective Time, this Agreement may be amended, modified or supplemented in any or all respects only by written agreement of the parties hereto; provided, however, that, following delivery of the Stockholder Consent, there shall be no amendment, modification or supplement to this Agreement which by applicable Law would require further approval by the Company’s stockholders without such approval having first been obtained. The Company shall not amend, modify or supplement this Agreement in any material respect without the recommendation of the Special Committee.

SECTION 8.03.    Extension of Time, Waiver, Etc. At any time prior to the Effective Time, Parent and the Company may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) subject to the requirements of applicable Law, waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing); provided, however, that following delivery of the Stockholder Consent, there shall be no waiver or extension which by applicable Law would require further approval by the Company’s stockholders without such approval having first been obtained. Any agreement on the part of a party hereto to any such waiver or extension shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

SECTION 8.04.    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding two sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, Parent or Merger Sub shall have the right to assign all or certain provisions of this Agreement, or any interest herein, and may delegate any duty or obligation hereunder, without the consent of the Company, to any Affiliate of Parent or Merger Sub so long as such assignment or delegation would not reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions, including the Merger; provided that no such assignment or delegation shall relieve Parent or Merger Sub of any of its obligations under this Agreement. Any purported assignment not permitted under this Section 8.04 shall be null and void.

SECTION 8.05.    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile, PDF, electronic mail or electronic signature), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

SECTION 8.06.    Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Exhibits attached hereto, the Company Disclosure Letter, the Parent Disclosure Letter and the Equity Commitment Letter, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the rights of (a) the Parent Related Parties set forth in Section 8.15, which are intended for the benefit of, and shall be enforceable by, the Parent Related Parties; (b) the Indemnified Parties set forth in Section 5.13, which are intended for the benefit of, and shall be enforceable by, the Indemnified Parties; and (c) from and after the Effective Time, former holders of Converted Shares or Director RSU Awards to receive Merger Consideration.

SECTION 8.07.    Governing Law; Jurisdiction. (a) This Agreement and any claim, cause of action or Action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)    Each of the parties hereto (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or Action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or Action involving the parties hereto (whether in contract, tort or otherwise) based upon, relating to or arising out of this Agreement or the Transactions, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or Action and (iii) agrees that it shall not bring any claim, cause of action or Action against any other parties hereto based upon, relating to or arising out of this Agreement or the Transactions in any court other than the Designated Courts.

Each party hereto hereby irrevocably consents to the service of process with respect to the Designated Courts in any such claim, cause of action or Action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 8.10.

SECTION 8.08.    Specific Enforcement. The parties hereto agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions, on the terms and subject to the conditions of this Agreement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the parties to cause the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement) in the Designated Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and, without that right, neither the Company nor Parent or Merger Sub would have entered into this Agreement. The parties hereto agree that, prior to the valid termination of this Agreement in accordance with Section 7.01, it will not assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 8.09.    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, CAUSE OF ACTION OR ACTION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

SECTION 8.10.    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (to the extent that no “bounce back”, “out of office” or similar message indicating non-delivery is received with respect thereto) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Merger Sub, to it at:

c/o BDT Capital Partners, LLC

401 North Michigan Avenue, Suite 3100

Chicago, Illinois 60611

Attention: General Counsel

E-mail:     legal@bdtcap.com

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

U.S.A.

Attention:    David J. Perkins

Email:         dperkins@cravath.com

Attention:    Aaron M. Gruber

Email:         agruber@cravath.com

If to the Company, to:

Weber-Stephen Products LLC

1415 S Roselle Road

Palatine, Illinois 60067

Attention:    Bill J. Horton

Email:         bhorton@weberstephen.com

Attention:   Erik W. Chalut

Email:         echalut@weber.com

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention:    Marc O. Williams

Email:         marc.williams@davispolk.com

and

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Melissa Sawyer

Email:       sawyerm@sullcrom.com

Attention: Matthew B. Goodman

Email:       goodmanm@sullcrom.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

SECTION 8.11.    Severability. If any term, condition or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party or such party waives its rights under this Section 8.11 with respect thereto; provided, however, that the parties intend that the remedies and limitations thereon set forth in Section 8.08 be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a Person’s liability or obligations. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

SECTION 8.12.    Definitions. (a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Action” means any legal or administrative proceeding, suit, investigation, arbitration or action.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such first Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For purposes of this Agreement, the Company and each of its Subsidiaries (including HoldCo and its Subsidiaries), on the one hand, and Parent, Merger Sub and each of their respective other Affiliates, on the other hand, shall be deemed to not be Affiliates of each other.

“Anti-Bribery Laws” means the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010 and any other applicable Law relating to anti-bribery or anti-corruption of any jurisdiction in which the Company or any of its Subsidiaries conducts business or owns assets.

“Antitrust Laws” means all applicable antitrust and competition Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“business day” means a day except a Saturday, Sunday or other day on which the SEC, the Secretary of State or banks in New York City are authorized or required by Law to be closed.

“Bridge Loan Facility” means, collectively, the unsecured revolving credit facility and delayed draw term loan facility (including the loans made thereunder) pursuant to the loan agreement, dated as of the date hereof, by and among Weber-Stephen Products LLC, a Delaware limited liability company, as borrower, and Parent, as designated lender and lender.

“Collective Bargaining Agreement” means each collective bargaining, works council or other labor union Contract or labor arrangement covering any employee of the Company or any of its Subsidiaries, excluding any national, industry or similar generally applicable Contract or arrangement.

“Company Bylaws” means the Company’s Amended and Restated Bylaws, dated August 5, 2021.

“Company Charter” means the Company’s Amended and Restated Certificate of Incorporation, dated August 5, 2021.

“Company Equity Awards” means, collectively, each Company Option, Company RSU Award (including each Director RSU Award) and Company Profits Unit Award.

“Company ESPP” means the Company Employee Stock Purchase Plan.

“Company Financing Agreement” means any letter of intent, memorandum of understanding, agreement in principle, investment agreement, credit agreement or other similar preliminary or definitive agreement relating to any Financing Proposal.

“Company Intellectual Property” means any and all Intellectual Property owned, or purported to be owned, by the Company or any of its Subsidiaries.

“Company Option” means any option to purchase Class A Shares outstanding under the Company Stock Plan or otherwise.

“Company Organizational Documents” means the Company Charter and the Company Bylaws.

“Company Plan” means any (a) “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA) or (b) employment, independent contractor, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus, incentive, disability, medical, vision, dental, health, life insurance, fringe benefit or other compensation or benefit plan, program, agreement, arrangement, policy, trust, fund or contract, whether written or unwritten, in each case, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which the Company or any of its Subsidiaries may have any liability, whether actual or contingent.

“Company Profits Unit Award” means each limited liability interest designated as a “Profits Unit” in Holdco.

“Company Related Parties” means, collectively, the Company’s former, current or future officers, directors, stockholders or Affiliates or any of their respective successors or assigns or any of the former, current or future officers, directors, stockholders, managers, members, partners or Affiliates or successors or assigns of any of the foregoing. Each of Parent, Merger Sub and each of their respective Affiliates shall be deemed to not be a Company Related Party.

“Company RSU Award” means any award of restricted stock units with respect to Class A Shares outstanding under the Company Stock Plan or otherwise.

“Company Stock Plan” means the Company Omnibus Incentive Plan.

“Consent” means any consent, waiver, approval, clearance, order, license, Permit, order, non-objection, non-action, expiration of waiting period or authorization.

“Contract” means any binding loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, capital lease, sale-leaseback, sublease, license, contract or other agreement, instrument, obligation or arrangement.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics, public health emergencies or disease outbreaks.

“COVID-19 Measures” means (a) any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or other Law, Judgment or recommendation by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or any applicable directive or guidance from any applicable industry group, including the Families First Coronavirus Response Act and the Coronavirus Aid, Relief, and Economic Security Act, or (b) any other reasonable action taken or omitted to be taken by the Company or any of its Subsidiaries (i) for the protection of the health and safety of its employees, customers, vendors, service providers and other business relationships, (ii) to preserve the assets utilized in connection with the business of the Company and its Subsidiaries or

(iii) otherwise substantially consistent with actions taken by comparable companies in the affected industries and geographic regions before or after the date of this Agreement, in each case, in connection with or in response to COVID-19 or any other virus, infection or infectious or transmissible disease or global or regional health event or the events surrounding such virus, infection, disease or health event.

“Dissenting Shares” means Common Shares for which the holder thereof (a) did not consent to or vote in favor of the Merger and (b) is entitled to demand and properly demands appraisal pursuant to, and in a manner that complies in all respects with, Section 262 of the DGCL.

“Environmental Law” means any Law, Judgment, Contract or Permit issued, promulgated or entered into by or with any Governmental Authority relating to pollution or to the protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, the climate, endangered or threatened species or human health and safety as it relates to hazardous or toxic material exposure.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Financing Proposal” means any inquiry, proposal or offer (whether or not in writing) from any Person or group of Persons (other than Parent and its Affiliates) relating to, in a single transaction or series of related transactions, any direct or indirect action that the Company and its Subsidiaries are prohibited from taking, without the prior written consent of Parent (not to be unreasonable conditioned, withheld or delayed), pursuant to Section 5.01(b)(i) or 5.01(b)(xiv)(A); provided, however, that no debt financing activities requested by Parent pursuant to Section 5.12 shall be deemed a “Financing Proposal.”

“GAAP” means the generally accepted accounting practices in the United States.

“Government Official” means any officer or employee of a Governmental Authority, custom official, political party official, candidate for political office, official of any public international organization or employee or Affiliate of an enterprise that is owned, sponsored or controlled by any Governmental Authority.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitral body or self-regulated entity, tribunal, commission or authority or other legislative, executive or judicial governmental entity or any agency, department, division, commission or political subdivision thereof, whether local, state, federal or foreign.

“Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, polychlorinated biphenyls, per- or poly-fluoridated substances, heavy metals, hazardous or toxic substances and any other chemical, material, substance or waste that is regulated or for which liability may be imposed under any Environmental Law.

“HoldCo” means Weber HoldCo, LLC.

“HoldCo Documents” means (a) the HoldCo LLC Agreement, (b) the Stockholders Agreement, (c) the Registration Rights Agreement and (d) the Tax Receivables Agreement, dated August 9, 2021, by and among HoldCo, the Company and the other equity holders of HoldCo set forth therein.

“HoldCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of HoldCo, dated August 9, 2022, by and among HoldCo, the Company and the other members of HoldCo as set forth therein.

“Holdings” means BDT Capital Partners I-A Holdings, LLC.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all intellectual property and rights therein in any jurisdiction throughout the world, including such rights in and to: (a) patents (including all divisionals, continuations, continuations-in-part, renewals, reissues, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions thereof), patent applications (including provisional and nonprovisional), patent disclosures and other patent rights, (b) trademarks, service marks, trade dress, trade names, business names, brand names, logos, slogans and other indicia of origin and source identifiers, including registrations and applications for registration therefor, together with all goodwill associated therewith, (c) copyrights that are registered or unregistered (including copyrights in Software), works of authorship (whether or not copyrightable), design or database rights (including in all website content and Software), including registrations and applications for registration therefor, (d) URLs, social media handles and Internet domain names (including any top level domain names and global top level domain names), including registrations and applications for registration therefor, (e) trade secrets (as defined in the Uniform Trade Secrets Act, state Law and the Defend Trade Secrets Act and under corresponding foreign statutory Law and common law) and nonpublic know-how, including inventions, discoveries, improvements, concepts, ideas, methods, techniques, processes, procedures, programs, codes, designs, prototypes, patterns, plans, compilations, program devices, formulas, schematics, drawings, technical data, specifications, research and development information, technology, databases, data collections, customer lists, business plans and other technical information, and other rights in confidential and proprietary business information and know-how, in each case, to the extent qualifying as a trade secret under applicable Law (collectively, “Trade Secrets”) and (f) Software.

“IT Assets” means the Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and other information technology equipment owned, leased or licensed by and, in each case, in the possession of or controlled by, the Company.

“Knowledge” means, (a) with respect to the Company, the knowledge of the individuals listed on Section 8.12 of the Company Disclosure Letter, and (b) with respect to Parent or Merger Sub, the knowledge of the individuals listed on Section 8.12 of the Parent Disclosure Letter.

“Leased Real Property” means the leasehold or subleasehold interests and any other rights to license, use or occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by the Company or any of its Subsidiaries under the Real Property Leases.

“Liens” means any pledges, liens, charges, mortgages, deeds of trust, conditions, covenants, restrictions, options, rights of first refusal or offer, conditional sales or other title retention agreements, adverse claims of ownership or use, easements, encroachments, third-party rights, leases, licenses, hypothecations, security interests or other encumbrances of any kind or nature whatsoever.

“Material Adverse Effect” means, with respect to the Company and its Subsidiaries, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, with all other facts, circumstances, effects, changes, events or developments, (a) would prevent or materially delay, interfere with, hinder or impair the consummation by the Company of any of the Transactions in accordance with the terms of this Agreement or (b) has had or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided that, in the case of clause (b), no fact, circumstance, effect, change, event or development to the extent resulting from or arising out of any of the following shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) any change or condition affecting the industries in which the Company and its Subsidiaries operate, including any event, change, development, circumstance or fact in or with respect to prices for commodities, raw material inputs or end products; (ii) any economic, legislative or political condition, including any government shutdown or the results of any election, or any securities, credit, financial or other capital markets condition, in each case in the United States or in any non-U.S. jurisdiction, including changes in interest or exchange rates; (iii) any failure in and of itself by the Company or any of its Subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings, cash flow or other financial or operating metrics for any period or any change to the liquidity profile of the Company or any of its Subsidiaries (it being understood that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences are not otherwise excluded from being taken into account by clauses (i) through (xii) of this definition); (iv) the announcement, execution or delivery of this Agreement or the pendency of the Merger, except that the exceptions contained in this clause (iv) shall not apply with respect to references to Material Adverse Effect in those portions of the representations and warranties contained in Sections 3.03, 3.04, 3.11(e) and 3.12(b) (and in Section 6.02(a) to the extent related to such representations and warranties) the purposes of which are to address the consequences resulting from the execution, delivery and performance by the Company of this Agreement or consummation of the Transactions; (v) the identity of Parent or any of its Affiliates or the failure of Parent to perform its obligations under the Bridge Loan Facility; (vi) any change in and of itself in the market price or trading volume of Class A Shares on the New York Stock Exchange, any change in the credit ratings or the ratings outlook for the Company or any of its Subsidiaries or any of their respective securities or any going concern disclosure in any reports, schedules, forms, statements and other documents filed by the Company with the SEC (it being understood that the underlying facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent such underlying facts or occurrences are not otherwise excluded from being taken into account by clauses (i) through (xii) of this definition); (vii) any change after the date of this Agreement in applicable Law or GAAP (or authoritative interpretation thereof); (viii) riots, protests, geopolitical conditions, the outbreak or escalation of hostilities, any act of war, cyberattack, sabotage or terrorism, or any escalation or worsening of any such act of war, cyberattack, sabotage or terrorism threatened or underway as of the date of this Agreement (except that any damage or destruction of any property or assets of the Company and its Subsidiaries may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect to the extent that losses resulting therefrom are not covered by insurance); (ix) the occurrence or worsening of any pandemic, epidemic, public health emergency or disease outbreak (including COVID-19); (x) any hurricane, ice event, fire, tornado, tsunami, flood, earthquake or other natural or manmade disaster or severe weather-related event, circumstance or development; (xi) any action of the Company or any of its Subsidiaries expressly required to be taken by the Company or its Subsidiaries pursuant to this Agreement (other than Section 5.01); or (xii) the departure or termination of any director, employee (including any officer) or independent contractors of the Company or its Subsidiaries; provided, however, that any fact, circumstance, effect, change, event or development set forth in clauses (i), (ii), (vii), (viii), (ix) or (x) above may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such fact, circumstance, effect, change, event or development has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect).

“Money Laundering Laws” means the Currency and Foreign Transactions Reporting Act of 1970 and the applicable money laundering Laws of all jurisdictions where the Company or any of its Subsidiaries conducts business.

“Owned Real Property” means the land, buildings, structures, improvements or other interests in real property owned in fee by the Company or any of its Subsidiaries.

“Parent Material Adverse Effect” means, with respect to Parent and Merger Sub, any fact, circumstance, effect, change, event or development that, individually or in the aggregate, with all other facts, circumstances, effects, changes, events or developments, would prevent or materially delay, interfere with, hinder or impair the consummation by Parent or Merger Sub of any of the Transactions in accordance with the terms of this Agreement.

“Parent Related Parties” means, collectively, Parent’s and Merger Sub’s respective former, current or future officers, directors, stockholders, managers, members, partners or Affiliates or any of their respective successors or assigns or any of the former, current or future officers, directors, shareholders, managers, members, partners or Affiliates or successors or assigns of any of the foregoing.

“Payments” means anything of value, including cash, gifts, travel expenses, entertainment, offers of employment, provision of free services or business meals, and also includes event sponsorships, consultant contracts, fellowship support, job offers and charitable contributions made at the request of, or for the benefit of, an individual, such individual’s family or other relations.

“Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable, or the amount or validity of which is being contested in good faith and by appropriate proceedings and, in either case, for which adequate reserves are being maintained on the most recent Company Financial Statements in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business and not yet due and payable, (c) Liens securing payment of the Company or its Subsidiaries with respect to outstanding indebtedness so long as there is no default under such indebtedness, (d) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (e) licenses (including nonexclusive licenses of Intellectual Property) granted to third parties in the ordinary course of business by the Company or any of its Subsidiaries, (f) securities transfer restrictions imposed by applicable Law and (g) such other Liens or imperfections that are not material in amount and do not materially detract from the value of or materially impair the existing or intended use of the asset or property affected by such Lien or imperfection.

“Person” means an individual, corporation, limited liability company, limited or general partnership, joint venture, association, trust, unincorporated organization or other entity, including a Governmental Authority or any group comprised of two or more of the foregoing.

“Personal Data” means (a) any information relating to an identified or identifiable natural person or that is reasonably capable of being related to the identity of a natural person or (b) any piece of information considered “personally identifiable information”, “personal information”, “personal data” or other comparable term under applicable Information Privacy Laws.

“Privacy Requirements” means (a) all applicable Laws relating to data privacy, data protection, security, collection, storage, use, transfer, disclosure, destruction, alteration or other processing of Personal Data (collectively, “Information Privacy Laws”), (b) all obligations under Contracts to which the Company or any of its Subsidiaries is party or is otherwise bound, (c) all publicly posted policies of the Company and its Subsidiaries, in the case of each of clauses (b) and (c), relating to data privacy, data protection, security, collection, storage, use, transfer, disclosure, destruction, alteration or other processing of Personal Data and (d) the Payment Card Industry Data Security Standard (PCI DSS) version 3.2.

“Public Shareholders” means all of the holders of the issued and outstanding Common Shares, excluding the Specified Holders and their respective Affiliates. For purposes of this definition only, “Specified Holder” shall also include each immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act) of any Specified Holder and any trust or other entity (other than the Company) in which any Specified Holder or any such immediate family member thereof holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary, equity or other financial interest.

“Real Property Leases” means the leases, subleases, licenses or other agreements, including all amendments, extensions, renewals, guaranties or other agreements with respect thereto, under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property.

“Registration Rights Agreement” means the Registration Rights Agreement, dated August 9, 2021, by and among the Company, HoldCo and the other parties set forth therein.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

“Representatives” means, with respect to any Person, its officers, directors, equityholders, employees, agents, financial advisors, investment bankers, attorneys, accountants, consultants and other advisors and representatives.

“Required Stockholder Approval” means the adoption of this Agreement and the approval of the Transactions, including the Merger, contemplated hereby by the affirmative vote or written consent of the holders representing a majority of the aggregate voting power of (a) the outstanding Common Shares entitled to vote thereon, voting as a single class, (b) the outstanding Class A Shares entitled to vote thereon, voting as a separate class, (c) the outstanding Class B Shares entitled to vote thereon, voting as a separate class and (d) the outstanding Class B Shares entitled to vote thereon that are held by the stockholders party to the Stockholders Agreement.

“Sensitive Information” means (a) confidential and proprietary information of the Company and its Subsidiaries or of a third party in the possession or control of the Company or any of its Subsidiaries and (b) Personal Data.

“Sensitive Information Breach” means any (a) unauthorized or unlawful acquisition of, access to, loss of or misuse (by any means) of Sensitive Information, (b) unauthorized or unlawful processing, sale or rental of Sensitive Information, (c) ransomware, phishing or other cyberattack that results in a monetary loss or a business disruption to the applicable Person or (d) other act or omission that compromises the security, confidentiality, integrity or availability of Sensitive Information.

“Shareholder Loan Facility” means the unsecured term loan facility (including the initial loans and any incremental loans thereunder) pursuant to the loan agreement, dated November 8, 2022, by and among Weber-Stephen Products LLC, a Delaware limited liability company, as borrower, and BDT Capital Partners Fund I, L.P. and BDT Capital Partners Fund I-A, L.P., as lenders.

“Software” means (a) all computer programs, applications, files, user interfaces, application programming interfaces, diagnostics, software development tools and kits, templates, menus, analytics and tracking tools, compilers, libraries, version control systems and operating systems, including all software implementations of algorithms, models and methodologies for any of the foregoing, whether in source code, object code or other form, and (b) all user documentation, including user manuals and training materials, relating to any of the foregoing.

“Specified Holders” means Byron D. Trott, Holdings, BDT WSP Holdings, LLC and BDT Family Holdings, LLC.

“Stockholders Agreement” means the Stockholders Agreement, dated August 9, 2021, by and among the Company, HoldCo and the other parties set forth therein.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For purposes of this Agreement, the Company and each of its Subsidiaries (including HoldCo and its Subsidiaries), shall be deemed to not be a Subsidiary of any of Parent, Merger Sub or any of their respective Affiliates.

“Tax” means all U.S. and non-U.S. federal, national, provincial, state or local taxes, charges, fees, levies or other similar assessments or liabilities, in each case, in the nature of taxes, imposed by a Governmental Authority, together with any interest, penalties, assessments or additions to tax imposed with respect to such amounts, whether or not disputed.

“Tax Returns” means all reports, returns, declarations, claims for refunds, statements or other information supplied or required to be supplied to a Governmental Authority relating to Taxes, including any amendment thereof or schedule or attachment thereto.

“Transactions” means, collectively, the transactions contemplated by this Agreement, including the Merger and the Equity Financing.

“Willful Breach” means a material breach of, or material failure to perform the covenants contained in, this Agreement that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge that such party’s act or failure to act would constitute a material breach of, or material failure to perform the covenants contained in, this Agreement.

(b)    The following terms have the respective meanings set forth in the section referenced opposite such term:

Term	Section
Acceptable Confidentiality Agreement	Section 5.02(f)
Adverse Recommendation Change	Section 5.02(d)
Agreement	Preamble
Balance Sheet Date	Section 3.05(c)
Bankruptcy and Equity Exception	Section 3.03(a)
Book-Entry Share	Section 2.01(c)(ii)
Capitalization Date	Section 3.02(a)
Centerview	Section 3.19
Certificate	Section 2.01(c)(iii)
Certificate of Merger	Section 1.02
Class A Share	Section 2.01(a)
Class B Share	Section 2.01(b)
Closing	Section 1.06
Closing Date	Section 1.06
Code	Section 2.02(g)
Common Shares	Section 2.01(b)
Company	Preamble
Company Acquisition Agreement	Section 5.02(d)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Letter	Article III
Company Financial Statements	Section 3.05(b)
Company Notice	Section 5.02(d)
Company SEC Documents	Section 3.05(a)
Company Securities	Section 3.02(b)
Company Termination Fee	Section 7.03(a)(ii)
Converted Shares	Section 2.01(c)(i)
Designated Courts	Section 8.07(b)
DGCL	Recitals
Director RSU Award	Section 2.03(b)
Economic Sanctions	Section 3.09(b)
Effective Time	Section 1.02
Environmental Permits	Section 3.13

Term	Section
Equity Commitment Letter	Section 4.05(a)
Equity Commitment Parties	Section 4.05(a)
Equity Financing	Section 4.05(a)
ERISA Affiliate	Section 3.11(c)
ESPP Purchase Date	Section 2.03(e)
Exchange Act	Section 3.04
Exchange Fund	Section 2.02(a)
Existing Purchase Period	Section 2.03(e)
Filed SEC Documents	Article III
Governmental Approvals	Section 3.04
Holdings Shares	Section 2.01(a)
Indemnified Parties	Section 5.13(a)
Information Statement	Section 5.04(a)
Intervening Event	Section 5.02(g)
Judgment	Section 3.07
Laws	Section 3.08(a)
Material Contract	Section 3.17
Maximum Annual Premium	Section 5.13(b)
Merger	Recitals
Merger Consideration	Section 2.01(c)(i)
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Share	Section 2.01(a)
Merger Sub Shareholder Approval	Recitals
Notice Period	Section 5.02(d)
Outside Date	Section 7.01(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Managing Member	Recitals
Paying Agent	Section 2.02(a)
Permits	Section 3.08(b)
Preferred Stock	Section 3.02(a)
Restraints	Section 6.01(b)
Sarbanes-Oxley Act	Section 3.05(d)
Schedule 13E-3	Section 5.04(a)
SEC	Section 3.04
Secretary of State	Section 1.02
Securities Act	Section 3.02(c)
Special Committee	Recitals
Special Committee Recommendation	Recitals
Stockholder Consent	Section 5.03(a)
Superior Proposal	Section 5.02(i)
Surviving Company	Section 1.01
Surviving Company Class A Share	Section 2.01(a)
Surviving Company Organizational Documents	Section 1.04
Takeover Law	Section 3.16
Takeover Proposal	Section 5.02(h)

SECTION 8.13.    Fees and Expenses. Whether or not the Transactions are consummated, all fees and expenses incurred in connection with this Agreement and the Transactions, including the Merger, shall be paid by the party incurring or required to incur such fees or expenses, except (a) that the fees and expenses incurred in connection with filing any notifications or documentation under the HSR Act shall be borne by Parent or (b) as otherwise set forth in this Agreement.

SECTION 8.14.    Interpretation. (a) When a reference is made in this Agreement to an Article, a Section or an Exhibit, such reference shall be to an Article of, a Section of or an Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to Parent”, “delivered to Parent” and words of similar import refer to documents delivered in person or electronically to Parent, Merger Sub or their respective Representatives prior to the entry into this Agreement. All terms defined in this Agreement shall have the meanings defined hereunder when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes all rules and regulations promulgated thereunder. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors.

(b)    Whenever this Agreement contemplates any action or determination by the Company Board and such action or determination relates to the review, evaluation and negotiation of this Agreement or the Transactions or any other matter over which the Company Board has granted the Special Committee authority, the Company Board shall take such action or make such determination, in each case, only upon and in accordance with a recommendation to the Company Board from the Special Committee.

(c)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

SECTION 8.15.    No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement or the Transactions, may only be made against the entities that are expressly named as parties hereto, except for claims that the Company may assert in accordance with the Equity Commitment Letter. No Parent Related Party (other than Parent and Merger Sub) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in contract, in tort or otherwise) based upon, arising out of or relating to, or by reason of, this Agreement or the Transactions or in respect of any oral representations made or alleged to be made in connection herewith, except for claims that the Company may assert in accordance with the Equity Commitment Letter. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any Company Related Party, and the Company agrees not to, and to cause the Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against or seek to recover monetary damages from any Parent Related Party (other than Parent and Merger Sub), except for claims that the Company may assert in accordance with the Equity Commitment Letter.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

WEBER INC.

by
/s/ Alan Matula
Name: Alan Matula
Title: Interim Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

RIBEYE PARENT, LLC

by
/s/ Mary Ann Todd
	Name:	Mary Ann Todd
	Title:	Secretary & General Counsel

RIBEYE MERGER SUB, INC.

by
/s/ Mary Ann Todd
	Name:	Mary Ann Todd
	Title:	Secretary & General Counsel

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF SURVIVING COMPANY CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

WEBER INC.

1.    Name. The name of the Corporation is Weber Inc.

2.    Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801 and the name of its registered agent at such address is The Corporation Trust Company.

3.    Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as from time to time in effect, the “General Corporation Law”).

4.    Number of Shares.

4.1.    The total number of shares of all classes of stock that the Corporation shall have authority to issue is 6,000,000,000 shares, consisting of: (i) 4,500,000,000 shares of common stock, divided into (a) 3,000,000,000 shares of Class A common stock, with the par value of $0.001 per share (the “Class A Common Stock”) and (b) 1,500,000,000 shares of Class B common stock, with the par value of $0.00001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Common Stock”); and (ii) 1,500,000,000 shares of preferred stock (the “Preferred Stock”).

4.2.    Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

(i)    in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding shares of Class B Common Stock, together with the corresponding LLC Units, pursuant to Article 10 of the Amended and Restated LLC Agreement of Weber HoldCo LLC and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;

(ii)    in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock.

5.    Classes of Shares. The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:

5.1.    Common Stock.

(i)    Voting Rights.

(1)    Each holder of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and each holder of Class B Common Stock will be entitled to one vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to Section 5.1(i)(2), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under General Corporation Law.

(2)    (a) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock and (b) the holders of the outstanding shares of Class B Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed such an amendment hereof if such merger, consolidation or other business combination constitutes a Disposition Event in which holders of Paired Interests are required to exchange such Paired Interests pursuant to Section 10.05(b) of the Amended and Restated LLC Agreement of the Company in such Disposition Event and receive consideration in such Disposition Event in accordance with the terms of the Amended and Restated LLC Agreement of Weber HoldCo LLC as in effect prior to such Disposition Event.

(3)    Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(4)    If at any time the ratio at which Paired Interests are redeemable or exchangeable for shares of Class A Common Stock pursuant to Article 10 of the Amended and Restated LLC Agreement of Weber HoldCo LLC is amended, the number of votes per share of Class B Common Stock to which holders of shares of Class B Common Stock are entitled pursuant to Section 5.1(i)(1) shall be adjusted accordingly.

(ii)    Dividends: Stock Splits or Combinations.

(1)    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “Board”) in its discretion may determine.

(2)    Except as provided in Section 5.1(ii)(3) with respect to stock dividends, dividends of cash or property may not be declared or paid on shares of Class B Common Stock.

(3)    In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner on all LLC Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(iii)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock, together with the corresponding LLC Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Class A Common Stock in accordance with Section 10.01 of the Amended and Restated LLC Agreement of Weber HoldCo LLC (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding-up), the holders of shares of Class B Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

5.2.    Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding-up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

6.    Class B Common Stock.

6.1.    Retirement of Class B Shares. No holder of Class B Common Stock may Transfer shares of Class B Common Stock to any Person unless such holder Transfers a corresponding number of LLC Units to the same Person in accordance with the provisions of the Amended and Restated LLC Agreement of Weber HoldCo LLC, as such agreement may be amended from time to time in accordance with the terms thereof. If any outstanding share of Class B Common Stock ceases to be held by a holder of a corresponding LLC Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be transferred to the Corporation for no consideration and retired.

6.2.     Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance upon exchange of Paired Interests, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding Paired Interests, pursuant to Article 10 of the Amended and Restated LLC Agreement of Weber HoldCo LLC. The Corporation covenants that all the shares of Class A Common Stock that are issued upon the exchange of such Paired Interests will, upon issuance, be validly issued, fully paid and non-assessable.

6.3.     Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of shares of Class B Common Stock of their right under Section 10.01 of the Amended and Restated LLC Agreement of Weber HoldCo LLC to exchange Paired Interests will be made without charge to the holders of the shares of Class B Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class B Common Stock being exchanged, then such holder and/or the Person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

6.4.     Preemptive Rights. To the extent LLC Units are issued pursuant to the Amended and Restated LLC Agreement of Weber HoldCo LLC to anyone other than the Corporation or a wholly owned subsidiary of the Corporation (including pursuant to Section 9.03 (or any equivalent successor provision) of the Amended and Restated LLC Agreement of Weber HoldCo LLC), an equivalent number of shares of Class B Common Stock (subject to adjustment as set forth herein) shall be issued to the same Person to which such LLC Units are issued.

7.     Board of Directors.

7.1.     Number of Directors.

(i) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated By-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall be one, with the then authorized number of Directors constituting the entire Board being fixed from time to time by the Board.

(ii)    During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

7.2.    Election and Removal of Directors. The Directors shall be elected by the holders of Common Stock entitled to vote in the election of Directors at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Any Director may be removed with or without cause by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

7.3.    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding and subject to the terms of the Stockholders Agreement (as long as such agreement is in effect), newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be nominated by the Chair and shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next annual meeting of the stockholders and until his or her successor shall be duly elected and qualified or until such Director’s earlier death, resignation, disqualification or removal from office. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

8.    Meetings of Stockholders.

8.1.    Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of a majority of the total voting power of the Corporation entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of stockholders.

8.2.    Meetings of Stockholders.    (i) An annual meeting of stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

(ii)    Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (1) by or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies or (2) by or at the direction of the Chair, the Vice Chair or the Chief Executive Officer. In addition, special meetings of stockholders of the Corporation may be called by the Secretary of the Corporation at the request of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

8.3.    No Cumulative Voting; Election of Directors by Written Ballot. There shall be no cumulative voting in the election of Directors. Unless and except to the extent that the By-laws shall so require, the election of the Directors need not be by written ballot.

9.    Section 203 of the General Corporation Law. The Corporation will not be subject to the provisions of Section 203 of the General Corporation Law.

10.    Limitation of Liability.

10.1.    To the fullest extent permitted under the General Corporation Law, as amended from time to time, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

10.2.    Any amendment or repeal of Section 10.1 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.    Indemnification.

11.1.    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 11.3 with respect to Proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Any reference to an officer of the Corporation in this Article 11 shall be deemed to refer exclusively to the Chair, Vice Chair, Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer and any other officers of the Corporation appointed pursuant to Section 5.01 of the Corporation’s By-laws, and any reference to an officer of any other entity or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and by-laws or equivalent organizational documents of such other entity or enterprise.

11.2.    Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article 11 (which shall be governed by Section 11.3); provided, however, that to the extent required by applicable law or in the case of advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, such payment of expenses in advance of the final disposition of the Proceeding shall be made solely upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified or entitled to advancement of expenses under this Article 11 or otherwise.

11.3.    Claims. If a claim for indemnification or advancement of expenses under this Article 11 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid the expense of prosecuting or defending such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that such Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

11.4.    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 11 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws, agreement, vote of stockholders or disinterested Directors or otherwise.

11.5.    Other Sources. Subject to Section 11.6, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

11.6.    Indemnitor of First Resort. In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e., its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person is primary and any obligation of any stockholder (including any Affiliate thereof other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any stockholder to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary) and (ii) if any stockholder (or any Affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with such Covered Person, then (x) such stockholder (or such Affiliate, as the case may be) shall be fully subrogated to all rights of such Covered Person with respect to such payment, (y) the Covered Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such stockholder (or such Affiliate, as the case may be) effectively to bring suit to enforce such rights and (z) the Corporation shall fully indemnify, reimburse and hold harmless such stockholder (or such Affiliate, as the case may be) for all such payments actually made by such stockholder (or such Affiliate, as the case may be). Each of the stockholders (and any Affiliate thereof) shall be a third-party beneficiary with respect to this Section 11.6, entitled to enforce this Section 11.6.

11.7.    Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article 11 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

11.8.    Other Indemnification and Prepayment of Expenses. This Article 11 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.

11.9.    Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article 11 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 11 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article 11 will apply to claims made against any Covered Person described in this Article 11 arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article 11 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 11 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

11.10.    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the General Corporation Law.

12.    Adoption, Amendment or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws.

13.    Adoption, Amendment and Repeal of Certificate. Subject to Article 5, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Sections 7.2, 7.3 and 7.4 of Article 7 or Articles 8, 9, 12, 13 or 14 may be altered, amended or repealed in any respect, nor may any provision or By-laws inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

14.    Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for all disputes.

15.    Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

16.    Corporate Opportunity. To the maximum extent permitted by law, the Corporation waives, on behalf of itself and its subsidiaries, the application of the doctrine of corporate opportunity or any other analogous doctrine, with respect to any non-employee stockholders, Directors or any of their respective Affiliates (each, a “Specified Party”) and no Specified Party will have any duty to (i) refrain from engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage, (ii) present such opportunity to the Corporation before otherwise engaging in it or offering it to another entity, unless such opportunity was offered to a Specified Party that is a Director in his or her capacity as a Director or (iii) refrain from otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries.

17.    Definitions. As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term:

(a)     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such stockholder pursuant to the Stockholders Agreement (including any representatives of such stockholder serving on the Board).

(b)     “Amended and Restated LLC Agreement of Weber HoldCo LLC” means the Amended and Restated Limited Liability Company Agreement, dated as of August 9, 2021, by and among the Corporation, the other parties thereto and the other Persons that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(c)     “Board” is defined in Section 5.1(ii)(1).

(d)     “By-laws” is defined in Section 7.1.

(e)     “Certificate of Incorporation” is defined in Section 5.1(i)(1).

(f)     “Chair” means the Chair of the Board.

(g)     “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

(h)     “Class A Common Stock” is defined in Section 4.1.

(i)     “Class B Common Stock” is defined in Section 4.1.

(j)     “Common Stock” is defined in Section 4.1.

(k)     “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(l)     “Corporation” is defined in Section 1.

(m)     “Covered Person” is defined in Section 11.1.

(n)     “Director” is defined in Section 7.1.

(o)     “Disposition Event” means any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and series of Preferred Stock that are generally entitled to vote in the election of Directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

(p)     “General Corporation Law” is defined in Section 3.

(q)     “LLC Unit” means a nonvoting interest unit of Weber HoldCo LLC.

(r)     “Paired Interest” means one LLC Unit together with one share of Class B Common Stock, subject to adjustment pursuant to Article 10 of the Amended and Restated LLC Agreement of Weber HoldCo LLC.

(s)     “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

(t) “Preferred Stock” is defined in Section 4.1.

(u)     “Preferred Stock Directors” is defined in Section 7.1.

(v)     “Proceeding” is defined in Section 11.1.

(w)     “Specified Party” is defined in Section 16.

(x)     “Stock Adjustment” is defined in Section 5.1(ii)(3).

(y)     “Stockholders Agreement” means the Stockholders Agreement, dated as of August 9, 2021, by and among the Corporation, the stockholders party thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(z)     “Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy pursuant to the Stockholders Agreement or to officers or Directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of stockholders or in connection with any action by written consent of the stockholders solicited by the Board (at such times as action by written consent of stockholders is permitted under this Certificate of Incorporation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation and/or its stockholders that (x) is disclosed in writing to the Secretary of the Corporation, (y) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (z) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise sole voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or (v) the fact that the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.

(aa)     “Vice Chair” means the Vice Chair of the Board.

(bb)     “Weber HoldCo LLC” means Weber HoldCo LLC, a Delaware limited liability company, and any successor thereto.

EXHIBIT B

FORM OF STOCKHOLDER CONSENT

[To be attached.]

ANNEX B

Opinion of Centerview

Centerview Partners LLC
31 West 52nd Street
New York, NY 10019

December 10, 2022

The Special Committee of the Board of Directors

Weber Inc.

1415 S. Roselle Road

Palatine, IL 60067

The Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A common stock, par value $0.001 per share (the “Class A Shares”) (other than Excluded Shares, as defined below), solely in their capacity as holders of Class A Shares, of Weber Inc., a Delaware corporation (the “Company”), of $8.05 per Class A Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into (the “Agreement”) by and among Ribeye Parent, LLC, a Delaware limited liability company (“Parent”), Ribeye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Class A Share immediately prior to the effective time of the Merger (other than (i) the Holdings Shares (as defined in the Agreement), (ii) Class A Shares owned by the Company as treasury shares, (iii) Dissenting Shares (as defined in the Agreement) and (iv) Class A Shares held by the Specified Holders (as defined in the Agreement) and their respective affiliates (the shares referred to in clauses (i) through (iv), together with any Class A Shares held by any affiliate of the Company or Parent, the “Excluded Shares”)) will be converted into the right to receive $8.05 per Class A Share in cash, without interest, (the $8.05 per Class A Share consideration to be paid in the Merger, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement by the Special Committee, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or BDT Capital Partners, LLC, the ultimate sponsor of Parent (“Sponsor”), and we have not received any compensation from Parent or Sponsor during such period. We may provide financial advisory and other services to or with respect to the Company, Sponsor or Parent or their respective affiliates, including portfolio companies of Sponsor in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment

The Special Committee of the Board of Directors

Weber Inc.

December 10, 2022

funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Sponsor or any of their respective affiliates, including portfolio companies of Sponsor, or any other party that may be involved in the Transaction.

In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 8, 2022 (the “Draft Agreement”); (ii) the Annual Report on Form 10-K of the Company for the year ended September 30, 2021; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant, and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

The Special Committee of the Board of Directors

Weber Inc.

December 10, 2022

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Class A Shares (other than Excluded Shares), solely in their capacity as holders of Class A Shares, of the Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party, including without limitation, holders of shares of Class B common stock, par value $0.00001 per share, of the Company (“Class B Shares”). In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Consideration to be paid to the holders of the Class A Shares (other than Excluded Shares) pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

Our financial advisory services and the opinion expressed herein are provided for the information and assistance of Special Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Consideration to be paid to the holders of the Class A Shares (other than Excluded Shares), solely in their capacity as holders of Class A Shares, pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ CENTERVIEW PARTNERS LLC
CENTERVIEW PARTNERS LLC

ANNEX C

Written Consent

ACTION BY WRITTEN CONSENT

OF THE STOCKHOLDERS OF

WEBER INC.

(a Delaware corporation)

The undersigned holders (the “Stockholders”) of the number of (a) shares of Class A common stock, par value $0.001 per share (each, a “Class A Share”), of Weber Inc., a Delaware corporation (the “Company”), and (b) shares of Class B common stock, par value $0.00001 per share (each, a “Class B Share” and, together with the Class A Shares, the “Common Shares”), of the Company, set forth next to each Stockholder’s name on Annex A hereto, hereby irrevocably consent in writing to the following actions and adopt the following resolutions by written consent (this “Action by Written Consent”) pursuant to Section 228 and Section 251 of the Delaware General Corporation Law (the “DGCL”) and as authorized by the Amended and Restated Certificate of Incorporation of the Company, effective as of August 5, 2021 (the “Certificate of Incorporation”), and the Amended and Restated By-laws of the Company, effective as of August 5, 2021 (the “Bylaws”):

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December 11, 2022 (the “Merger Agreement”), by and among Ribeye Parent, LLC, a Delaware limited liability company (“Parent”), Ribeye Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and the Company, an executed copy of which is attached hereto as Annex B;

WHEREAS, capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, prior to the execution of the Merger Agreement, the special committee (the “Special Committee”) of the Board of Directors of the Company (the “Company Board”) unanimously (a) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement are in the best interests of the Company and the Public Shareholders, and (b) recommended that the Company Board (i) approve the Merger Agreement and the Transactions, including the Merger, and (ii) recommend adoption and approval of this Agreement and the Transactions, including the Merger, to the stockholders of the Company;

WHEREAS, prior to the execution of the Merger Agreement, the Company Board (acting upon the recommendation of the Special Committee) has (a) determined that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement are in the best interests of the Company and its stockholders, (b) declared the Merger Agreement and the Transactions, including the Merger, advisable, (c) approved the Merger Agreement, the execution and delivery by the Company of the Merger Agreement, the performance by the Company of the covenants and agreements contained therein and the consummation of the Transactions, including the Merger, on the terms and subject to the conditions contained in therein and (d) resolved to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company;

WHEREAS, (a) the Class A Shares held by the Stockholders represent more than a majority of the Class A Shares outstanding as of the date hereof, (b) the Class B Shares held by the Stockholders represent more than a majority of (i) the Class B Shares outstanding as of the date hereof and (ii) the Class B Shares held by the stockholders party to that certain Stockholders Agreement between the Company and the other parties thereto, dated August 9, 2021 (the “Stockholders Agreement”), and (c) the Class A Shares and Class B Shares held by the Stockholders represent a majority of the voting power of the Company entitled to vote to adopt and approve the Merger Agreement and the Transactions, including the Merger, voting as a single class, and the Stockholders are therefore permitted, pursuant to the DGCL, the Certificate of Incorporation, the Bylaws and the Stockholders Agreement, to adopt and approve the Merger Agreement and the Transactions, including the Merger, pursuant to this Action by Written Consent, and no consent or vote of any other stockholder of the Company is required with respect to such adoption or approval; and

WHEREAS, the Stockholders desire to adopt and approve the Merger Agreement and the Transactions, including the Merger.

NOW, THEREFORE, BE IT RESOLVED, that the Merger Agreement, including each of the annexes, exhibits and schedules attached thereto, and the Transactions, including the Merger, and any other documents, instruments and certificates required by, referenced in or related to the Merger Agreement, are hereby irrevocably adopted, approved and ratified in all respects, including for all purposes under the DGCL, the Certificate of Incorporation, the Bylaws and the Stockholders Agreement;

RESOLVED FURTHER, that this Action by Written Consent be delivered (by hand or by certified or registered mail, return receipt requested) to the Company by delivery to its registered office in the State of Delaware, the executive office of the Company or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders of the Company are recorded and filed with the minutes of the proceedings of the stockholders of the Company.

The actions taken by this Action by Written Consent shall have the same force and effect as if taken at a meeting of the stockholders of the Company, duly called and constituted pursuant to the DGCL, the Certificate of Incorporation and the Bylaws. This Action by Written Consent may be signed in any number of counterparts (including by facsimile, PDF, electronic mail or electronic signature) each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any copy, PDF or other reliable reproduction of this Action by Written Consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, PDF or other reproduction be a complete reproduction of the entire original writing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth below.

BYRON D. TROTT

By:	/s/ Byron D. Trott
Name: Byron D. Trott

Date:	12/11/2022

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth below.

BDT Capital Partners I-A Holdings, LLC

By:	/s/ Byron D. Trott
Name: Byron D. Trott
Title: Chief Executive Officer

Date:	12/11/2022

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth below.

BDT WSP Holdings, LLC

By: Its:	BDT Capital Partners, LLC Managing Member

By:	/s/ Byron D. Trott
Name: Byron D. Trott
Title: Chairman and Executive Officer

Date:	12/11/2022

IN WITNESS WHEREOF, the undersigned has executed this Action by Written Consent on the date set forth below.

BDT Family Holdings, LLC
By:	MAD Private Family Trust Company LLC
Its:	Manager

By:	/s/ Richard D. Chapman
Name: Richard D. Chapman Title: President

Date:	12/11/2022

ANNEX D

HSR Waiver Letter

EXECUTION VERSION

CONFIDENTIAL

January 10, 2023

Weber-Stephen Products LLC

1415 S Roselle Road

Palatine, Illinois 60067

Attention: Bill J. Horton

Email:       bhorton@weberstephen.com

Attention: Erik W. Chalut

Email:       echalut@weber.com

Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Ribeye Parent, LLC, a Delaware limited liability company (“Parent”), Ribeye Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Weber Inc., a Delaware corporation (the “Company”). Unless otherwise defined herein, capitalized terms used in this letter (this “Letter”) shall have the respective meanings set forth in the Merger Agreement.

In accordance with Section 8.03 of the Merger Agreement, each of Parent, Merger Sub and the Company hereby confirms the waiver of:

1.

(a) any inaccuracies in the representations and warranties of the Company or Parent and Merger Sub as they may relate to compliance with the requirements of the HSR Act and references to such requirements in the definition of Governmental Approvals and (b) the conditions set forth in Sections 6.02(a) and 6.03(a) of the Merger Agreement and the rights set forth in Sections 7.01(c)(i) and (d)(i) of the Merger Agreement, in each case, to the extent such conditions are not satisfied or such rights arise, as applicable, due to any inaccuracies in the representations and warranties waived pursuant to clause (a) of this paragraph 1 of this Letter;

2.

(a) the obligation of each party to the Merger Agreement to, pursuant to Section 5.05(a) of the Merger Agreement, prepare and file promptly the notification and related materials required by the HSR Act and (b) the conditions set forth in Sections 6.02(b) and 6.03(b) of the Merger Agreement and the rights set forth in Sections 7.01(c)(i) and (d)(i) of the Merger Agreement, in each case, to the extent such conditions are not satisfied or such rights arise, as applicable, due to the nonperformance or noncompliance with the obligation waived pursuant to clause (a) of this paragraph 2 of this Letter; and

3.	the condition set forth in Section 6.01(d) of the Merger Agreement.

For the avoidance of doubt, except as expressly set forth herein, this Letter shall not by implication or otherwise (i) limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Merger Agreement or (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Merger Agreement, all of which shall continue in full force and effect.

The provisions of Sections 8.02, 8.03, 8.04, 8.05, 8.06, 8.07, 8.09, 8.10, 8.11, 8.12 and 8.14 of the Merger Agreement shall apply mutatis mutandis to this Letter.

[Signature Pages Follow]

D-1

WEBER INC.

by
/s/ Erik Chalut
Name: Erik Chalut
Title: General Counsel

[Signature Page to Letter Agreement]

RIBEYE PARENT, LLC

by
/s/ Mary Ann Todd
Name: Mary Ann Todd
Title: General Counsel & Secretary

RIBEYE MERGER SUB, INC.

by
/s/ Mary Ann Todd
Name: Mary Ann Todd
Title: General Counsel & Secretary

[Signature Page to Letter Agreement]

ANNEX E

Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal Rights

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)	Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)

If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)

Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.

(f)

Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)

At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)

After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)

From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including, without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l)

The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.